As filed with the Securities and Exchange Commission on May 18, 2005
                         (Registration No. 333-________)

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           CYBER DEFENSE SYSTEMS, INC.
                 (Name of small business issuer in its charter)

            Florida                           7372                     55-0876130
(State or other jurisdiction of   (Primary Standard Industrial      (I.R.S. Employer
incorporation or organization)     Classification Code Number)   Identification Number)

                            10901 Roosevelt Boulevard
                          St. Petersburg, Florida 33716
                                 (727) 527-0878
          (Address and telephone number of principal executive offices)

                            10901 Roosevelt Boulevard
                          St. Petersburg, Florida 33716
          (Address of Principal Place of Business or Intended Principal
                               Place of Business)

                               William C. Robinson
          Chief Executive Officer Chief Financial Officer and Chairman
                            10901 Roosevelt Boulevard
                          St. Petersburg, Florida 33716
                               Tel: (727) 527-0878
                               Fax: (727) 527-0873
            (Name, address and telephone number of agent for service)

                         Copy of all communications to:

                               Arthur Marcus, Esq.
                 Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP
                              600 Lexington Avenue
                               New York, NY 10022
                               Ph. (212) 752-9700
                               Fax: (212) 980-5192

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
            Title of Each                                     Proposed             Proposed
               Class of                                        Maximum              Maximum
              Securities                 Amount to Be      Offering Price     Aggregate Offering       Amount of
           to be Registered               Registered        Per Share (1)          Price (1)       Registration Fee
---------------------------------------------------------------------------------------------------------------------

Class A Common stock of the
registrant,  par value $.001 per share     1,358,905            $3.65            $4,960,003.25          $583.79
(2)(3)
---------------------------------------------------------------------------------------------------------------------
Class A Common stock of the
registrant, par value $.0001 per           4,000,000            $4.25           $17,000,000.00        $2,000.90
share (2)(4)
---------------------------------------------------------------------------------------------------------------------
Class A Common stock of the
registrant, par value $.0001 per             505,000            $3.00            $1,515,000.00          $178.32
share (2)(5)
---------------------------------------------------------------------------------------------------------------------
Class A Common stock of the
registrant, par value $.0001 per             918,600            $3.00            $2,755,800.00          $324.36
share (2)(6)
---------------------------------------------------------------------------------------------------------------------
Class A Common stock of the
registrant, par value $.0001 per           1,000,000            $3.00            $3,000,000.00          $353.10
share (2)(7)
---------------------------------------------------------------------------------------------------------------------

Total                                      7,782,505               --           $29,230,803.25        $3,440.47
---------------------------------------------------------------------------------------------------------------------

         (1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the closing price on the OTC Bulletin Board on May 13, 2005.

         (2) In accordance with Rule 457(g), the registration fee for these shares is calculated based upon a price which represents the highest of: (i) the price at which the warrants or options may be exercised; (ii) the offering price of securities of the same class included in this registration statement; or
(iii) the price of securities of the same class, as determined pursuant to Rule 457(c).

         (3) The shares of our Class A Common Stock being registered hereunder are being registered for resale by the selling stockholder named in the prospectus  upon the  conversion of  outstanding  callable  secured  convertible notes. In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions. The number of shares of our Class A Common Stock registered hereunder represents a good faith estimate by us of the number of shares of our Class A Common Stock issuable upon the conversion of the callable secured convertible notes. For purposes of estimating the number of shares of our Class A Common Stock to be included in this registration statement, we calculated a good faith estimate of the number of shares that we believe will be issuable upon conversion of the callable secured convertible notes to account for market fluctuations, anti-dilution and price protection adjustments. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

         (4) Represents shares of our Class A Common Stock issuable upon the exercise of outstanding five-year warrants. The exercise price of the warrants is $4.25. In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price result in our having insufficient shares, we will not rely upon Rule 416, but will file new registration statement to cover the resale of such additional shares should that become necessary.

         (5) Represents shares of our Class A Common Stock issuable upon the conversion of convertible promissory notes. In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions.

         (6) Represents shares of Class A Common Stock granted to certain selling stockholders.

         (7) Includes 1,000,000 shares of Class A Common Stock issued by us for sale in this offering.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                    Subject to Completion, Dated May 18, 2005

                                                                      PROSPECTUS
                                7,782,505 SHARES

                           CYBER DEFENSE SYSTEMS, INC.
                                  COMMON STOCK

         This prospectus relates to the sale of 1,000,000 shares of our Class A common stock, par value $.001 per share ("Class A Common Stock") and the resale of up to 6,782,505 shares of our Class A Common Stock, of which: (i) 1,358,905 shares are issuable upon the conversion of $4,000,000 in aggregate principal amount of callable secured convertible notes and the payment of the principal amount of, and interest on, such notes to AJW Partners, LLC and certain of its affiliates; (ii) 4,000,000 shares underlying warrants issuable to AJW Partners, LLC and certain of its affiliates; (iii) 505,000 shares are issuable upon the conversion of convertible promissory notes; and (iv) 918,600 shares were granted to certain selling stockholders. The selling stockholders may sell their common stock from time to time at prevailing market prices.

         With respect to the issuance of the 1,000,000 shares of our Class A Common Stock, we are registering these shares using a "shelf" registration process as described under "Plan of Distribution" on page 52 of this Prospectus.

         Our Class A Common Stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and is quoted on the over-the-counter market and prices are reported on the OTC Bulletin Board under the symbol "CYDF." On May 13, 2005, the closing price as reported was $3.00.

         The selling stockholders, and any participating broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act of 1933. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock. We agree to pay the expenses of registering the foregoing shares of our Class A Common Stock.

         INVESTMENT IN THE CLASS A COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU MAY LOSE YOUR ENTIRE INVESTMENT. CONSIDER CAREFULLY THE "RISK FACTORS" BEGINNING ON PAGE 8 OF THIS PROSPECTUS BEFORE INVESTING.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      The date of this prospectus is  , 2005

         You should rely only on the information contained in or incorporated by reference in this prospectus. We have not, and the selling stockholders have not, authorized anyone, including any salesperson or broker, to give oral or written information about this offering, Cyber Defense Systems, Inc., or the shares of common stock offered hereby that is different from the information included in this prospectus. If anyone provides you with different information, you should not rely on it. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

         This prospectus is not an offer to sell any securities other than the shares of common stock offered hereby. This prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

                                TABLE OF CONTENTS

Prospectus Summary............................................................1
         Cyber Defense Systems, Inc...........................................1
         The Offering.........................................................3
         Terms of Callable Secured Convertible Notes..........................5
Summary Financial Information.................................................7
Risk Factors..................................................................8
Special Note Regarding Forward-Looking Statements............................18
Use of Proceeds..............................................................18
Market for Our Shares........................................................19
Holders......................................................................19
Dividend Policy..............................................................19
Management's Discussion and Analysis of Financial Condition
  and Results of Operations..................................................20
Business.....................................................................26
Legal Proceedings............................................................35
Management...................................................................36
Executive Compensation.......................................................41
Security Ownership of Certain Beneficial Owners and Management...............43
Certain Relationships and Related Transactions...............................45
Description of Securities....................................................46
Shares Eligible for Resale...................................................47
Selling Stockholders.........................................................49
Plan of Distribution.........................................................52
Legal Matters................................................................54
Experts......................................................................54
Where You Can Find Additional Information....................................54
Index to Financial Statements...............................................F-1


         You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. The information in this prospectus is accurate only as of the date of this prospectus regardless of the time of delivery of this prospectus or of any sale of our securities.

                               PROSPECTUS SUMMARY

         Although it contains all material information, this summary is not complete and may not contain all of the information that you should consider before investing in our Class A Common Stock. You should read the entire prospectus carefully, including the more detailed information regarding our company, the risks of purchasing our common stock discussed under "risk factors," and our financial statements and the accompanying notes. In this prospectus, "we", "us," "Company" and "our", refer to Cyber Defense Systems, Inc., unless the context otherwise requires. Unless otherwise indicated, the term "year," "fiscal year" or "fiscal" refers to our fiscal year ending December 31st. Unless we tell you otherwise, the term "common stock" as used in this prospectus refers to our Class A Common Stock.

Cyber Defense Systems, Inc.

         Cyber Defense Systems, Inc. was incorporated in the State of Florida on August 19, 2004 and is the successor company to E-City Software, Inc. ("E-City"), a Nevada corporation, pursuant to a change of domicile merger which became effective on September 1, 2004. The change of domicile merger was preceded by another merger with On Alert Systems, Inc. ("On Alert") which was also merged into Cyber Defense. On Alert subsequently acquired a control position in our majority-owned subsidiary, Cyber Aerospace Corp. ("Cyber Aero") in March 2004. As a result of the foregoing, we became the successor to E-City and our shares of our common stock began trading on the OTC Bulletin Board under the symbol, "CYDF" on September 7, 2004. On March 31, 2005, our majority owned subsidiary, Cyber Aero, was merged into the Company in order to consolidate operations into one company, with one name, and one group of shareholders.

         The focus of our business is the design and development of a new generation of Unmanned Air Vehicles ("UAV's"). We have assembled and continue to build on our team of military experts and aerospace (and composite) engineers to accomplish our goals. In addition, we acquired the global- government, military and non-exclusive commercial marketing rights from Techsphere Systems International, LLC ("TSI"), for its semi-spherical manned and unmanned, high-atmosphere airships ("Airships"). The aerospace company, Sierra Nevada Corporation, or SNC, has the exclusive integration rights to the TSI Airships. The current prototype SA60 has flown up to an altitude of approximately 20,000 feet and it is anticipated that they will reach up to 65,000 feet, an altitude sufficient for communication and surveillance technologies. We plan to market these Airships to various branches of the United States government initially, then to other friendly governments worldwide, and then eventually to telecommunication companies which will reduce the need for expensive satellite technologies for communications and surveillance activities.

         Our mission is to acquire and/or develop offensive and defensive security technologies that support a full line of interoperable protection disciplines. By acquiring a homogeneous suite of security products through teamed and licensed marketing and distribution agreements, we plan to introduce our new product line to multiple markets. We believe that prospective government and commercial clients of ours seek and all share similar needs: enhanced security, mobile communication platforms and increased surveillance capabilities.

         We are currently engaged in final testing programs for both our CyberScout(TM) and CyberBug(TM) UAV's, and have recently secured an International Trafficking and Arms Regulation, or ITAR agreement, allowing us to export our UAV's to countries approved by the U.S. Department of State. As part of our efforts to make the UAV's available for sale, multiple pending patents protecting the many unique features of the CyberScout(TM), CyberBug(TM) and Mobile Airship Reconnaissance Systems, or M.A.R.S. (TM), have been recently filed with the U.S. Patent and Trademark Office.

         We currently market our existing products to the Department of Defense ("DoD"), Department of Homeland Defense and intelligence agencies, law enforcement, ITAR-approved foreign governments and various commercial enterprises. Our senior management team believes that we have already established viable contacts with the decision makers in these market segments. As this is a substantial market, understanding its future technology needs requires on-going analysis, and we believe our company is poised to address such initiatives. It is our intention to expand into other market segments that require enhanced security, mobile communication platforms and increased surveillance capabilities. Examples of market segments we will explore, include, but are not limited to: industrial plants, chemical plants, nuclear sites, oil rigs, oil pipelines, and ports. Additional uses include law enforcement, border protection, advertising and telecommunications.

         We intend to provide a suite of integrated security products that will be deployed quickly, cost effectively and securely. We believe that the global war on terror has redefined this country's need for security protection both at home and abroad. Since the increased awareness of terrorist attacks, an entire industry has emerged to provide solutions to support homeland defense. Most of the civilized world is also confronted with ongoing threats of terrorism and we intend in the future to expand our operations to service countries all over the world.

         Our  headquarters  are  located  at  10901  Roosevelt  Boulevard,   St.
Petersburg, Florida 33716, and our telephone number at that address is (727) 577-0878.

The Offering

Class A Common stock offered         Up to an aggregate of 7,782,505 shares

Class A Common stock outstanding     35,806,252(1)(2)

Use of proceeds                      We will not receive any proceeds  from the
                                     sale of the  6,782,505  shares  of  common
                                     stock  subject  to resale  by the  selling
                                     stockholders under this prospectus, except
                                     upon exercise of the common stock purchase
                                     warrants  issued to AJW  Partners,  LLC or
                                     its  affiliates  and  the  sale  by  us of
                                     1,000,000  shares of our common stock.  In
                                     addition,   AJW   Partners,   LLC  or  its
                                     affiliates  will be  entitled  to exercise
                                     such  warrants on a cashless  basis if the
                                     shares  of  common  stock  underlying  the
                                     warrants are not then registered  pursuant
                                     to an effective registration statement. In
                                     such  event,   we  will  not  receive  any
                                     proceeds   from   the   exercise   of  the
                                     warrants. The proceeds from our exercise of the warrants, if any, and our issuance of 1,000,000 shares of Class A Common
                                     Stock, will be used for working capital and general corporate purposes. See "Use of Proceeds."

Risk factors                         An investment in our common stock involves
                                     a high degree of risk and could result in a loss of your entire investment.


OTC Bulletin Board
ticker symbol                        CYDF

--------------------------------------------------------------------------------

      (1) Includes: (i) outstanding callable secured convertible notes in the aggregate principal amount of $4,000,000 and warrants issued by us to AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC, all of which are convertible into or exercisable for an aggregate of 5,358,905 shares of our Class A Common Stock (includes a good faith estimate of the shares underlying the callable secured convertible notes to account for market fluctuations, anti-dilution and price protection adjustments); (ii) 505,000 shares of our common stock issuable upon the conversion of convertible promissory notes; (iii) 918,600 shares of our common stock which were granted to certain selling stockholders; and (iv) 1,000,000 shares of our common stock issued by us in this offering.

      (2) Includes 28,023,747 of our issued and outstanding shares of our Class A Common Stock.

         To obtain funding for the purpose of payment of general corporate and operating purposes, we entered into a Securities Purchase Agreement with New Millennium Capital Partners II, LLC, AJW Partners, LLC, AJW Offshore, Ltd. and AJW Qualified Partners, LLC on April 1, 2005 for the sale of: (i) $4,000,000 in callable secured convertible notes and (ii) stock purchase warrants to buy an aggregate of 4,000,000 shares of our Class A Common Stock. This prospectus relates to the resale of the Class A Common Stock underlying these callable secured convertible notes and warrants.

Unless otherwise indicated, all information contained in this prospectus is as of the date hereof.

                   TERMS OF CALLABLE SECURED CONVERTIBLE NOTES

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on April 1, 2005 for the sale of (i) $4,000,000 in callable secured convertible notes and (ii) warrants to buy 4,000,000 shares of our Class A Common Stock. This prospectus relates to the resale of our Class A Common Stock underlying these callable secured convertible notes and warrants. The investors are obligated to provide us with an aggregate of $4,000,000 as follows:

            o     $1,500,000 was disbursed on April 4, 2005;

            o $1,200,000 will be disbursed within five days of the filing of this registration statement; and

            o     $1,300,000  will  be  disbursed   within  five  days  of  this
                  prospectus being declared effective.

         Accordingly, we have received a total of $1,500,000 pursuant to the Securities Purchase Agreement. The funds from the sale of the callable secured convertible notes will be used for business development purposes, business acquisitions, and working capital needs. The callable secured convertible notes bear interest at 8% (unless our common stock is greater than $4.25 per share for each trading day of a month, in which event no interest is payable during such month), mature within three years from the date of issuance, and are convertible into our Class A Common Stock, at the investors' option, at $3.65 per share. The callable secured convertible notes become immediately due and payable and we will pay an amount equal to the greater of (i) 130% times the sum of (w) the then outstanding principal amount of such note plus (x) accrued and unpaid interest on the unpaid principal amount of such note to the date of payment ("Mandatory Prepayment Date") plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and/or (x) plus (z) any amounts owed to the holder (the "Default Sum"); or (ii) the "parity value" of the Default Sum to be repaid. "Parity Value" means (a) the highest number of shares of our common stock issuable upon the conversion of or otherwise pursuant to such Default Sum, treating the Trading Day immediately preceding the Mandatory Prepayment Date as the "Conversion Date" for purposes of determining the lowest applicable conversion price multiplied by (b) the highest Closing Price for the Class A Common Stock during the period beginning on the date of first occurrence of the Event of Default and ending one day prior to the Mandatory Prepayment Date (the "Defaulting Amount") and all other amounts payable will be immediately due and payable. The holder of the notes may require us to issue, in lieu of the Default Amount, the number of shares of our Class A Common Stock equal to the Default Amount divided by the conversion price then in effect.

         The warrants are exercisable until five years from the date of issuance. The conversion price of the callable secured convertible notes and the exercise price of the warrants will be adjusted in the event that we issue common stock at a price below the fixed conversion price, below market price, with the exception of any securities issued in connection with the Securities Purchase Agreement. The conversion price of the callable secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances, such as, if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position. The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property.

         The warrants have an exercise price of $4.25 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the callable secured convertible notes issued pursuant to the Securities Purchase Agreement, dated April 1, 2005.

         Upon the issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price means: (i) the average of the last reported sale prices for our shares of our Class A Common Stock for the five trading days immediately preceding such issuance as set forth on our principal trading market; (ii) if the OTCBB is not the principal trading market, the average of the last reported sale prices on the principal trading market for the Class A Common Stock during the same period or (iii) if the market value cannot be calculated then the fair market value as reasonably determined in good faith by our board of directors, or at the option of a majority-in-interest of the holders of the outstanding warrants, by an independent investment bank. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

         A complete copy of the Securities Purchase Agreement and related documents are filed with the SEC as exhibits to our Current Report on Form 8-K relating to this prospectus or incorporated by reference therein.

                          SUMMARY FINANCIAL INFORMATION

         The following tables set forth the summary financial information for our company. You should read this information together with the financial statements and the notes thereto appearing elsewhere in this prospectus and the information under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

               CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS DATA

----------------------------------------------------------------------------------------------------------------------
                                                                         For the                For the Period of
                              For the Three          For the Three      Year Ended               March 17, 2003
                               Months Ended           Months Ended       December                (Inception) to
                              March 31, 2005         March 31, 2004      31, 2004               December 31, 2003
                               (Unaudited)             (Unaudited)       (Audited)                   (Audited)
----------------------------------------------------------------------------------------------------------------------
Net revenues                            $0                    $0        $ 3,026,287                $       --
----------------------------------------------------------------------------------------------------------------------
Operating expenses                 561,628               113,739          3,290,153                   (372,609)
----------------------------------------------------------------------------------------------------------------------
Loss from operations              (561,628)             (113,739)          (263,866)                  (104,096)
----------------------------------------------------------------------------------------------------------------------
Interest expense                  (552,450)
----------------------------------------------------------------------------------------------------------------------
Impairment of Goodwill          (4,577,069)
----------------------------------------------------------------------------------------------------------------------
Other income
(expense), net                  (5,129,519)              (13,895)          (130,206)                        --
----------------------------------------------------------------------------------------------------------------------
Minority Interest                        0                     0            (26,581)                        --
----------------------------------------------------------------------------------------------------------------------
Net loss                        (5,691,147)             (127,634)          (420,653)                  (476,705)
----------------------------------------------------------------------------------------------------------------------
Net loss per share -
basic and diluted                   ($0.22)               ($0.01)            ($0.02)                    ($0.03)
----------------------------------------------------------------------------------------------------------------------
Weighted average
Class A common
shares outstanding              25,921,562                18,750         21,725,176                 18,750,000
----------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
 Condensed Consolidated Balance Sheet Data
--------------------------------------------------------------------------------------------------------------------
                                                                          As of
                          As of March 31,            As of March       December 31,                  As of
                                2005                   31, 2004           2004                December 31, 2003
                            (Unaudited)              (Unaudited)        (Audited)                 (Audited)
----------------------------------------------------------------------------------------------------------------------
Cash and cash                    $1,424                     $842            $206,270                   $319
equivalents
----------------------------------------------------------------------------------------------------------------------
Total assets                  2,979,135                2,827,458           2,811,261                 54,003
----------------------------------------------------------------------------------------------------------------------
Working capital
deficiency                   (2,199,789)              (1,125,331)         (2,247,844)              (518,179)
----------------------------------------------------------------------------------------------------------------------
Current
liabilities                   3,355,097                3,419,173           3,201,269                518,498
----------------------------------------------------------------------------------------------------------------------
Total Liabilities            $3,355,097               $3,419,173          $3,201,269               $518,498
----------------------------------------------------------------------------------------------------------------------
Stockholders'
deficit                       ($375,962)                $591,715           ($416,589)             ($464,495)
----------------------------------------------------------------------------------------------------------------------

                                  RISK FACTORS

         You should carefully consider the risks described below before buying shares of our Class A Common Stock in this offering. The risks and uncertainties described below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may impair our business operations. If any of the adverse events described in this risk factors section actually occur, our business, results of operations and financial condition could be materially adversely affected, the trading price of our common stock could decline and you might lose all or part of your investment. We have had operating losses to date and cannot assure that we will be profitable in the foreseeable future. We make various statements in this section which constitute "forward-looking" statements under Section 27A of the Securities Act.

RISKS RELATED TO OUR BUSINESS

         WE INCURRED HISTORICAL LOSSES AND HAVE A WORKING CAPITAL DEFICIT. AS A RESULT, WE MAY NOT BE ABLE TO GENERATE PROFITS, SUPPORT OUR OPERATIONS, OR ESTABLISH A RETURN ON INVESTED CAPITAL.

         We incurred losses in fiscal 2004 of $420,653. We also incurred losses in the first three months of fiscal 2005 of $5,691,147. As of December 31, 2004, we had a working capital deficit of $2,247,844. As of March 31, 2005, we had a working capital deficit of $2,199,789. In addition, we expect to increase our infrastructure and operating expenses to fund our anticipated growth. As a result, we may not be able to generate profits in 2005 or thereafter and may not be able to support our operations, or otherwise establish a return on invested capital. We cannot assure you that any of our business strategies will be successful or that significant revenues or profitability will ever be achieved or, if they are achieved, that they can be consistently sustained or increased on a quarterly or annual basis.

         OUR LEVEL OF INDEBTEDNESS MAY AFFECT OUR BUSINESS.

         Our level of indebtedness could have important consequences for our operations, including:

         o We may need to use a large portion of our cash flow to repay principal and pay interest on our debt, which will reduce the amount of funds available to finance our operations and other business activities;

         o Our debt level may make us vulnerable to economic downturns and adverse developments in our businesses and markets; and

         o Our debt level may limit our ability to pursue other business opportunities, borrow money for operations or capital expenditures in the future or implement our business strategy.

         We expect to obtain the funds to pay our expenses and to pay principal and interest on our debt by utilizing cash flow from operations. Our ability to meet these payment obligations will depend on our future financial performance, which will be affected by financial, business, economic and other factors. We will not be able to control many of these factors, such as economic conditions in the markets in which we operate. We cannot be certain that our future cash flow from operations will be sufficient to allow us to pay principal and interest on our debt and meet our other obligations. If cash flow from operations is insufficient, we may be required to refinance all or part of our existing debt, sell assets, and borrow more money or issue additional equity.

         WE HAVE A LIMITED AMOUNT OF CASH AND ARE LIKELY TO REQUIRE ADDITIONAL CAPITAL TO CONTINUE OUR OPERATIONS.

         We have a limited amount of available cash and will likely require additional capital to successfully implement our business plan. Although we raised gross proceeds of up to $4.0 million in April 2005 through the sale of three-year callable secured convertible notes and five year common stock purchase warrants to AJW Partners, LLC and certain of its affiliates, only $1.5 million of the proceeds of the note have been released and the balance will be released upon the filing and effectiveness of this Registration Statement. In addition, we issued 1,000,000 shares of our common stock for sale; provided, however, that we agreed such shares will not be sold by us until six months from the effective date of this registration statement or upon the majority consent of the holders of the callable secured convertible notes, whichever is earlier. There can be no assurance that we will be able to obtain additional funding when needed, or that such funding, if available, will be obtainable on terms acceptable to us. In the event that our operations do not generate sufficient cash flow, or we cannot obtain additional funds if and when needed, we may be forced to curtail or cease our activities, which would likely result in the loss to investors of all or a substantial portion of their investment.

         WE MAY FAIL TO CONTINUE AS A GOING CONCERN, IN WHICH EVENT YOU MAY LOSE YOUR ENTIRE INVESTMENT IN OUR SHARES.

         Our audited financial statements have been prepared on the assumption that we will continue as a going concern. Our independent auditor has indicated that in its report on our 2004 financial statements that our recurring losses from operations and our difficulties in generating sufficient cash flow to meet our obligations and sustain our operations raise substantial doubt about our ability to continue as a going concern. If we fail to continue in business, you will lose your investment in the shares you acquire in this offering.

         WE RELY HEAVILY ON SALES FROM THE U.S. GOVERNMENT.

         We expect that U.S. Government sales to agencies, such as Homeland Security, the Department of Defense and various U.S. intelligence services, will be the primary source of our revenue for the foreseeable future. Our ability to compete successfully for and retain business is highly dependent on technical excellence, management proficiency, strategic alliances, cost-effective performance and the ability to recruit and retain key personnel. U.S. Government programs are subject to uncertain future funding levels, which can result in the extension or termination of programs. Our business is also highly sensitive to changes in national and international priorities and U.S. Government budgets. Events like Operation Iraqi Freedom, the continued war on terrorism and nuclear proliferation in North Korea may positively or adversely affect funding for our programs or result in changes in U.S. Government programs or spending priorities. If the U.S. Government or other friendly countries with which we do business no longer consider the threat of terrorism a priority, no assurance can be given that our contracts with such governments will continue to be renewed. Accordingly, the loss of such contracts will have a material adverse affect on our business.

         OUR U.S. GOVERNMENT CONTRACTS MAY BE TERMINATED AT ANY TIME AND MAY CONTAIN OTHER UNFAVORABLE PROVISIONS.

         The U.S. Government typically can terminate or modify any of its contracts with us either for its convenience or if we default by failing to perform under the terms of the applicable contract. A termination arising out of our default could expose us to liability and have a material adverse effect on our ability to re-compete for future contracts and orders.

         In addition, our U.S. Government contracts typically span one or more base years and multiple option years. U.S. Government agencies generally have the right to not exercise these option periods and may not exercise an option period if the agency is not satisfied with our performance of the contract. If any of our contracts are terminated by the U.S. Government, our backlog would be reduced by the expected value of the remaining terms of such contracts and our financial condition and operating results could be materially adversely affected. In addition, on those contracts for which we are teamed with others and are not the prime contractor, the U.S. Government could terminate a prime contract under which we are a subcontractor, irrespective of the quality of our services as a subcontractor.

         In addition to unfavorable termination provisions, our U.S. Government contracts contain provisions that allow the U.S. Government to unilaterally suspend us from receiving new contracts pending resolution of alleged violations of procurement laws or regulations, reduce the value of existing contracts, issue modifications to a contract and control and potentially prohibit the export of our products, services and associated materials.

         AS A U.S. GOVERNMENT CONTRACTOR, WE ARE SUBJECT TO A NUMBER OF PROCUREMENT RULES AND REGULATIONS.

         We must comply with and are affected by laws and regulations relating to the formation, administration and performance of U.S. Government contracts. These laws and regulations, among other things:

            o require certification and disclosure of all cost and pricing data in connection with contract negotiations;

            o impose accounting rules that define allowable and unallowable costs and otherwise govern our right to reimbursement under certain cost-based U.S. Government contracts; and

            o restrict the use and dissemination of information classified for national security purposes and the exportation of certain products and technical data.

         OUR ANTICIPATED CONTRACTS OUTSIDE THE UNITED STATES MAY BE SUBJECT TO ADDITIONAL RISKS OF DOING BUSINESS ABROAD.

         We anticipate deriving revenues from international sales and may be subject to certain risks of doing business in foreign countries, including:

            o changes in regulatory requirements that may adversely affect our ability to sell certain products or repatriate profits to the United States;

            o     domestic   and   foreign   government   policies,    including
                  requirements to expend a portion of program funds locally and comply with governmental industrial cooperation requirements;

            o     cancellation or renegotiation of contracts;

            o the complexity and necessity of using foreign representatives and consultants;

            o     the uncertainty of adequate and available transportation;

            o the imposition of tariffs or embargoes, export controls and other trade restrictions;

            o disadvantages of competing against companies from countries that are not subject to U.S. laws and regulations, including the Foreign Corrupt Practices Act;

            o changes in foreign laws or regulations and the difficulty of complying with a variety of foreign laws as well as U.S. laws affecting the activities of U.S. companies abroad;

            o the difficulty of managing and operating an enterprise spread over various countries

            o foreign policy may affect our contracts with other governments worldwide;

            o the War on Terror may not be as high of a priority for this country in the future and thus we risk that the industry may be effected by this. The country's need for security protection both at home and abroad may be lessened; and

            o     the restriction or revocation of, our ITAR Agreement.

While the impact of the aforementioned risks are difficult to predict, any one or more of these risks could adversely affect our future operations.

         OUR BUSINESS COULD BE ADVERSELY AFFECTED BY A NEGATIVE AUDIT BY THE U.S. GOVERNMENT.

         U.S. Government agencies, such as the Defense Contract Audit Agency, or the DCAA, routinely audit and investigate government contractors. These agencies review a contractor's performance under its contracts, cost structure and compliance with applicable laws, regulations and standards. The DCAA also reviews the adequacy of, and a contractor's compliance with, its internal control systems and policies, including the contractor's purchasing, property, estimating, compensation and management information systems. Any costs found to be improperly allocated to a specific contract will not be reimbursed, while such costs already reimbursed must be refunded. If an audit uncovers improper or illegal activities, we may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, suspension of payments, fines and suspension or prohibition from doing business with the U.S. Government. In addition, we could suffer serious harm to our reputation if allegations of impropriety were made against us.

         WE MAY BE UNABLE TO SELL OUR AIRSHIPS AND UAV'S OUTSIDE THE UNITED STATES IF THE U.S. DEPARTMENT OF STATE REVOKES OUR ITAR AGREEMENT OR WE ARE UNABLE TO OBTAIN THE NECESSARY LICENSES TO CONDUCT OPERATIONS ABROAD.

         We are currently engaged in final testing programs for both the TSI Airships, CyberScout(TM) and CyberBug(TM) UAV's and we plan future testing of the M.A.R.S. (TM) system or comparable systems currently being developed by the current the working airship group, such as, us, TSI and SNC. We recently secured an International Trafficking and Arms Regulation, or ITAR Agreement, from the U.S. Department of State. The ITAR Agreement will allow us to export our UAV's to countries approved by the U.S. Government. We anticipate that a significant amount of our future revenues will be derived from overseas sales. If the ITAR Agreement is restricted in any way or revoked by the U.S. Government, we will be unable to expand our operations overseas and our business may be materially affected by such restrictions.

         Furthermore, licenses for the export of many of our products are required from government agencies in accordance with various statutory authorities, including the Export Administration Act of 1979, the International Emergency Economic Powers Act, the Trading with the Enemy Act of 1917 and the Arms Export Control Act of 1976. We can give no assurance that we will be successful in obtaining these necessary licenses in order to conduct business abroad. In the case of certain sales of defense equipment and services to foreign governments, the U.S. Department of State must notify Congress at least 15 to 30 days, depending on the size and location of the sale, prior to authorizing these sales. During that time, Congress may take action to block the proposed sale.

         WE DEPEND ON OUR INTELLECTUAL PROPERTY, AND IF WE ARE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY, WE MAY BE UNABLE TO COMPETE AND OUR BUSINESS MAY FAIL.

         We recently filed for patent protection with the U.S. Patent and Trademark Office regarding the CyberBug(TM), CyberScout(TM) UAV's and M.A.R.S.(TM) system. Our products rely on our proprietary technology, and we expect that future technological advancements made by us will be critical to sustain market acceptance of our products. Therefore, we believe that the protection of our intellectual property rights is, and will continue to be, important to the success of our business. Consequently, our ability to compete effectively will depend, in part, on our ability to protect our proprietary technology, system designs and manufacturing processes. Unauthorized parties may attempt to copy or otherwise obtain and use our products or technology. In particular, one of our competitors is attempting to develop a UAV which we believe replicates/copies the CyberBug(TM) and we served this company with notice requesting such company cease and desist from what we believe are activities that infringe upon our unique products. Monitoring unauthorized use of our intellectual property is difficult, and we cannot be certain that the steps we may take will prevent unauthorized use of our technology. In addition, the measures we undertake may not be sufficient to adequately protect our proprietary technology and may not preclude competitors from independently developing products with functionality or features similar to those of our product.

         If  the  protection  of  our  trademarks  and  proprietary   rights  is
inadequate, our brand and reputation could be impaired and we could lose customers. The steps we take to protect our proprietary rights may be inadequate. We regard our copyrights, service marks, trademarks, trade dress, trade secrets and similar intellectual property as critical to our success. We rely on trademark and copyright law, trade secret protection and confidentiality or license agreements with our employees, customers, partners and others to protect our proprietary rights. The relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. Therefore, we may be unable to prevent third parties from acquiring domain names that are similar to, infringe upon or otherwise decrease the value of our trademarks and other proprietary rights.

         WE RELY  HEAVILY  ON OUR  MANAGEMENT,  THE LOSS OF WHICH  COULD  HAVE A
MATERIAL ADVERSE EFFECT ON OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION.

         Our future success is dependent on having capable seasoned executives with the necessary business knowledge and relationships to execute our business plan. Accordingly, the services of our management and our board of directors are deemed essential to maintaining the continuity of our operations. If we were to lose their services, our business could be materially adversely affected. Our performance will also depend on our ability to find, hire, train, motivate and retain other executive officers and key employees.

         We must continually implement and improve our services, operations, operating procedures and quality controls on a timely basis, as well as expand, train, motivate and manage our work force in order to accommodate anticipated growth and compete effectively in our market segment. Successful implementation of our strategy also requires that we establish and manage a competent, dedicated work force and employ additional key employees. There can be no assurance that our personnel, systems, procedures and controls will be adequate to support our existing and future operations. Any failure to implement and improve such operations could have a material, adverse effect on our business, operating results and financial condition.

         WE FACE INTENSE COMPETITION.

         We face competition from entities with far more substantial financial and human resources, together with far more access to procurement personnel in the military and the security industries. Our industry is highly competitive and characterized by rapid technological change. A number of UAV's presently exist, both domestically and internationally. A buildup of domestic UAVs (promoted by the Department of Defense) occurred in the late 1980s and well into the 1990s. Depending on the mission requirements, UAVs may be classified in three categories: Close Range, Short Range and Endurance vehicles. Close Range is defined as within approximately 50 kilometers. Short Range is defined as within approximately 200 kilometers and Endurance is defined as anything beyond 200 kilometers. Within these three categories of vehicles, approximately 22 companies within the United States are or have been involved in UAV development. Our principal competitors include, but are not limited to: AAI Corporation, Lockheed Martin and Raytheon. We do not anticipate that these companies will attempt to replicate the relatively inexpensive CyberBug(TM) or CyberScout(TM) because large multinational companies require a substantial return on investment prior to commencing any development efforts. Such companies will likely not be able to generate the types of returns necessary to even consider entering the market. No assurance can be given, however, that these larger more resourceful competitors will not attempt to replicate our CyberBug(TM) or CyberScout(TM) UAVs. If we do not continue to improve existing product lines, develop new products and technologies, our business could be materially adversely affected.

         We also face intense competition in the Airship industry. Recently, manufacturers, such as Lockheed Martin, and certain research facilities, such as Johns Hopkins University, the University of Arizona and Georgia Tech Research Institute, have undertaken (through research grants from the U.S. Government and/or private funds) to develop mid to high altitude Airships. Without such grants or private financing, Airship manufacturers would be unable to commence or complete research and development of high altitude Airships. Lockheed Martin recently received funding from the U.S. Government in the amount of $50 million via the HAA ACTD project. In addition, a start-up company, Sanswire Networks LLC, a subsidiary of GlobalTel Communications Corp., has unveiled a prototype Airship which it claims can fly to the near space above 65,000 foot altitude level. If our competition secures funding from the U.S. Government or other financing sources and completes prototypes of high altitude Airships before us, it could have a material, adverse effect on our business.

         WE ARE SUBJECT TO ENVIRONMENTAL, HEALTH AND SAFETY REGULATIONS WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

         Our business is subject to a wide range of general and industry specific environmental, health and safety and federal, state and local laws and regulations, including those relating to air emissions, wastewater discharges, solid and hazardous waste management and disposal and site remediation. Compliance with these laws and regulations is a significant factor in our business. We, as well as some of our competitors, may incur significant capital and operating expenditures to achieve and maintain compliance with applicable environmental laws and regulations. Our failure to comply with applicable environmental laws and regulations or permit requirements could result in substantial civil or criminal fines or penalties or enforcement actions, including regulatory or judicial orders enjoining or curtailing operations or requiring remedial or corrective measures, installation of pollution control equipment or other actions. We may be responsible under environmental laws and regulations for the investigation, remediation and monitoring, as well as associated costs, expenses and third party damages, including tort liability relating to past or present releases of hazardous substances on or from any properties in which we operate. Liability under these laws may be imposed without regard to whether we knew of, or were responsible for, the presence of those substances on our property and may not be limited to the value of the property. We may also be responsible under environmental laws and regulations for the investigation, remediation and monitoring, as well as associated costs, expenses and third party damages, including tort liability, related to facilities or sites to which we have sent hazardous waste materials. In addition, situations may give rise to material environmental liabilities that have not yet been discovered. New environmental laws (or regulations or changes in existing laws) may be enacted that require significant expenditures by us. If the resulting expenses significantly exceed our expectations, our business, financial condition and operating results might be materially affected.

RISKS RELATED TO HOLDING OUR SECURITIES

         THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR CALLABLE SECURED CONVERTIBLE NOTES, AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

         As of April 1, 2005, we had callable secured convertible notes outstanding or an obligation to issue callable secured convertible notes that may be converted into an estimated 1,358,905 shares of our Class A Common Stock at current market prices, and outstanding warrants or an obligation to issue warrants to purchase 4,000,000 shares of our Class A Common Stock. In addition, the number of shares of our Class A Common Stock issuable upon conversion of the outstanding callable secured convertible notes may increase if there is an event of default. All of the shares, including all warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our Class A Common Stock.

         IF THERE IS AN EVENT OF DEFAULT, THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CALLABLE SECURED CONVERTIBLE NOTES BECOME APPLICABLE, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR CLASS A COMMON STOCK.

         Upon an event of default, the callable secured convertible notes become immediately due and payable and we will pay an amount equal to the greater of
(i) 130% times the sum of (w) the then outstanding principal amount of such note plus (x) accrued and unpaid interest on the unpaid principal amount of such note to the Mandatory Prepayment Date plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and/or (x) plus (z) the Default Sum; or (ii) the Parity Value of the Default Sum to be repaid. The significant downward pressure on the price of our Class A Common Stock as the selling stockholder converts and sells material amounts could have an adverse effect on our stock price. In addition, not only the sale of shares issued upon conversion or exercise of notes, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of our Class A Common Stock.

         THE ISSUANCE OF SHARES UPON CONVERSION OF THE CALLABLE SECURED CONVERTIBLE NOTES AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

         The issuance of shares upon conversion of the callable secured convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their callable secured convertible notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then subsequently converting the remainder of their holdings. In this way, the selling stockholders may sell more than 4.99% while never holding more than the foregoing limit at any one time. There is no upper limit on the number of shares that may be issued which may in effect further dilute the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

         IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING CALLABLE SECURED CONVERTIBLE NOTES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE CALLABLE SECURED CONVERTIBLE NOTES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

         On April 1, 2005, we entered into a Security Purchase Agreement involving the sale of an aggregate of $4,000,000 principal amount of callable secured convertible notes and stock purchase warrants to buy 4,000,000 shares of our Class A Common Stock. The callable secured convertible notes are due and payable, with 8% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. Although we currently have $1,500,000 callable secured convertible notes outstanding, the investor is obligated to purchase additional callable secured convertible notes in the aggregate amount of $2,500,000. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against us in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against us and the delisting of our common stock could require the early repayment of the callable secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured within the specified grace period. We anticipate that the full amount of the callable secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the callable secured convertible notes. If we are required to repay the callable secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

         OUR COMMON STOCK COULD BE CONSIDERED A "PENNY STOCK."

         Our common stock could be considered to be a "penny stock" if it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under
Section 15(g) of the Securities Exchange Act of 1934, as amended. These include but are not limited to, the following: (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a "recognized" national exchange;
(iii) it is not quoted on The Nasdaq Stock Market, or even if quoted, has a price less than $5.00 per share; or (iv) is issued by a company with net tangible assets less than $2.0 million, if in business more than a continuous three years, or with average revenues of less than $6.0 million for the past three years. The principal result or effect of being designated a "penny stock" is that securities broker-dealers cannot recommend the stock but must trade it on an unsolicited basis.

          BROKER-DEALER REQUIREMENTS MAY AFFECT TRADING AND LIQUIDITY.

         Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stocks." Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in
(ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

         WE HAVE THE RIGHT TO ISSUE UP TO 100,000,000 SHARES OF "BLANK CHECK" PREFERRED STOCK, WHICH MAY ADVERSELY AFFECT THE VOTING POWER OF THE HOLDERS OR OTHER OF OUR SECURITIES AND MAY DETER HOSTILE TAKEOVERS OR DELAY CHANGES IN MANAGEMENT CONTROL.

         We may issue up to 100,000,000 shares of our preferred stock from time to time in one or more series, and with such rights, preferences and designations as our board of directors may determinate from time to time. To date, we have not issued any shares of preferred stock. Our board of directors, without further approval of our common stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series of our preferred stock. Issuances of additional shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of other of our securities and may, under certain circumstances, have the effect of deterring hostile takeovers or delaying changes in management control.

         OUR COMMON STOCK MAY BE VOLATILE, WHICH SUBSTANTIALLY INCREASES THE RISK THAT YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT OR ABOVE THE PRICE THAT YOU MAY PAY FOR THE SHARES.

         Because of the limited trading market expected to develop for our common stock, and because of the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so. The inability to sell your shares in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our common stock may suffer greater declines because of its price volatility.

         The price of our common stock that will prevail in the market after this offering may be higher or lower than the price you may pay. Certain factors, some of which are beyond our control, that may cause our share price to fluctuate significantly include, but are not limited to, the following:

            o     variations in our quarterly operating results;

            o loss of a key relationship or failure to complete significant transactions;

            o     additions or departures of key personnel; and

            o     fluctuations in stock market price and volume.

Additionally, in recent years the stock market in general, and the over-the-counter markets in particular, have experienced extreme price and volume fluctuations. In some cases, these fluctuations are unrelated or disproportionate to the operating performance of the underlying company. These market and industry factors may materially and adversely affect our stock price, regardless of our operating performance.

         In the past, class action litigation often has been brought against companies following periods of volatility in the market price of those companies' common stock. If we become involved in this type of litigation in the future, it could result in substantial costs and diversion of management attention and resources, which could have a further negative effect on your investment in our stock.

         MANY OF OUR SHARES OF COMMON STOCK WILL IN THE FUTURE BE AVAILABLE FOR RESALE. ANY SALES OF OUR COMMON STOCK, IF IN SIGNIFICANT AMOUNTS, ARE LIKELY TO DEPRESS THE MARKET PRICE OF OUR SHARES.

         Assuming all of the 7,782,505 shares of common stock we are offering under this prospectus are sold in our offering, and all of the shares of common stock issued and issuable to the selling stockholders are sold, we would have 7,782,505 shares that are freely tradable without the requirement of registration under the Securities Act of 1933. 27,785,031 shares of our common stock are "restricted securities" as defined under Rule 144 of the Securities Act of 1933 and 238,716 remaining shares are a part of the public float for a total of 28,023,747 shares. Of these shares, 26,800,000 are owned by our officers, directors or other "affiliates." These individuals may only sell their shares, absent registration, in accordance with the provisions of Rule 144.

         Restricted securities may only be publicly sold pursuant to registration under the Securities Act of 1933, or pursuant to Rule 144 or some other exemption that may be available from the registration requirements of the Securities Act of 1933. Rule 144 entitles each person holding restricted securities for a period of one year, and affiliates who own non-restricted shares of our common stock, to sell every three months in ordinary brokerage transactions an amount of shares which does not exceed the greater of 1% of the shares of our common stock outstanding or, assuming the shares of common stock are then traded on Nasdaq, the average weekly trading volume during the four calendar weeks prior to said sale. Any substantial sales pursuant to Rule 144, including the potential sale of our affiliates' shares of our common stock, may have an adverse effect on the market price of shares of our common stock, and may hinder our ability to arrange subsequent equity or debt financing or affect the terms and time of such financing.

         WE HAVE NOT PAID, AND DO NOT INTEND TO PAY, CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

         We have not paid any cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Dividend payments in the future may also be limited by other loan agreements or covenants contained in other securities which we may issue. Any future determination to pay cash dividends will be at the discretion of our board of directors and depend on our financial condition, results of operations, capital and legal requirements and such other factors as our board of directors deems relevant.

                Special Note Regarding Forward-Looking Statements

         This prospectus contains "forward-looking statements" and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. When used in this prospectus, the words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "project", "should" and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements relating to our performance in "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operation". These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Actual and future results and trends could differ materially from those set forth in such statements due to various factors. Such factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; the commercially viability of our products and offerings; availability, terms, and deployment of capital; and availability of qualified personnel. These forward-looking statements speak only as of the date of this prospectus. Subject at all times to relevant federal and state securities law disclosure requirements, we expressly disclaim any obligation or undertaking to disseminate any update or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders, except we will receive the sale price of any common stock we sell to AJW Partners, LLC, and its affiliates upon the exercise of warrants held by them and the issuance by us of 1,000,000 shares of our common stock. In addition, AJW Partners, LLC and its affiliates will be entitled to exercise such warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In such event, we will not receive any proceeds from the exercise of the warrants. In addition, we have received gross proceeds of $1,500,000 from the sale of the callable secured convertible notes and the investors are obligated to provide us with an additional $1,300,000 within five days of the filing of this registration statement and $1,200,000 within five days of this prospectus being declared effective. The proceeds received from the sale of the callable secured convertible notes and the sale of 1,000,000 shares of our common stock will be used for payment of general corporate and operating purposes, including product development and enhancements, sales and marketing efforts and payment of consulting and legal fees.

                              MARKET FOR OUR SHARES

         Our common stock is quoted on the OTC Bulletin Board under the symbol, "CYDF".

         The following table contains information about the range of high and low bid prices for our common stock for each full quarterly period in our last two fiscal years and for this past quarterly period (through March 31), based upon reports of transactions on the OTC Bulletin Board.

                                                           Low Bid     High Bid
         Fiscal Quarter End
         ------------------
         March 31, 2003                                    $0          $0.01
         June 30, 2003                                     $0.01       $0.04
         September 30, 2003                                $0.01       $0.20
         December 31, 2003                                 $0.06       $0.15
         March 31, 2004                                    $0.04       $0.10
         June 30, 2004                                     $0.02       $0.06
         September 30, 2004*                               $0.01       $1.81
         December 31, 2004                                 $1.50       $2.50
         March 31, 2005                                    $1.50       $4.00

---------------------
* Reverse stock split 1:30 effected on September 1, 2004

         The source of these high and low prices was the OTC Bulletin Board. These quotations reflect inter-dealer prices, without retail mark-up, markdown or commissions and may not represent actual transactions. The high and low prices listed have been rounded up to the next highest two decimal places.

         The market price of our common stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market for the products we distribute, and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance. On May 13, 2005, the closing bid price of our common stock as reported by the OTC Bulletin Board was $3.00 per share.

HOLDERS

         As of May 11, 2005, there were approximately 75 shareholders of record of our common stock.

DIVIDEND POLICY

         Holders of Class A Preferred stock are entitled to receive dividends as may be declared by our Board of Directors and, in the event of liquidation, to share pro rata in any distribution of assets after payment of liabilities. The Board of Directors has sole discretion to determine: (i) whether to declare a dividend; (ii) the dividend rate, if any, on the shares of any class or series, and whether dividends will be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that class or series.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

                           Forward-Looking Statements

         The following discussion should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this Prospectus. In addition, at December 31, 2004, our auditors, Hansen, Barnett & Maxwell, our Independent Registered Public Accounting Firm, raised substantial doubt about our ability to continue as a going concern. Notwithstanding the foregoing, subject to realization of the proceeds from the callable secured convertible notes and the financing available from Commerce Funding Corporation (described below), if we generate eligible receivables to finance, we believe that we will be in a position to fund the anticipated level of operations for at least one year.

         This filing contains forward-looking statements. The words "anticipated," "believe," "expect," "plan," "intend," "seek," "estimate," "project," "will," "could," "may," and similar expressions are intended to identify forward-looking statements. These statements include, among others, information regarding future operations, future capital expenditures, and future net cash flow. Such statements reflect our management's current views with respect to future events and financial performance and involve risks and uncertainties, including, without limitation, general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; availability, terms, and deployment of capital; and availability of qualified personnel. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove to be incorrect, actual results may vary materially and adversely from those anticipated, believed, estimated or otherwise indicated. These forward-looking statements speak only as of the date of this prospectus. Subject at all times to relevant federal and state securities law disclosure requirements, we expressly disclaim any obligation or undertaking to disseminate any update or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. Consequently, all of the forward-looking statements made in this filing are qualified by these cautionary statements and there can be no assurance of the actual results or developments.

BUSINESS OUTLOOK
RESULTS AND PLAN OF OPERATIONS

         The Year Ended December 31, 2004 as compared to the period of March 17, 2003 (Date of Inception) through December 31, 2003

         General and administrative expenses totaled $1,090,153 for the year ended December 31, 2004 as compared to $372,609 for the nine and one half months ended December 31, 2003, a net increase of $717,544. The net increase is primarily due to an increase in specialized consulting and testing relative to Airships in the amount of approximately $470,663 as well as increases in legal and accounting fees of approximately $306,000 and the inclusion of the general and administrative expenses of Cyber Aero in the amount of $121,587. In addition, stock option compensation of $63,440 was recorded in 2004 for which there is no comparable figure in 2003.

         Revenues in 2004 were $3,026,287 as compared to no revenues in 2003. The revenue in the current year is the result of the period of March 17, 2003 (Date of Inception) through December 31, 2003 and Cyber Aero commencing marketing efforts relative to its Airship products. Cyber Aero began operations in March 2004.

         Other expenses for the year ended December 31, 2004 of $130,206 consisted of interest expense of $98,809; a charge for impairment in the value of certain equipment of $12,205 and a charge for impairment in the carrying value of licenses of $19,192. Other income and expense for the year ended December 31, 2003 of $104,096 was comprised of a gain of $22,807 on forgiveness of debt due to negotiation and eventual satisfaction of an E-City debt for less than its recorded value; interest income of $3,692, interest expense of $9,292 and a charge for impairment of the carrying value of goodwill in the amount of $121,303.

         For the Three Months Ended March 31, 2005 as compared to the Three Months Ended March 31, 2004

         General and administrative expenses totaled $561,628 for the three months ended March 31, 2005 as compared to $113,739 for the three months ended March 31, 2004, a net increase of $447,889. The net increase is primarily due to an increase in payroll, specialized consulting and legal fees as well as the inclusion of the general and administrative expenses of Cyber Aerospace, Corp. for the full quarter in the amount of $32,067 whereas in the 2004 period such expenses were from March 15, 2004 (the date of inception) through March 31, 2004 and totaled $7,200.

         Other income and expense for the three months ended March 31, 2005 consists of interest expense of $552,450 which is comprised of interest expense of $35,450 on notes payable and $517,000 of interest expense pursuant to the beneficial conversion feature of certain exchanges of debt to common stock. In addition, there was a charge of $4,577,069 for impairment of the goodwill that was recorded as a result of the acquisition of the 6.2% minority interest in Cyber Aerospace on March 31,2005. The Company had previously owned 93.8%. Other income and expense for the three months ended March 31, 2004 was comprised of interest income of $1,850, interest expense of $3,540 and the write off of impairment in the value of computer software of $12,205.

LEGAL CONTINGENCIES

         We may be subject to proceedings, lawsuits and other claims, including proceedings under laws and government regulations related to the environment, labor, product and other matters. We are required to assess the likelihood of any adverse judgments or outcomes to these matters, as well as potential ranges of probable losses. A determination of the amount of reserves required, if any, for these contingencies is based on a careful analysis of each individual issue with the assistance of outside legal counsel. The required reserves may change in the future due to new developments in each matter or changes in approach such as a change in settlement strategy in dealing with these matters. At December 31, 2004, there are no outstanding legal proceedings, nor are there any reserves established.

LIQUIDITY AND CAPITAL RESOURCES

         The Company's primary needs for liquidity and capital resources are the funding of salaries, and other administrative expenses related to the management of the Company as well as for payment of the cost of products sold and inventory.

         The Company's cash and cash equivalents of $206,270 as of December 31, 2004 are not sufficient to support current levels of operations for the next twelve months and it will be necessary for the Company to seek additional financing.

         The Company has entered into agreements with Equipment Depot, Inc., of Deerfield Beach, Florida, to acquire approximately $8,100,000, as valued, of aerospace R & D and production equipment to further the fulfillment of the Company's anticipated contracts and purchase orders. The transactions are expected to close upon securing separate financing, institution's due diligence and legal review. If we were able to close upon such financing, we would pay approximately $5.4 million, in a combination of cash and newly issued common stock of the Company, valued at $3.00 a share for the purposes of the transactions, to complete the purchase.

         This agreement has been amended and we are currently seeking funding for this transaction. Certain production equipment to be used in the manufacturing of composite materials and R & D and aerospace machining tools are being located. Additional funding is also being sought using the targeted equipment as collateral. At this time there are no firm commitments to provide funding in connection to the aforementioned transaction. In the event that conventional debt financing can not be obtained it is probable that the equipment transaction will be canceled.

         On February 16, 2005 the Company and Commerce Funding Corporation, or CFC, executed a Working Capital Financing Proposal relative to a potential secured financing of up to $3,000,000 for a two year term. All borrowings under this potential financing would be collateralized by a first security UCC-1 filing on all assets related to accounts receivable and a Cross Corporate Guaranty by Proxity, Inc., the Company's major shareholder and parent. In addition, CFC requires a Limited Guaranty of certain provisions in the loan agreement by the Company's Chief Executive Officer, William Robinson. The interest rate on borrowings would be Prime, as quoted in the Wall Street Journal, plus 1/2 % and there will be a one time facility fee of 1% of the total credit line payable out of the first funding. In addition, all borrowings are subject to eligibility of accounts receivable as defined and determined by CFC and the advance rate on eligible receivables, as defined, is 90% for direct Government accounts and 80% for Commercial Accounts. Closing of this transaction is subject to acceptable documentation, due diligence by CFC and other terms which are to be negotiated amongst the parties. Effective March 10, 2005, the Company was informed by CFC that it could begin to use the credit line by submitting all the required documentation relative to the receivables to be financed and upon approval of eligibility, funds would be transferred in accordance with the applicable advance rate.

         On February 18, 2005, the Company and Bedlington Securities Inc., or Bedlington, executed a note for the principal amount of $250,000 (the "Bedlington Note"). Interest accrues on the Bedlington Note at the rate of 18% per annum and repayment terms require six equal monthly payments commencing April 30, 2005 with the last payment on September 30, 2005 to include all accrued interest. Bedlington has the right to convert the outstanding amount of the Bedlington Note into Class A common shares of the Company at any time upon five days notice and such conversion shall be calculated at 50% of the average closing price of the Class A common shares for the 30 days preceding the date of conversion. All amounts so converted will not be subject to any accrual of interest. In addition, the Company has the right to pay any amounts due under the Bedlington Note at any time with shares of its Class A common stock pursuant to the same formula by notifying Bedlington of its intent to do so and requesting a Notice of Conversion from Bedlington. On February 22, 2005, the Company informed Bedlington that it intended to make payment in full with common shares and Bedlington submitted a Notice of Conversion to the Company. As a result, upon receipt of the funds, the Company issued 217,391 shares of its Class A common stock as required by the calculation described above. The sale of the note was made pursuant to Section 4(2) of the Securities Act and is exempt from registration.

         On February 28, 2005, we issued a Convertible Promissory Note to Joseph Theismann, for the principal amount of $117,000 for operating capital. Interest accrues on the note at the rate of 18% per annum and repayment terms require six equal monthly payments commencing April 30, 2005, with the last payment on September 30, 2005, to include all accrued interest. Mr. Theismann has the right to convert the outstanding amount of his note into shares of the Class A Common Stock at any time upon five days notice, and such conversion will be calculated at 50% of the average closing price of the Class A Common Stock for the 30 days preceding the date of conversion. On March 1, 2005, we informed Mr. Theismann of our intention to make payment in full with shares of our common stock. Accordingly, Mr. Theismann submitted a Notice of Conversion to us. As a result, we will issue 100,000 shares of our Class A Common Stock to him in satisfaction of the note. The sale of the note was made pursuant to Section 4(2) of the Securities Act and is exempt from registration.

         On March 24, 2005, we issued a Convertible Promissory Note to Guy K. Stewart, Jr., our former corporate counsel, for the principal amount of $150,000. The note evidences a portion of the funds owed by us to Mr. Stewart for unpaid legal fees. We will pay the balance in cash. Interest accrues on the note at the rate of 18% per annum and repayment terms require six equal monthly payments commencing April 30, 2005, with the last payment on September 30, 2005, to include all accrued interest. Mr. Stewart has the right to convert the outstanding amount of his note into shares of the Class A Common Stock at any time upon five days notice, and such conversion will be calculated at 50% of the average closing price of the Class A Common Stock for the 30 days preceding the date of conversion. On March 29, 2005, we informed Mr. Stewart of our intention to make payment in full with shares of our common stock. Accordingly, Mr. Stewart submitted a Notice of Conversion to us. As a result, we will issue 100,000 shares of our Class A Common Stock to Mr. Stewart in satisfaction of his note. The sale of the note was made pursuant to Section 4(2) of the Securities Act and is exempt from registration.

         On April 1, 2005, the Company entered into a Securities Purchase Agreement, dated as of April 1, 2005, by and among the Company, and AJW Partners, LLC ("Partners"), AJW Offshore, Ltd. ("Offshore"), AJW Qualified Partners ("Qualified") and New Millenium Capital Partners, II, LLC
("Millenium"). Partners, Offshore, Qualified and Millenium are collectively referred to as the "Purchasers". We authorized the sale to the Purchasers of Secured Convertible Term Notes in the aggregate principal amount of Four Million Dollars ($4,000,000). The $4.0 million is to be funded in three tranches ($1.5 million on April 4, 2005, $1.2 million upon filing the Registration Statement and $1.3 million upon effectiveness of the Registration Statement). The offering was made pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Notes bear interest at 8% per annum, unless the common stock of the Company is greater than $4.25 per share for each trading day of a month, in which event no interest is payable during such month. The notes are convertible into common stock of the Company at a 40% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. The conversion of the notes are subject to an effective Registration Statement. The Company has the right to redeem the notes under certain circumstances and the notes are secured by all of the Company's assets, except for its accounts receivable and proceeds of inventory. The proceeds of the offering will be used to repay certain indebtedness and for working capital.

         In connection with the offering, the Company issued an aggregate of 4,000,000 warrants to purchase common stock at a price of $4.25 per share. The warrants are exercisable for a period of five years.

         Subject to realization of this financing and the financing available from Commerce Funding Corporation, if we generate eligible receivables to finance, we should be in a position to fund the anticipated level of operations for at least one year.

Critical Accounting Policies

         Our discussion and analysis of its financial condition and results of operations are based upon Cyber Defense's financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires the use of estimates that affect the reported amounts of assets, liabilities and expenses. We evaluate our estimates on an ongoing basis, including estimates for income tax assets and liabilities and the impairment of the value of investments. We base our estimates on historical experience and on actual information and assumptions that are believed to be reasonable under the circumstances at that time. Actual results may differ from these estimates under different assumptions or conditions. We believe that the following critical accounting policies affect its more significant estimates used in the preparation of its financial statements.

Accounting for Income Taxes

         We currently record a full valuation allowance against the deferred tax benefit for net operating losses generated, since in management's opinion the net operating losses do not meet the more likely than not criteria for future realization.

Impairment of Investments

         We review estimates of the value of our investments each reporting period and record an impairment loss to the extent that management believes that there has been an impairment to the carrying value.

         The Company purchased the rights to two licensing agreements - the GDS license on April 7, 2003 and the Traptec license on November 10, 2003 from Proxity Digital Networks, a related party. The GDS license is an exclusive license for the Company to sell licensed equipment throughout the world. The Traptec license gives the Company the right to represent Traptec Security Systems, Inc. ("Traptec") as a marketing representative on the exclusive basis to sell surveillance and security equipment and other such products to the military and other federal agencies. The licensing agreements have been recorded at the historical cost to Proxity. As of December 31, 2004, the Company determined that the effort and resources required to be spent in order to utilize these licenses were more than the Company was able to spend and, therefore, the future cash flows relating to the ownership of the licenses would be negligible. As a result, the licenses are considered impaired in full. The impairment loss recorded in the December 31, 2004 financial statements is $19,192.

Recent Accounting Pronouncements

         In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." The Statement amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts entered into or modified after June 30, 2003. The guidance should be applied prospectively. The provisions of this Statement that relate to SFAS 133 Implementation Issues that have been effective for fiscal quarters that began prior to June 15, 2003, should continue to be applied in accordance with respective effective dates. In addition, certain provisions relating to forward purchases or sales of when-issued securities or other securities that do not yet exist, should be applied to existing contracts as well as new contracts entered into after June 30, 2003. The adoption of SFAS No. 149 is not expected to have an impact on the Company's financial statements.

         In May 2003, the FASB issued Statement of Accounting Standards No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" (SFAS No. 150). SFAS No. 150 establishes standards for classification and measurement in the statement of financial position of certain financial instruments with characteristics of both liabilities and equity. It requires classification of a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. We have not yet determined the impact, if any, of the adoption of SFAS on its financial position or results of operations.

         In May 2003, the consensus on EITF Issue No. 01-08, "Determining Whether an Arrangement Contains a Lease," was issued. The guidance in the consensus applies to the purchase or sale of goods and services under various types of contracts, including outsourcing arrangements. Based on the criteria in the consensus, both parties to an arrangement are required to determine whether the arrangement includes a lease within the scope of SFAS No. 13, "Accounting for Leases." The new requirement applies prospectively to new or modified arrangements for reporting periods beginning after May 28, 2003. Accordingly, as of August 1, 2003, the Company accounted for new or modified arrangements based on this guidance. Adoption of this standard did not have an impact on our financial statements.

         In December 2003, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities" which was originally issued in January 2003. FIN 46 or revised provides guidance on the consolidation of certain entities when control exists through other entities created after January 31, 2003. The Company does not hold a variable interest in any enterprise. Accordingly, we do not expect the provisions of FIN 46 to have a material effect on future interim or annual financial statements.

         On December 18, 2003 the SEC issued Staff Accounting Bulletin No. 104, Revenue Recognition ("SAB 104"), which supersedes SAB 101, Revenue Recognition in Financial Statements. SAB 104's primary purpose is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, which was superseded as a result of the issuance of EITF 00-21, Accounting for Revenue Arrangements with Multiple Deliverables. The adoption of SAB 104 did not have a material impact on our financial position or results of operations.

         In  December  2004,  the FASB  issued  SFAS  No.  123  (revised  2004),
Share-Based Payment, which is an amendment to SFAS No. 123, Accounting for Stock-Based Compensation and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. This new standard eliminates the ability to account for share-based compensation transactions using Accounting Principles Board (APB) No. 25, Accounting for Stock Issued to Employees (APB 25) and requires such transactions to be accounted for using a fair-valued-based method, with the resulting cost recognized in the Company's financial statements. This new standard is effective for annual periods beginning after June 15, 2005. The Company has not awarded or granted any share-based compensation to date and, therefore, the adoption of this standard is not expected to have any effect on the Company's financial position or results of operations until such time as share-based compensation is granted.

         In December 2004, the FASB issued SFAS No. 153, Exchange of Non-monetary Assets. SFAS No. 153 amends APB Opinion No. 29, Accounting for Non-monetary Transactions, to eliminate the exception for non-monetary exchanges of similar productive assets. The Company will be required to apply this statement to non-monetary exchanges after December 31, 2005. The adoption of this standard is not expected to have a material effect on the Company's financial position or results of operations.

                                    BUSINESS

Organization and Background

         Cyber Defense Systems, Inc. ("Cyber Defense", the "Company", "we", "us" and "our") was incorporated in the State of Florida on August 19, 2004 and is the successor company to E-City Software, Inc. ("E-City"), a Nevada corporation, pursuant to a change of domicile merger which became effective on September 1, 2004. The change of domicile merger was preceded by another merger with On Alert Systems, Inc. ("On Alert") which was also merged into Cyber Defense. On Alert was incorporated on March 17, 2003 in the State of Nevada and subsequently acquired a control position in our majority-owned subsidiary, Cyber Aerospace Corp. ("Cyber Aero") in March 2004. As a result of the foregoing, we became the successor to E-City and our shares of common stock began trading on the OTC Bulletin Board under the symbol, "CYDF" on September 7, 2004. On March 31, 2005, our majority owned subsidiary, Cyber Aero, was merged into the Company in order to consolidate operations into one company, with one name, and one group of shareholders.

Overview

         The focus of our business is the design and development of a new generation of Unmanned Air Vehicles ("UAV's"). We have assembled and continue to build on our team of military experts and aerospace (and composite) engineers to accomplish this goal. In addition, we have acquired the global- government, military and non-exclusive commercial marketing rights from TSI, for its semi-spherical manned and unmanned, high-atmosphere airships (the "Airships"). The aerospace company, Sierra Nevada Corporation, or SNC, has the exclusive integration rights to the TSI Airships. The current prototype SA60 has flown up to an altitude of approximately 20,000 feet and it is anticipated that they will reach up to 65,000 feet, an altitude sufficient for communication and surveillance technologies. We plan to market these Airships to various branches of the United States government initially, then to other friendly governments worldwide, and then eventually to telecommunication companies which will reduce the need for expensive satellite technologies for communications and surveillance activities.

         Our mission is to acquire and/or develop offensive and defensive security technologies that support a full line of interoperable protection disciplines. By acquiring a homogeneous suite of security products through teamed and licensed marketing and distribution agreements, we plan to introduce our new product line to multiple markets. We believe that prospective government and commercial clients that we are seeking all share similar needs: enhanced security, mobile communication platforms and increased surveillance capabilities.

         We are currently engaged in final testing programs for our CyberScout(TM) and CyberBug(TM) UAV's, and plan to test the M.A.R.S.(TM) or similar products developed by us, TSI and SNC. We recently secured an International Trafficking and Arms Regulation or ITAR agreement allowing us to export our UAV's to countries approved by the U.S. Department of State. In addition, multiple arrangements and relationships have been formed with companies and individual representatives to identify potential buyers of the UAV's in Europe, the Pacific Rim, and Israel. As part of the our efforts to make the UAV's available for sale, multiple patents protecting the many unique features of the CyberScout(TM), CyberBug(TM) and M.A.R.S.(TM) have been recently filed with the U.S. Patent and Trademark Office.

         The CyberScout(TM) is the first in a series of planned vehicles by Cyber Defense that employ a vertical take-off and landing technique ("VTOL"). Cyber Defense has recently completed a series of controlled flight tests with the CyberScout(TM), and its propulsion technology is evolving from utilizing gas power to a planned three-turbine, jet-fueled aircraft-less than 10 feet in overall dimensions and weighing in at under 80 pounds fully fueled with payload-which is considered unique among its peers in the industry.

         The CyberBug(TM) UAV is the first scalable, unmanned aircraft that is available (from approximately 2.6 pounds to 6 pounds) and can carry up to a 6-pound payload. The CyberBug(TM) can be customized with high-power day and night vision, and with the ability to carry an additional payload of explosives for military use. The CyberBug(TM) may be hand launched in remote areas by one person, within an approximate 30 second time frame and it can be recovered easily in winds of up to 20 MPH or more. It includes an autopilot and a data link with GPS overlay.

         The unique design of the Cyberbug(TM) allows it to fly up to several hours using sophisticated cameras and sensors, in day or night-time situations and fly either via autopilot or controlled individually by joystick. We believe that the relatively low product cost and end-user price will allow UAV's of this nature to be used by municipal police and other smaller, regional security organizations throughout the world.

         We are currently engaged in final testing programs for both the M.A.R.S.(TM), CyberScout(TM) and CyberBug(TM) UAV's and we recently secured an ITAR Agreement from the U.S. Department of State. The ITAR Agreement will allow us to export our UAV's to countries approved by the U.S. Government. We anticipate that a significant amount of our revenues in the future will be derived from overseas sales.

         SNC issued to TSI the first purchase order for long lead items for the development project to build a high altitude airship. In addition, Naval Air Systems Command, or NAVAIR, recently contracted with us to flight-test the SA-60 spherical Airship in order to evaluate its potential to satisfy future military and defense requirements. The SA-60 is manufactured by TSI. SNC has an exclusive agreement to be the sole integrator for the TSI Classified Government Airships which will provide technology, payload, and sensor integration for the ongoing project.

         TSI, Cyber Defense and SNC are moving forward with plans to build an unmanned operational version that is expected to have a diameter of 90 feet, be able to attain and maintain a 20,000 foot altitude, and fly for up to two-days with plans for delivery in early fall.

         We currently market our existing products to the DoD, Department of Homeland Defense and intelligence agencies, law enforcement, ITAR-approved foreign governments and various commercial enterprises. Our senior management team believes that we have already established viable contacts with the decision makers in these market segments. As this is a substantial market, understanding its future technology needs requires on-going analysis, and Cyber Defense is poised to address such initiatives. It is our intention to expand into other market segments that require enhanced security, mobile communication platforms and increased surveillance capabilities. Examples of future market segments we will explore, include, but are not limited to: industrial plants, chemical plants, nuclear sites, oil rigs, oil pipelines, and ports. Additional uses include law enforcement, border protection, advertising and telecommunications.

         We intend to provide a suite of integrated security products that will be deployed quickly, cost effectively and securely. We believe that the global war on terror has redefined this country's need for security protection both at home and abroad. Since the increased awareness of terrorist attacks, an entire industry has emerged to provide solutions to support homeland defense. Furthermore, most of the civilized world is confronted with ongoing threats of terrorism and we intend in the future to expand our operations to service countries all over the world.

         Management anticipates, but cannot guarantee, that existing technology developed by Cyber Defense, along with future planned innovations, will be able to meet these security challenges with cost effective solutions.

         Notwithstanding, our products represent new technology being developed by a new enterprise with limited resources, and like any such new technology, no assurance can be given that it will function in a cost-conscious manner, if at all, in the uses for which it is designed. In that regard, none of our products have been tested in either simulated or real combat conditions. Furthermore, we face competition from entities with far more substantial financial and manpower resources, together with far more access to procurement personnel in the military and the security industries.

         Our auditors, Hansen, Barnett & Maxwell, the Company's Independent Registered Public Accounting Firm, also raise substantial doubt about our ability to continue as a going concern.

Operations of Cyber Aero

         Since March of 2004,we have been engaged in two projects:

         (a) designing and building a new generation of UAV's for security and military applications; and

         (b)  sales  and   marketing  of  Airships  for  security  and  military
applications.

The Use of Unmanned Aerial Vehicles

         UAV's have been referred to in many ways: RPV's (remotely piloted vehicle), drones, robot planes, and pilot-less aircraft. The DoD defines UAV's as powered, aerial vehicles that do not carry a human operator, use aerodynamic forces to provide vehicle lift, are able to fly autonomously or be piloted remotely, can be expendable or recoverable, with the ability to carry a lethal or non-lethal payload. Ballistic or semi-ballistic vehicles, such as cruise missiles and artillery projectiles, are not considered UAV's by the DoD.

         UAV's differ from RPV's in that some UAV's can fly autonomously. UAV's are either described as a single air vehicle (with associated surveillance sensors), or a UAV system, which usually consists of three to six air vehicles, a ground control station, and support equipment.

         UAV's are thought to offer two main advantages over manned aircraft: they are arguably cheaper to procure, and they eliminate the risk to a pilot's life. UAV's protect the lives of pilots by performing the "3-D" missions - those that are "dull, dirty, or dangerous" and do not require a pilot in the cockpit. Furthermore, for those certain missions which require a very small aircraft, only a UAV can be deployed because there is no equivalent manned system small enough for the task.

Design and Development of the Company's UAV's

         In March of 2004, we began assembling a team of military experts, aeronautical, and composite engineers to design and build a new generation of UAV's. We engaged Mr. James Alman, an Aeronautical Engineer with an extensive background in experimental aerial vehicles and airline operations, to design what came to be known as the CyberBug(TM), a lightweight low-cost, micro-mini UAV, and the CyberScout(TM), a heavier, more sophisticated UAV.

         To provide the technology and know-how for the venture, we determined that it would be in our best interests to acquire certain designs, technology, and equipment owned by Mr. Alman. Accordingly, in March of 2004, Cyber Aero entered into an agreement (the "Original Alman Asset Purchase Agreement") pursuant to which Cyber Aero purchased from Mr. Alman the right to manufacture and sell UAV's designed by Mr. Alman, in consideration of a promissory note to Mr. Alman for $100,000.00 due on December 5, 2005, the issuance of 1,000,000 shares of Cyber Aero's common stock, par value $0.0001 per share, to Mr. Alman, and the undertaking to pay as a royalty to Mr. Alman a sum of money equal to 5% of the gross invoiced selling price of each CyberBug(TM) and CyberScout(TM) unit sold, less sales tax and commissions.

         On January 11, 2005, the Original Alman Asset Purchase Agreement was modified (the "Amended Alman Asset Purchase Agreement"), so that Mr. Alman would receive as a royalty, a sum of money equal to 5% of the gross profit of each CyberBug(TM) and CyberScout(TM) sold during the life of any patent covering the intellectual property, provided, however, it did not exceed twenty (20) years from January 11, 2005, less sales taxes, shipping and commissions.

         We recently completed the following two flying prototype UAV's:

            o     The low-cost CyberBug(TM).

         This scalable, unmanned aircraft is available in two versions. The smaller CyberBug(TM) weighs approximately 2.6 pounds or more depending on type of mission. The larger CyberBug(TM) weighs approximately five pounds and is capable of lifting a larger payload depending on each type of mission. On board options include, but are not limited to, high power day and night vision capable of carrying explosive payloads for defense and military use. In-house testing indicates that the CyberBug(TM) can be assembled and launched in remote areas in approximately 30 seconds by an individual and are easily recoverable in winds up to approximately 20 MPH. We intend to include in future models an autopilot function as well as datalink with GPS overlay.

         The CyberBug(TM) has two basic uses: (i) short flight, which is intended for surveillance in areas of concern when troops are in dangerous situations; and (ii) long-term flight for the surveillance of patrol areas up to approximately four hours. The smaller CyberBug(TM) is encased in a cylindrical tube which will allow easy transport. The basic smaller CyberBug(TM) has a base price of approximately $8,500.00.

            o     The CyberScout(TM)

         The CyberScout(TM) is the first in a series of planned vehicles by Cyber Defense that employ a VTOL technique. Cyber Defense has recently completed a series of controlled flight tests with the CyberScout(TM), and its propulsion technology is evolving from utilizing gas power to a planned three-turbine, jet-fueled aircraft-less than 10 feet in overall dimensions and weighing in at under 80 pounds fully fueled with payload- a feature which is considered unique among its peers in the industry.

         The CyberBug(TM) and CyberScout(TM) will be marketed by us and we have filed patents with the United States Patent and Trademark Office to protect their unique features.

         One  of  our   competitors   is  attempting  to  develop  a  UAV  which
replicates/copies the CyberBug(TM), and we served this organization with notice requesting such competitor cease and desist from its activities.

Use of Airships

         The use of Airships to provide high altitude surveillance is not a new concept. For over one hundred years, balloons have been used by battlefield commanders to get a "big picture" perspective. We anticipate that a new generation of Airship design will bring an enhanced potential to the field by integrating advanced communications with mobile platform stability. We believe Airships can operate 25-30 percent cheaper than comparable rotary wing or fixed wing aircraft. The physical configuration of these Airships will allow the system to remain airborne in a set location longer than previously possible. Furthermore, in addition to providing "hovering" ability, the engines of the new generation of Airships are designed to rotate, allowing the ship to fly, versus float, to its station. This design also permits the Airship to spin on its axis permitting greater mobility.

         Airships have significant potential military and security applications:

            o Surveillance (the military, Drug Enforcement Agency/Customs, the Coast Guard, etc.) of movements 24 hours a day/ seven days a week in multiple environments;

            o     Quick    replacement    of    obscure/destroyed     technology
                  infrastructures    with   on-board   wireless    communication
                  capability; and

            o     Command and control of ground and airborne communications.

         In addition, Airships have civilian applications, such as providing wireless solutions in the growing U.S. broadband market. We believe a byproduct of this technology will be the formation of mobile "Cell Towers" for remote locations or overloaded systems. Used both for planned and unplanned occurrences (Super Bowl, New Year's, and other major events), we believe that positioning one of these Airships above a city or area of interest could provide a mobile communications platform which would allow for cell, microwave, broadband and video technology. High above the area of concern or service, this platform could be put into place within three hours of an event and maintained for a long period of time to support core systems. Although we have had discussions with several large telecoms, no firm agreements to purchase an Airship have materialized as of yet.

Competition

         A number of UAV's presently exist, both domestically and internationally. Their payload weight carrying capability, accommodations (i.e., volume, environment, etc.), mission profile (i.e., altitude, range, duration, etc.) and their command, control and data acquisition capabilities vary significantly.

         A buildup of domestic UAV configurations, promoted by the DoD occurred in the late 1980s and well into the 1990s. During this time, the DoD sought UAV's to satisfy their mission unique surveillance requirements in either a Close Range, Short Range or Endurance category of vehicle. Close Range was defined to be within approximately 50 kilometers; Short Range was defined as within approximately 200 kilometers and Endurance was anything beyond 200 kilometers.

         With the advent of newer technology, and with the demonstrated performance of the UAV's provided to the DoD by industry, the Close and Short Range categories have since been combined and a later separate Shipboard category has been added. The current classes or combinations of these type vehicles are presently called Tactical UAV followed by the Endurance category.

         Within these three categories of vehicles (LOCAL, REGIONAL, and ENDURANCE), approximately 22 companies within the U.S. are or have been involved and represent approximately 45 different UAV configurations. See UAV characteristics chart for base platforms. Their known performance capabilities and payload accommodations are presented below. They range in size from hand-held to much larger vehicles with payload weight capabilities ranging from a few pounds to approximately 2000 pounds.


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

                     UAV CHARACTERISTICS AVAILABLE

UNMANNED AERIAL      ENDURANCE         PAYLOAD WEIGHT      ALTITUDE CAPABILITY
 VEHICLE              (HOURS)          (POUNDS)            (FEET)

Aerosonde            40.0 hrs.         2.2 lbs.            20,000 ft.
Altus2               24.0 hrs.         330 lbs.            65,000 ft.
BQM-34               1.25 hrs.         470 lbs.            60,000 ft.
Exdrone              2.5 hrs.          25 lbs.             10,000 ft.
Global Hawk          42 hrs.           1,960 lbs.          65,000 ft.
Gnat 750             48.0rs.           140 lbs.            25,000 ft.
Pioneer              5.5 hrs.          75.0 lbs.           12,000 ft.
Shadow 200           4.0 hrs.          50 lbs.             15,000 ft.

Principal competitors include, but are not limited to: AAI Corporation and its Shadow System (developed) and Lockheed Martin, which has recently instituted a Skunk Works project with the Jet Propulsion Laboratory (JPL). Raytheon also recently announced a UAV Program named Bike Shop.

         We do not believe either CyberBug(TM) and CyberScout(TM) will face competition in the near future. Large multinational companies require a substantial return on investment prior to commencing any development efforts - both CyberBug(TM) and CyberScout(TM) are inexpensive units - and will likely not be able to generate the types of returns necessary for competitors to even consider entering the market.

Design and Development of the Airships

         TSI has the  exclusive  worldwide  right  and  license  to  manufacture
Airships which it acquired from 21st Century Airships, Inc., a Canadian corporation ("C-21"). TSI, in turn, is under contract with C-21 to purchase one Airship from C-21 pursuant to an Agreement of Purchase and Sale of Airship, dated December 4, 2003, between TSI and C-21 (the "TSI/ C-21 Purchase Agreement").

         As of March 10, 2004, Cyber Aero entered into an agreement (the "Original TSI Asset Purchase Agreement") pursuant to which Cyber Aero agreed to purchase from TSI one (or more) prototype Airships from TSI. Under the Original TSI Asset Purchase Agreement, TSI will transfer, assign, and deliver to Cyber Aero TSI's right, title and interest in and to the TSI/ C-21 Purchase Agreement.

         In addition, Cyber Aero acquired from TSI the right to market, on an exclusive global basis, the military and governmental rights to TSI's Airships, subject, however, to a prior agreement (which prior agreement is no longer applicable) with a third-party, for the exclusive world-wide right to market Airships for governmental applications and the non-exclusive world-wide rights to market Airships for telecommunication applications. Under the agreement, once we market and sell an Airship to a third party, such party is deemed to be an exclusive customer of the Company.

         Pursuant to the Original TSI Asset Purchase Agreement, Cyber Aero agreed to pay a total of $2,700,000,

         (a) of which, $1,200,000.00 would be paid to TSI to acquire and implement the Airship itself (i.e., the AeroSphere SA-60); and

         (b) of which $500,000.00 would be paid to TSI for exclusive world-wide marketing rights to military and governmental business; and

         (c) of which $1,000.000.00 would be paid to the Georgia Tech Research Institute ("GTRI") to integrate surveillance, communication, and advanced technical and ground crew solutions pursuant to the terms of an agreement between TSI and GTRI (the "TSI/GTRI Research Project Agreement").

         As part of the Original TSI Asset Purchase Agreement, On Alert issued convertible debentures to TSI. However, as set forth below, by mutual consent, the Original TSI Asset Purchase Agreement was subsequently modified, the Georgia Tech Research Institute initiative was abandoned, and the convertible debentures were never issued.

         In addition, under the Original TSI Asset Purchase Agreement, Cyber Aero was required to pay $500,000.00 in cash; the balance of the purchase price was represented by debt obligations of Cyber Aero to the other parties.

         In June of 2004, the Original TSI Asset Purchase Agreement was amended.

         Prior to the execution of the amendment to the Original TSI Asset Purchase Agreement, TSI executed an agreement with SNC providing SNC with the exclusive integration contract for government end users of TSI's Airships. The principals of SNC have substantial experience in DoD procurement, and it is anticipated by management that they will be of great assistance in marketing Airships.

         Accordingly, the amendment was undertaken to adjust the price of the AeroSphere SA-60 which Cyber Aero had agreed to purchase, as follows: Cyber Aero allowed TSI to sell the Airship to Sierra Nevada, and in turn, Cyber Aero was the designated seller of the Airship. The purchase price was $2,700,000.00. We further agreed to order a new 76' Airship conditioned upon the specifications being approved by both parties. The sale of the AeroSphere SA-60 was completed; however, the specifications of the new Airship are still under negotiations, because, as at this date, the future needs of potential clients call for a larger Airship to be built. TSI is currently building the new generation SA 90 which is designed to fly up to approximately 25,000 feet and stay on station up to 2 days.

         The balance due TSI by SNC was credited to the original amount owed of $2,200,000 with the difference credited to the new Airship. On July 15, 2004, an additional $675,000 was paid to TSI as a security deposit for the new Airship. In addition, as a result of this resale by Cyber Aero, Cyber Aero was relieved of its debt obligations to each of TSI and GTRI under the Original TSI Asset Purchase Agreement and the TSI/GTRI Research Project Agreement, respectively.

         One Airship (the AeroSphere SA-60) has been field-tested on various occasions. Although representatives of DoD were present and expressed interest in utilizing the Airships, no purchase order has yet been received, and we are unable to predict if one will ever be issued by DoD. There has been continued interest in the use of Airships and we are currently in negotiations with one of our prospects to purchase one or more Airships by year-end.

         Notwithstanding the foregoing, in October and December of 2004, Cyber Aero received the sum of $803,250 from Integrated Solutions Technology, Inc, a contractor agent for NAVAIR, as reimbursement and compensation for its efforts in participating in these field tests.

         The Airships represent new technology being developed by a new enterprise with limited resources, and like any such new technology, no assurance can be given that it will function in a cost-conscious manner. In addition, our existing Airship has not been tested in either simulated or real combat conditions. Moreover, we face competition from entities with far more substantial financial and manpower resources, together with far more access to procurement personnel in the military and the security industries.

         On May 1, 2004, Cyber Aero and TSI entered into a Marketing and Sales Agreement, in which the parties agreed that in consideration of $500,000.00 paid by Cyber Aero to TSI, Cyber Aero would receive exclusive global governmental and military marketing rights to TSI's line of Airships. Cyber Aero would receive compensation for its marketing efforts by receiving up to 15% of the gross sales price of each Airship sold, less a 4% commission obligation of TSI to Sales Resources Consulting, Inc., a company owned by Gay Nelsen. Mrs. Nelsen is the wife of Barry Nelsen, who is Vice-President, Government Sales, of Cyber Defense.

         In addition, Cyber Defense has filed a patent application for new Airship designs, which Cyber Defense plans to have built under the current agreements existing between TSI and SNC.

Business Operations of Cyber Defense - Distributorships

         In addition to direct sales, Cyber Defense plans on selling its line of UAV's through agreements with exclusive and non-exclusive distributorships both in the United States and internationally. We seek to include in our annual distributorship agreements commitments by the dealers to purchase 10 units (two upfront) for non-exclusive territories to purchasing as many as 100 units for exclusive territories. Cyber Defense will provide protection for territory owners as well as product marketing/sales training. Exclusive international dealerships and reseller agreements will also be available.

Business Operations of Cyber Defense - Reseller Arena

         At the time of the acquisition by On Alert of its controlling position in E-City, it was contemplated by the management of On Alert that the E-City computer mapping technology could be put to a different use. On Alert was originally organized in March of 2003 to engage in the marketing of the "On Alert Gunshot Detection System"(TM) ("GDS") being developed by Synchros Technologies, Inc. ("Synchros").

         As a result of the merger with On Alert into Cyber Defense, we are presently the sub-licensee (from Proxity, Inc., a public company listed on the Pink Sheets, LLC under the symbol, "PRXT" ("Proxity"), a beneficial owner of approximately 70% of our capital stock. Our Chief Executive Officer and Chief Financial Officer is also the Chief Executive Officer of Proxity and owns or has voting control of approximately 33% of the outstanding and issued shares of capital stock of Proxity.

         The original exclusive marketing and distribution rights were obtained from Synchros by Proxity. Proxity paid $40,000.00 to obtain the gun shot license for a period of 15 years from Synchros, and Proxity was to receive 50% of the profits from sales. After organizing On Alert, Proxity sub-licensed the technology to On Alert. In consideration, (i) On Alert agreed to pay $13,900 to Proxity and to assume all costs relating to the research and development completed to date, and (ii) Proxity purchased 16,000,000 (and, subsequently, an additional 2,750,000) shares of the common stock of On Alert for par value (i.e., for a total of $18,750.00).

         In September of 2003, the arrangement between Synchros and On Alert was modified to reduce the terms and conditions. We do not deem the modification of this license to be a material event. Synchros is a dormant company, and it does not have the funds, nor any concrete plans to actively pursue the matter. Commercial development of the GDS technology would also require a commitment of significant resources not presently available to us. Accordingly, we wrote off the GDS technology since it was materially impaired.

         Cyber Defense has re-seller arrangements with Traptec. Traptec develops systems that use acoustical and ultrasonic means to sense and evaluate activity pertinent to law enforcement, security, and defense industries. These systems are specifically tailored to identify the acoustical and ultrasonic signatures of weapons discharge, bombs, explosions, spray cans, tire leaks, intrusion sounds, and voice-initiated alarms. Once identified, the system will promptly reports event details to appropriate personnel through dynamic links to the Internet, global positioning systems, pagers, cell phones, or other surveillance and communications equipment.

         On November 10, 2003, On Alert entered in to an agreement with Traptec (the "Original Traptec Licensing Agreement") pursuant to which On Alert licensed to Traptec the right to market certain technology related to gunshot detection. The parties modified the Original Traptec Licensing Agreement to grant Cyber Defense the right to represent Traptec to market certain products under Traptec's distributorship agreement with World Wide Eyes, LLC. Subsequently, the Original Traptec Licensing Agreement was amended to extend its term and to modify the fees required to be paid by us to Traptec.

         The gun-shot technology represents new technology being developed by a new enterprise with limited resources, and like any such new technology, no assurance can be given that it will function in a cost-conscious manner, if at all, in the uses for which it is designed. None of our products have been tested in either simulated or real combat conditions.

Recent Developments

         On April 25, 2005, we entered into an agreement with TSI (the "TSI Agreement") pursuant to which we agreed to form a joint venture to acquire four non-remote (manned) Airships to lease for commercial purposes. The TSI Agreement also provides for a modification of certain provisions of the Marketing and Sales Agreement that we entered into with TSI on May 1, 2004.

         Pursuant to the TSI Agreement, we agreed to form a new entity, Airship Leasing Col., LLC ("ALC") to acquire four Airships from TSI for the purpose of leasing the Airships to commercial end users. We will be the sole manager of ALC. We expect to bring in outside investors to fund 100% of the Airship purchase price, which will be paid back to the investors out of ALC profits. The investors will also receive 50% of the ALC profits going forward.

         The Marketing and Sales Agreement has been amended to provide that we have an exclusive right to market, sell and lease Airships on a global basis to governmental and military end users and to receive a commission of 6.5% on all sales and leases. Further, with respect to commercial and telecommunications end users, we will receive a commission of 9.0% on all sales and leases.

         On April 13, 2005, Proxity announced its intention to grant a dividend of shares of our common stock to its holders of record. For each 500 shares of Proxity held by a Proxity stockholder on the record date, Proxity will grant a dividend equal to one share of common stock of Cyber Defense. Proxity intends to distribute a dividend of approximately 560,000 shares of Cyber Defense to its holders. We have agreed to register such shares under the Securities Act of 1933, as amended. Mr. Robinson, our CEO and CFO, owns approximately 33% of the outstanding shares of capital stock in Proxity.

EMPLOYEES

         As of the date of this prospectus, we have 7 employees. Of these employees, 3 serve in management positions as full time employees.

         None of our employees are covered by a collective bargaining agreement. We have never experienced a work stoppage and we believe that we have satisfactory working relations with our employees.

DESCRIPTION OF PROPERTY

         Cyber Defense Systems, Inc. owns no real property. We are located at 10901 Roosevelt Boulevard Suite 100D in St. Petersburg, Florida. This facility is over 3,500 square feet and houses our corporate headquarters, R&D facilities and is being readied for final assembly of our CyberBug(TM) product. Our lease is a one year lease ending in September 2005, but has been renewed until September 30, 2006. We currently pay rent of $3,375.67 per month which will increase in October 2005 to $3,510.69 per month.

         All of our facilities are in good repair.

         We believe that our existing facilities will be adequate to meet our needs for the foreseeable future. Should we need additional space, management believes it will be able to secure additional space at commercially reasonable rates.

         We do not have any  investment  policies with respect to investments in
(i) real estate or interests in real estate, (ii) investments in real estate mortgages and (iii) securities of or interests in persons primarily engaged in real estate activities.

LEGAL PROCEEDINGS

         We are not a party to any material legal proceedings, nor are any legal proceedings pending or threatened, other than those arising in the ordinary course of business. We are not aware of any legal proceedings contemplated by any governmental authorities involving us. None of our directors, officers or affiliates is an adverse party in any legal proceedings involving us or our subsidiaries, or has an interest in any proceeding which is adverse to us or our subsidiaries.

                                   MANAGEMENT

         The following table sets forth the name, age and position of each of the members of our board of directors, executive officers and promoters as of May 18, 2005:


            Name                       Age          Position
            ----                       ---          --------

William C. Robinson                    49      Chairman, CEO and CFO
James Alman                            44      President and Director
Barry Nelsen                           57      Vice-President, Government Sales
Joseph A. Grace, Jr.                   46      Director
Marinko Vekovic                        51      Director
Stephen I. Johnson RADM USN (ret.)     57      Director

         All officers serve at the pleasure of the Board of Directors. There are no family relationships among any of the officers and directors.

         Information concerning our executive officers and directors is set forth below.

William C. Robinson - Founder/CEO/CFO, and Chairman of the Board of Directors

         Mr. Robinson has more than 20 years experience in the public equity markets, including management positions at Paine Webber, and Prudential Securities. Mr. Robinson has performed as a successful start-up entrepreneur, and as a corporate officer and director of eight public companies. He brings seasoned operational, fund-raising, and merger and acquisition skills to the Cyber Defense team. As a principal, he has been responsible for initiating and negotiating more than $100,000,000 worth of merger and acquisition transactions and has developed, bought, and sold more than 20 companies, eight of which were from inception to full public company status. From April 2000 until October 2003, Mr. Robinson was CEO/CFO/President of Trivia Group, Inc. From April 2001 until October 2003, Mr. Robinson was CEO/CFO/President of Computer Support Associates, Inc. From March 2003 until April 2005, Mr. Robinson was CEO/CFO of Cyber Aero, our former subsidiary. In addition, prior to its merger into Cyber Defense, Mr. Robinson was the CEO/CFO and sole Director of On Alert.

         Mr. Robinson is also the CEO/CFO and Chairman of the Board of Directors of Proxity. Proxity specializes in the deployment and integration of security protection technology and government contract fulfillment. Trading in the common stock of Proxity is reported in the inter-dealer quotation system maintained by the National Quotation Bureau, Inc. and the Pink Sheets under the symbol "PRXT." Mr. Robinson is also the General Partner of Cherokee Raiders, L.P., a family limited partnership and owns approximately 24% of our issued and outstanding common stock. Mr. Robinson received his executive MBA from the University of New Orleans in 1997.

         Both Proxity and Cherokee are affiliates of the Company.

James Alman - President and Director

         Before joining Cyber Defense, from November 1999 to July 2004, Mr. Alman served as the Director of Engineering for AirTran Airways and led a group of engineers in the technical support of AirTran. Mr. Alman has worked on the Electromagnetic Interference (EMI) project, Secure Cockpit Doors project, the Autoland project, and various new aircraft introduction projects. As a test engineer for the NASA Langley Research Center, Mr. Alman designed various types of wind tunnel research hardware. He was a team member on the Daedalus Project, a MIT-based group that designed, built and flew three 114-foot span composite human powered aircraft that holds three world records for human powered distance flying. Mr. Alman received a Bachelor of Science degree in Aerospace Engineering from Boston University in 1987.

Barry Nelsen - Vice-President - Government Sales

         Mr. Nelsen has been influential in the sales and marketing of information products and services since 1970. As President of Sales Resources Consultants, he is a leader in the design and sales of information products used in the U.S. Military. In the late 1980's, Mr. Nelsen sold scanning, storage and printing technologies to the DoD. These technologies replaced the offset presses that were delivering six million pages of DoD specifications monthly. His systems replaced the microfilm technologies that were used to reproduce drawings by the DoD and its vendors. Mr. Nelsen was the agent for Beyond.com selling the first enterprise-wide EC downloaded software to the DoD, approximately $50 million worth of desktop software that was used by the Defense Logistics Agency and all DoD purchasing agents. Before joining Cyber Defense in November 1994, Mr. Nelsen was a consultant.

Joseph A. Grace, Jr. - Director

         After serving almost nine years as a nuclear submarine officer, he left the active duty Navy to take a position with a Fortune 500 Electronics firm in California, where he held various positions in sales and sales management. He returned to Louisiana in November of 1994 to become the founding President of the LTC, a technical trade association committed to transforming the Louisiana Technology Industry. Mr. Grace has remained active as a Captain in the United States Naval Reserve. In 2001, Captain Grace assumed the Reserve position of Special Projects officer and spokesperson for the Navy's $8 billion enterprise rollout of the Navy Marine Corps Intranet. He has since been fully recalled to Active Duty in support of Operation Enduring Freedom, as the Chief Information Officer for U.S. Navy Medicine. His responsibilities include all Operational Information Management and Information Technology in support of the Bureau of Medicine and Surgery for the Surgeon General. He is active on many Boards and Committees and is a recognized leader of the business community of Louisiana. Mr. Grace is a 1980 graduate of the United States Naval Academy. He received his executive MBA from the University of New Orleans in 1997.

         Mr. Grace has been President and a Director of Proxity since May 2001.

Marinko Vekovic - Director

         Mr. Vekovic has been the President of a management consulting company, Alpha Medical Consulting, located in Irvine, California since 2003. From 1999 to 2002, he was the Senior VP Marketing and Sales at ICN Pharmaceuticals (NYSE:
VRX) He is also President of MVC Consulting, and had over ten years with Eli Lilly (NYSE: LLY) from US to Latin America and Europe as Director of Operations:
Europe, Middle -East, Africa Region. Mr. Vekovic has over 25 years of multidimensional expertise, both domestic and international, in general management, business development, strategic planning, marketing and sales, and experience with Global and start-up companies. He has managed companies with market capitalizations ranging from $3 million to $850 million, and has started companies on the London Stock Exchange, the NYSE, and NASDAQ. Mr. Vekovic received an MBA in General Management from IMD -Lausanne Switzerland in 1987 and a B.S. in Economics from London University UK in 1979.

         Mr. Vekovic is a Director of Proxity since October 2003.

Stephen I. Johnson, RADM U.S. Navy (Retired) - Director

         Mr. Johnson's 30-year Navy career included command of the Nuclear Fast Attack Submarine U.S. CITY OF CORPUS CHRISTI (SSN-705); service as Major Acquisition Program Manager for Submarine Electronic Systems (PMS-401), Naval Sea Systems Command (NAVSEA); Program Director, Information Support Systems (PD-15), Space and Naval Warfare Systems Command (SPAWAR); and Project Director, Navy Year 2000 Project (CNO-N6Y). From June 1999 until April 2001, Mr. Johnson has been a Vice-President of Business Development for Integration Partners, Inc. Since January 2001, January 2002 and June 2003, Mr. Johnson has acted as a consultant to SBS Consulting, Inc., UCSD Jacobs School of Engineering and Asher Training, Inc., respectively.

         Subsequent to his naval service, Mr. Johnson has served commercial industry, government program offices, and educational institutions as a senior management consultant. Admiral Johnson is a Managing Director of Source Companies LLC, an investment banking and value growth consulting company providing debt capitalization and growth advisory services to medium-sized, closely-held businesses. He is the founder of SBS Consulting, Inc., providing strategic planning, senior program management, subject matter expert, and sales and marketing consulting services to commercial customers, government organizations, and educational institutions. Admiral Johnson also serves as a Technology and Business Advisor to the William J. von Liebig Center for Entrepreneurism and Technology Advancement at the Jacobs School of Engineering, University of California, San Diego.

         Mr. Johnson is a 1969 graduate of Duke University where he received a Bachelors of Science degree in Physics. In addition, he attended the Major Program Managers Course, Defense Systems Management College. He is certified and served as a Department of Defense Major Acquisition Program Manager (Level III). He resides in San Diego, California.

COMPENSATION OF THE BOARD OF DIRECTORS

         Other than the $1,000 attendance fee paid to each Director for each meeting attended and an annual honorarium of 25,000 shares of our Class A Common Stock granted to each Director, Directors who are employees of the Company are not paid any other fees or additional compensation for services as members of the Company's Board of Directors or any committee thereof. Notwithstanding the foregoing, our President and Director, James Alman, earned additional compensation of $65,000 and one of our Directors, Joseph Grace earned $5,000 in 2004.

CODE OF ETHICS

         We have adopted a Code of Ethics within the meaning of Item 406(b) of Regulation S-B. This Code of Ethics applies to our principal executive officer, our principal financial officer and principal accounting officer, as well as all other employees, and is filed herewith. If we make substantive amendments to this Code of Ethics or grant any waiver, including any implicit waiver, we will disclose the nature of such amendment or waiver on our website or in a report on Form 8-K within five days of such amendment or waiver.

LIMITATION ON LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

Cyber Defense Systems, Inc.

         Section 607.0850(1) of the Florida Business Corporation Act, as amended (the "Florida Act"), provides that, in general, a Florida corporation may indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

         In the  case of  proceedings  by or in the  right  of the  corporation,
Section 607.0850(2) of the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claims as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity.

         Section 607.0850 further provides that to the extent a director, officer, employee or agent of a corporation is successful on the merits or in the defense of any proceeding referred to in subsections (1) or (2) of Section
607.0850 or in the defense of any claim, issue or matter therein, he will be indemnified against expenses actually and reasonably incurred by him in connection therewith; that the corporation may advance such expenses; that indemnification provided for by Section 607.0850 will not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of such person against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under such Section 607.0850.

         Section 607.0850 of the Florida Act further provides that, in general, indemnification or advancement of expenses will not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that such person's actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless such person had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which such person derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation's articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in favor or in a proceeding by or in the right of a shareholder.

         Our Articles of Incorporation and Bylaws provide that we shall indemnify our directors and officers to the fullest extent permitted by Florida law.

         Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter as been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                             EXECUTIVE COMPENSATION

         The following table sets forth information with respect to compensation earned during the fiscal year ended December 31, 2004 by our executive officers and directors.

                      ANNUAL COMPENSATION                                        LONG TERM COMPENSATION
                      -------------------                                        ----------------------

                                                                          Awards                     Payouts
                                                                          ------                     -------
                                                                  Restricted  Securities
                                                    Other         Stock       Underlying
Name and Principal                                  Annual        Award(s)    Options      LTIP         All Other
Position                Year  Salary     Bonus ($)  Compensation  ($)         SARs (#)     Payouts ($)  Compensation
                              ($)                   ($)                                                 ($)
--------------------------------------------------------------------------------------------------------------------
William Robinson        2004  0          0          0             0           0            0            0
CEO and CFO             2003  0          0          0             0           0            0            0
                        2002  0          0          0             0           0            0            0

James Alman             2004  0          0          $65,000       0           0            0            0
President               2003  0          0          0             0           0            0            0
                        2002  0          0          0             0           0            0            0

Barry Nelsen            2004  0          0          $129,000      0           0            0            0
Vice-President          2003  0          0          0             0           0            0            0
                        2002  0          0          0             0           0            0            0

STOCK OPTION GRANTS

         We have not issued any grants of stock options to date.

EMPLOYMENT AGREEMENTS

         On January 1, 2005, we entered into an employment agreement with our Chief Executive Officer and Chief Financial Officer, William Robinson. The term of this agreement is for a period of one year, subject to renewal for successive one year periods, unless 14 days prior written notice is provided by either party. Mr. Robinson will receive an annual salary of not less than $250,000. In addition, we will issue Mr. Robinson 250,000 shares of our Class A Common Stock on the first anniversary of the effective date of the agreement and every anniversary thereafter. The agreement may be terminated for due cause, upon death, upon disability, voluntary termination by him, or us, without due cause by providing 14 days prior written notice. Mr. Robinson is subject to a non-compete and non-solicitation provision during the employment term and during a specified Post-Employment Period (as defined in the employment agreement).

         On January 1, 2005, we entered into an employment agreement with our President, James D. Alman. The term of this agreement is for a period of one year, subject to renewal for successive one year periods, unless 14 days prior written notice is provided by either party. Executive will receive an annual salary of not less than $120,000. In addition, we will issue Mr. Alman 50,000 shares of our Class A Common Stock on the first anniversary of the effective date of the agreement and every anniversary thereafter. The Agreement may be terminated for due cause, upon death, upon disability, voluntary termination by him, or us without due cause by providing 14 days prior written notice. Mr. Alman is subject to a non-compete and non-solicitation provision during the employment term and during a specified Post-Employment Period.

         On January 1, 2005, we entered into an employment agreement with our Vice-President, Barry Nelsen. The term of this agreement is for a period of one year, subject to renewal for successive one year periods, unless 14 days prior written notice is provided by either party. Mr. Nelsen will receive an annual salary of not less than $120,000. In addition, we will issue Mr. Nelsen 40,000 shares of our Class A Common Stock on the first anniversary of the effective date of the agreement and every anniversary thereafter. The agreement may be terminated for due cause, upon death, upon disability, or voluntary termination by him. Mr. Nelsen is subject to a non-compete and non-solicitation provision during the employment term and during a specified Post-Employment Period.

         On January 1, 2005, we entered into an employment agreement with Jaffray Stephens. The term of this agreement is one year, subject to renewal for successive one year periods, unless 14 days prior written notice is provided by either party. Mr. Stephens will receive an annual salary of not less than $65,000. In addition, we will issue Mr. Stephens 25,000 shares of our Class A Common Stock on the first anniversary of the effective date of the agreement and every anniversary thereafter. The Agreement may be terminated for due cause, upon death, upon disability, voluntary termination by him, or us without due cause by providing 14 days prior written notice. Mr. Stephens is subject to a non-compete and non-solicitation provision during the employment term and during a specified Post-Employment Period.

         On January 1, 2005, Cyber Defense and Andrea Facchinetti entered into an employment agreement. The term of this agreement is for a period of one year, subject to renewal for successive one year periods, unless 14 days prior written notice is provided by either party. Executive will receive an annual salary of not less than $78,000. In addition, we will issue Mr. Facchinetti 25,000 shares of our Class A Common Stock on the first anniversary of the effective date of the agreement and every anniversary thereafter. The Agreement may be terminated for due cause, upon death, upon disability, voluntary termination by her, or us without due cause by providing 14 days prior written notice. Mr. Facchinetti is subject to a non-compete and non-solicitation provision during the employment term and during a specified Post-Employment Period.

COMPENSATION PLANS

         We  do  not  have  any   annuity,   retirement,   pension  or  deferred
compensation plan or other arrangements under which an executive officer is entitled to participate without similar participation by other employees.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         As of May 11, 2005, there were (i) 28,023,747 shares of our Class A Common Stock issued and outstanding; (ii) 150,000 shares of our Class B Common Stock issued and outstanding; and (iii) 2 shares of our Class C Common Stock issued and outstanding.

         The following table sets forth certain information as of December 31, 2004, regarding (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) each director, and named executive officer of the Company, and (iii) all officers and directors as a group:

                                                           Amount and Nature of
                                                           Beneficial Ownership of     Percentage of
                                        Position with      Class A Common Stock        Securities(1)
Name/Address of Beneficial Owner*       Company            (1)(2)
-----------------------------------------------------------------------------------------------------

William C. Robinson(3)                  Chairman, CEO      6,750,000                   24.1%
                                        and CFO

James Alman                             President and      1,000,000                   3.6%
                                        Director

Barry Nelsen                            Vice-President     300,000                     1.1%

Stephen I. Johnson RADM USN (ret.)      Director           0                           0%

Joseph A. Grace, Jr.                    Director           0                           0%

Marinko Vekovic                         Director           0                           0%

Cherokee Raiders, L.P.                                     6,750,000                   24.1%
5146 South Harvard Ave.
Suite 138
Tulsa, OK 74135

Proxity Digital Networks, Inc.(4)                          18,750,000                  69.9%
1600 Canal St., Suite 1418
New Orleans, LA 70112

All executive officers and Directors                       8,050,000                   28.7%
as a group (5 persons)

-----------

* Address of all holders is c/o Cyber Defense Systems, Inc., 10901 Roosevelt Boulevard, St. Petersburg, Florida 33716.

(1) Pursuant to the rules of the Securities and Exchange Commission, a person is deemed to "beneficially own" shares of common stock over which the person has or shares investment or voting power, or has the right to acquire such power within 60 days. The percentage of common stock owned is calculated based on the number of shares of common stock outstanding, plus in the case of each person the number of shares of common stock issuable only to such person upon the exercise of options or warrants and the conversion of convertible debt securities.

(2) 100% of the Class B Common Stock is held by Cherokee Raiders, LP (300,000 shares) and 50% of the issued and outstanding shares of our Class C Common Stock are held by Cherokee Raiders, LP (1 share) and the balance are held by Proxity.

(3) Includes all of the shares held by Cherokee Raiders, L.P., a family limited partnership, as to which Mr. Robinson disclaims any beneficial ownership.

(4) Mr. Robinson, the CEO and CFO of Proxity, and his family affiliates own and have voting control of approximately 33% of the outstanding shares of capital stock of Proxity.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         As of December 31, 2003, Proxity owned 100% of the stock of On Alert. On Alert also purchased the GDS technology and Traptec licenses from Proxity at Proxity's cost. As of May 13, 2005, we have accounts payable to Proxity of $470,625, respectively.

         On Alert was incorporated on March 17, 2003 in Nevada and acquired a control position in E-City in May of 2003 and in Cyber Aero in March 2004. On Alert and Cyber Aero merged with and into Cyber Defense on September 1, 2004.

         On May 23, 2003, the Company paid $40,000 for 35,000,000 shares of common stock of E-City, representing 77.6% of the total shares outstanding. On September 1, 2004, the Company issued 333,562 shares of our Class A Common Stock for the remaining shares of E-City. E-City was a public company incorporated in Nevada on May 12, 2000. The Company acquired E-City for its status as a public entity.

         Cyber Aero has been consolidated with the Company as it is a 93.8% owned subsidiary. All transactions and account balances between the Company and Cyber Aero were eliminated during consolidation.

         Cherokee's general partner is William C. Robinson. Cherokee and Mr. Robinson also own control positions with proxies in Proxity. As of December 31, 2003, the Company had a note payable to Cherokee of $21,166. As of December 31, 2004, the Company had notes payable to Cherokee in the amount of $927,768.

         William C. Robinson has a controlling interest in Proxity and Cherokee. He is also the CEO and CFO of the Company.

         On April 13, 2005, Proxity announced its intention to grant a dividend of shares of our common stock to its holders of record. For each 500 shares of Proxity held by a Proxity Stockholder on the record date, Proxity will grant a dividend equal to one share of common stock of Cyber Defense. Proxity intends to distribute a dividend of approximately 500,000 shares of Cyber Defense to its holders. We have agreed to register such shares under the Securities Act of 1933, as amended. Mr. Robinson, our CEO and CFO, owns approximately 33% of the outstanding shares of capital stock in Proxity.

         On May 1, 2004, Cyber Aero and TSI entered into a Marketing and Sales Agreement, in which the parties agreed that in consideration of $500,000.00 paid by Cyber Aero to TSI, Cyber Aero would receive exclusive global governmental and military marketing rights to TSI's line of Airships. Cyber Aero would receive compensation for its marketing efforts by receiving up to 15% of the gross sales price of each Airship sold, less a 4% commission obligation of TSI to Sales Resources Consulting, Inc., a company owned by Gay Nelsen. Mrs. Nelsen is the wife of Barry Nelsen, who is Vice-President, Government Sales, of Cyber Defense.

         Mr. Nelsen, our Vice-President of Government Sales, was also a founder of Cyber Aero, and in connection with the merger between us and our former subsidiary, Cyber Aero on March 31, 2005, received 300,000 shares of our common stock.

                            DESCRIPTION OF SECURITIES

GENERAL

         We are authorized by our articles of incorporation to issue an aggregate of 200,000,000 shares of our Class A Common Stock, $0.001 par value, 200,000,000 shares of our Class B Common Stock, $0.001 par value per share, 200,000,000 shares of our Class C Common Stock, $0.001 par value per share and 100,000,000 shares of our Class A Preferred Stock, $.001 par value, the terms and conditions of which are to be determined by our board of directors. Immediately prior to the filing of this registration statement, an aggregate of 28,023,747 shares of our Class A common stock, 150,000 shares of our Class B common stock and 2 shares of our Class C common stock, were issued and outstanding. None of our Preferred Stock is issued and outstanding.

COMMON STOCK

         Class A Common Stock

         Each share of Class A Common Stock will be entitled to one vote per share upon all matters presented to our stockholders for their vote or approval, the right to elect two directors and may be redeemed with cash, property or rights, including our securities or securities of another corporation by resolution of the board of directors.

         Class B Common Stock

         Each share of Class B Common Stock will be entitled to vote upon all matters presented to our stockholders for their vote or approval, and with respect to any matter upon which Class A holders are entitled to vote, each share of Class A and Class B will vote together as a single voting group and in voting upon such matter, each share of Class B Common Stock will be entitled to 1,000 votes per share. In addition, each share of Class B Common Stock will have the right to elect three directors and without the approval of the shares of Class A Common Stock, increase the number of directors, increase or decrease the number of votes each director may have on any matter and may increase or decrease the duration of terms of the directors. Further, each share of Class B Common Stock may be redeemed with cash, property or rights, including our securities or securities of another corporation by resolution of the board of directors. Each share of Class B Common Stock will be subordinate to the rights of the shares of Class C Common Stock to receive our net assets upon dissolution.

         Class C Common Stock

         Each share of Class C Common Stock will be entitled to one vote upon all matters presented to our stockholders for their vote or approval, whether at a meeting or upon written consent and Class C holders will be entitled to our net assets upon dissolution.

PREFERRED STOCK

         We may issue up to 100,000,000 shares of our preferred stock from time to time in one or more series, and with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, qualifications, limitations or restrictions as are stated and expressed in the resolution or resolutions providing for the issuance of such shares as our board of directors may determinate from time to time. As of the date of this prospectus, we have not issued any shares of preferred stock.

         The board of directors is expressly authorized to issue shares of preferred stock in one or more series, to fix the number of shares in each such series and to fix the designations and the powers and preferences of each such series.

         The board of directors with respect to each such series may determine the following: (a) the number of shares constituting the series and the designation of the series; (b) the dividend rate, if any, on the shares of that class or series, whether dividends will be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that class or series; (c) whether that class or series will have voting rights and the terms and conditions of such voting rights; (d) whether that class or series will have conversion privileges and if so, the terms and conditions of such conversion including provisions for adjustment of the conversion rate upon the occurrence of events determined by the board of directors; (e) whether or not the shares of that class or series will be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they will be redeemable and the amount per share payable in case of redemption; (f) whether or not that class or series will have a sinking fund for redemption or purchase of shares of the class or series; (g) rights of shares of that class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company and the relative rights of priority, if any, of payment in respect of shares of that class or series; and (h) any other relative rights, preferences and limitations of that class or series.

                                 TRANSFER AGENT

         The transfer agent and registrar for our common stock is Pacific Stock Transfer Company, 500 E. Warm Springs Road, Suite 240, Las Vegas, Nevada 89119.


                           SHARES ELIGIBLE FOR RESALE

         Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time. Under the terms of this offering, the shares of common stock offered may be resold without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our "affiliates," as that term is defined under the Securities Act of 1933, may generally only be sold in compliance with Rule 144 under the Securities Act of 1933.

         SALE OF RESTRICTED SHARES. Certain shares of our outstanding common stock were issued and sold by us in private transactions in reliance upon exemptions from registration under the Securities Act of 1933 and have not been registered for resale. Additional shares may be issued pursuant to outstanding warrants and options. There are 238,716 shares of our common stock that are not restricted by Rule 144 because they are in the public float. Resales of the remainder of our issued and outstanding shares of common stock are restricted under Rule 144. There are 27,785,031 shares of our common stock that are restricted, including shares subject to outstanding warrants to purchase, or notes convertible into, common stock (excluding any conversions of notes to date). Such shares may be sold only pursuant to an effective registration statement filed by us or an applicable exemption, including the exemption contained in Rule 144 promulgated under the Securities Act of 1933.

         In general, under Rule 144 as currently in effect, a shareholder, including one of our affiliates, may sell shares of common stock after at least one year has elapsed since such shares were acquired from us or our affiliate. The number of shares of common stock which may be sold within any three-month period is limited to the greater of: (i) one percent of our then outstanding common stock, or (ii) the average weekly trading volume in our common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not our affiliate, who has not been our affiliate for 90 days prior to the sale, and who has beneficially owned shares acquired from us or our affiliate for over two years may resell the shares of common stock without compliance with many of the foregoing requirements under Rule 144.

                              SELLING STOCKHOLDERS

         We agreed to register for resale shares of common stock by the selling stockholders listed below. The selling stockholders may from time to time offer and sell any or all of their shares that are registered under this prospectus. All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling stockholders in connection with the sale of such shares.

         The following table sets forth information with respect to the maximum number of shares of common stock beneficially owned by the selling stockholders named below and as adjusted to give effect to the sale of the shares offered hereby. The shares beneficially owned have been determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this prospectus. All information contained in the table below is based upon information provided to us by the selling stockholders and we have not independently verified this information. The selling stockholders are not making any representation that any shares covered by the prospectus will be offered for sale. The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the common stock being registered.

         Except as indicated below, none of the selling stockholders has held any position or office with us, nor are any of the selling stockholders associates or affiliates of any of our officers or directors. Except as indicated below, no selling stockholder is the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities. No selling stockholder is a registered broker-dealer or an affiliate of a broker-dealer.

         For purposes of this table, beneficial ownership is determined in accordance with SEC rules, and includes voting power and investment power with respect to shares and shares owned pursuant to warrants exercisable within 60 days. The "Number of Shares Beneficially Owned After the Offering" column assumes the sale of all shares offered.

         As explained below under "Plan of Distribution," we have agreed with the selling stockholders to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration statement, which includes this prospectus.

                                            Number of
                                              Shares
                                           Beneficially                         Number of Shares
                                          Owned Prior to  Number of Shares     Beneficially Owned
            Name                           Offering(1)         Offered         After the Offering

AJW Partners, LLC (2)(3)                         0                697,425              697,425
AJW Offshore, Ltd. (2)(3)                        0              1,961,507            1,961,507
AJW Qualified Partners, LLC (2)(3)               0              1,612,795            1,612,795
New Millenium  Capital  Partners II, LLC         0                 87,178               87,178
(2)(3)
Joseph Theismann(4)(5)                        100,000             100,000              100,000
Guy Stewart(4)(6)                             100,000             100,000              100,000
Bedlington Securities, Inc. (4)(7)            217,000             217,000              217,000
Allstars Marketing, Inc. (4)(8)               176,000             176,000              176,000
Blue Marlin Inc. (4)(9)                         5,600               5,600                5,600
Jerry Beaulac(4)(10)                           25,000              25,000               25,000
Barry Nelsen(4)(11)                           300,000             300,000              300,000
Proxity, Inc. (4)(12)                      18,750,000             500,000           18,250,000
------------

(1) Unless otherwise indicated, the selling stockholders have sole voting and investment power with respect to their shares of common stock. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling stockholders.

(2) The actual number of shares of Class A Common Stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the callable secured convertible notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933, as amended. However the selling stockholders have contractually agreed to restrict their ability to convert their callable secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the callable secured convertible notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(3) Some of the selling stockholders are affiliates of each other because they are under common control. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC. AJW Partners, LLC intends to transfer shares to certain of its affiliates. AJW Offshore, Ltd., formerly known as AJW/New Millennium Offshore, Ltd. and a designee of AJW Partners, LLC, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC, formerly known as Pegasus Capital Partners, LLC and a designee of AJW Partners, LLC, is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC. New Millennium Capital Partners II, LLC, a designee of AJW Partners, LLC, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by New Millennium Capital Partners II, LLC.

(4) We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(5) Includes 100,000 shares of our common stock underlying a $117,000 aggregate principal convertible promissory note.

(6) Includes 100,000 shares of our common stock underlying a $150,000 aggregate principal convertible promissory note.

(7) Includes 217,000 shares of our common stock underlying a $250,000 aggregate principal convertible promissory note.

(8) Includes 176,000 shares underlying options presently exercisable.

(9) Includes 5,600 shares of our common stock in consideration of providing an introduction to a financing source.

(10) Includes 25,000 shares of our common stock in consideration of providing an introduction to a financing source.

(11) Mr. Nelsen, our Vice-President of Government Sales, was also a founder of Cyber Aero, and in connection with the merger between us and our former subsidiary, Cyber Aero on March 31, 2005, received 300,000 shares of our common stock.

(12) On April 13, 2005, Proxity announced its intention to grant a dividend of shares of our common stock to its holders of record. For each 500 shares of Proxity held by a Proxity stockholder on the record date, Proxity will grant a dividend equal to one share of common stock of Cyber Defense. Proxity intends to distribute a dividend of approximately 500,000 shares of Cyber Defense to its holders. We have agreed to register such shares under the Securities Act of 1933, as amended. Mr. Robinson, our CEO and CFO, owns approximately 33% of the outstanding shares of capital stock in Proxity.

                              PLAN OF DISTRIBUTION

         The selling stockholders and any of their respective pledges, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

            o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

            o block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

            o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

            o an exchange distribution in accordance with the rules of the applicable exchange;

            o     privately negotiated transactions;

            o     short  sales  after  this   registration   statement   becomes
                  effective;

            o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

            o     through the writing of options on the shares;

            o     a combination of any such methods of sale; and

            o     any other method permitted pursuant to applicable law.

         The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus. The selling stockholders will have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

         The selling stockholders may also engage in short sales against the box after this registration statement becomes effective, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

         With respect to the issuance of the 1,000,000 shares of our Class A Common Stock, we are registering these shares using a "shelf" registration process; provided, however, that we agreed such shares will not be sold by us until six months from the effective date of this registration statement or upon the majority consent of the holders of the callable secured convertible notes, whichever is earlier.

         The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act of 1933.

         The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgee or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

         The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

         We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

         Each of the selling stockholders acquired the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act of 1933.

         The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders.

                                  LEGAL MATTERS

         The validity of the issuance of the common stock offered hereby will be passed upon for us by Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP, New York, New York.

                                     EXPERTS

         The financial statements of Cyber Defense Systems, Inc. as of and for the period from December 31, 2003 to December 31, 2004, appearing in this prospectus have been audited by Hansen, Barnett & Maxwell, our Independent
Registered Public Accounting Firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We have filed with the SEC under the Securities Act of 1933 a registration statement on Form SB-2 with respect to the shares being offered in this offering. This prospectus does not contain all of the information set forth in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the SEC. The omitted information may be inspected and copied at the Public Reference Room maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Copies of such material can be obtained from the public reference section of the SEC at prescribed rates. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit to the registration statement, each statement made in this prospectus relating to such documents being qualified in all respect by such reference.

         For further information with respect to us and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

                           CYBER DEFENSE SYSTEMS, INC.
                          INDEX TO FINANCIAL STATEMENTS


                                    CONTENTS

PAGE       F-1     Consolidated Balance Sheets as of March 31, 2005 (unaudited)
                   and December 31, 2004

PAGE       F-2     Consolidated Statements of Operations for the
                   Three Months Ended March 31, 2005 and 2004 (unaudited)

PAGE       F-3     Consolidated Statements of Cash Flows for the Three Months
                   Ended March 31, 2005 and 2004 (unaudited)

PAGES    F-4-14    Notes to the Consolidated Financial Statements (Unaudited)

PAGE      F-15     REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE      F-16     CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2004 AND 2003

PAGE      F-17     CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED
                   DECEMBER 31, 2004 AND FOR THE PERIOD FROM MARCH 17, 2003
                   (DATE OF INCEPTION) THROUGH DECEMBER 31, 2003

PAGE      F-18     CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT FOR THE YEAR
                   ENDED DECEMBER 31, 2004 AND FOR THE PERIOD OF MARCH 17, 2003
                   (DATE OF INCEPTION) THROUGH DECEMBER 31, 2003

PAGE     F-19-20   CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED
                   DECEMBER 31, 2004 AND FOR THE PERIOD FROM MARCH 17, 2003
                   (DATE OF INCEPTION) THROUGH DECEMBER 31, 2003

PAGES    F-21-29   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   CYBER DEFENSE SYSTEMS, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS

                                                                              March 31,2005    December 31, 2004
                                                                              -------------       -------------
                                                                               (Unaudited)
                                        ASSETS
CURRENT ASSETS:
Cash and cash equivalents ..............................................      $       1,424       $     206,270
Accounts receivable ....................................................            770,205             747,155
Inventory ..............................................................            383,679                  --
                                                                              -------------       -------------
TOTAL CURRENT ASSETS ...................................................          1,155,308             953,425

OTHER ASSETS
     Intangible assets, net of accumulated amortization
        of $122,914 and $99,291 respectively ...........................            477,086             506,252
     Property and equipment, net of accumulated depreciation
  of $2,445 and $29,513 respectively ...................................              5,296               5,603
Deposits and costs of equipment ........................................            150,976             150,976
Deposits on airships ...................................................          1,175,000           1,175,000
Loan Costs, net of accumulated amortization of $9,828
   and $5,292 respectively .............................................              8,313              12,849
Security deposits ......................................................              7,156               7,156
                                                                              -------------       -------------
TOTAL ASSETS ...........................................................      $   2,979,135       $   2,811,261
                                                                              =============       =============

                      LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued liabilities ...............................      $   1,366,725       $   1,319,772
Accounts payable related parties .......................................            474,959             468,176
Assumed debt of subsidiary .............................................             29,337              33,337
Notes payable - related parties ........................................            992,868           1,137,768
Notes payable - Quebec, Inc. ...........................................            242,216             242,216
                                                                              -------------       -------------
     TOTAL CURRENT LIABILITIES .........................................      $   3,355,097       $   3,201,269
                                                                              -------------       -------------
     Total liabilities .................................................          3,355,097           3,201,269
                                                                              -------------       -------------
Minority interest in Cyber Aerospace, Corp. (6.2%) .....................             --

Commitments and contingencies ..........................................                 --                  --

 SHAREHOLDERS' DEFICIT:

Class A Preferred stock, $0.001 par value; 100,000,000
   Shares authorized; none issued and outstanding ......................                 --                  --
Common stock:
Class A, $0.001 par value; 200,000,000 shares authorized;
 28,019,414 and 25,921,562 shares issued and outstanding
respectively ...........................................................             28,019              25,921
Class B, $0.001 par value; 200,000,000 shares authorized;
300,000 and 150,000 shares issued and outstanding
respectively ...........................................................                300                 150
Class C, $0.001 par value; 200,000,000 shares authorized;
2 shares issued and outstanding ........................................                 --                  --
Additional paid-in capital .............................................          6,215,370             461,762
Accumulated other comprehensive loss ...................................             (7,064)             (7,064)
Accumulated deficit ....................................................         (6,612,586)           (897,358)
                                                                              -------------       -------------
Total shareholder's deficit ............................................           (375,962)           (416,589)
                                                                              -------------       -------------
     TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT .......................      $   2,979,135       $   2,811,261
                                                                              =============       =============

                   The accompanying notes are an integral part of these consolidated financial statements

                   CYBER DEFENSE SYSTEMS, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                       THREE MONTHS ENDED
                                                            MARCH 31,
                                                      2005             2004
                                                  ------------     ------------
Revenues ....................................     $         --     $         --

Expenses

General and administrative ..................          561,628          113,739
                                                  ------------     ------------
Total expenses ..............................          561,628          113,739

Loss from Operations ........................         (561,628)        (113,739)

Other Income (Expense)
Interest income .............................               --            1,850
Interest expense ............................         (552,450)          (3,540)
Write off of computer software ..............               --          (12,205)
Impairment of goodwill ......................       (4,577,069)              --
                                                  ------------     ------------
Other Income (Expense), net .................       (5,129,519)         (13,895)
                                                  ------------     ------------

Net Loss Before Income Tax and
 Minority Interest ..........................       (5,691,147)        (127,634)
                                                  ------------     ------------

Provision for income tax ....................               --               --
Minority interest ...........................               --               --
                                                  ------------     ------------

Net loss ....................................     $ (5,691,147)    $   (127,634)

Basic and diluted loss per share ............     $      (0.22)    $      (0.01)
                                                  ============     ============
Weighted average number of Class A
 common shares outstanding ..................       25,921,562       18,750,000
                                                  ============     ============

                   The accompanying notes are an integral part of these consolidated financial statements

                   CYBER DEFENSE SYSTEMS, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                  THREE MONTHS ENDED
                                                                       MARCH 31,
                                                                 2005              2004
                                                             -----------       -----------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss ...........................................      $(5,691,147)      $  (127,634)
   Adjustments to reconcile net loss to net
   cash from operating activities:
     Interest expense on beneficial conversion ........          517,000
     Impairment of goodwill ...........................        4,577,069
     Issuance of stock for services ...................          244,124
     Depreciation and amortization ....................           34,009            14,863
     Write off of property and equipment ..............           12,205
     Gain on currency adjustment ......................              414
   Changes in assets and liabilities
    Inventory .........................................         (383,679)               --
    Accounts payable ..................................          500,795            (4,724)
    Accrued liabilities ...............................           46,274             3,540
                                                             -----------       -----------
NET CASH FROM OPERATING ACTIVITIES ....................         (399,679)         (101,336)
                                                             -----------       -----------
CASH FLOWS FROM INVESTING ACTIVITIES
   Change in related party receivables/payables .......          (16,267)          115,809
                                                             -----------       -----------
NET CASH FROM INVESTING ACTIVITIES ....................          (16,267)          115,809
                                                             -----------       -----------
CASH FLOWS FROM FINANCING ACTIVITIES

  Proceeds from notes payable, related parties ........               --             1,050
  Principal payments on notes payable
    related parties ...................................          (34,900)               --
  Payments on debt assumed from subsidiary ............           (4,000)          (15,000)
  Issuance of common stock ............................          250,000                --
                                                             -----------       -----------
NET CASH FROM FINANCING ACTIVITIES ....................          211,100           (13,950)
                                                             -----------       -----------
Net (decrease) increase in cash .......................         (204,846)              523
Cash and cash equivalents, beginning ..................          206,270               319
                                                             -----------       -----------
Cash and cash equivalents, ending .....................      $     1,424       $       842
                                                             ===========       ===========

                   The accompanying notes are an integral part of these consolidated financial statements

                   CYBER DEFENSE SYSTEMS, INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                                   (Unaudited)

                                                           THREE MONTHS ENDED
                                                              MARCH 31,
                                                          2005           2004
                                                       ----------     ----------

Supplemental disclosure of cash flow information:

Cash paid for interest                                 $    7,000     $       --
Cash paid for income taxes                                     --             --

Supplemental disclosure of non-cash investing
   and financing information:
Issued stock for debt                                     117,000             --
Issued stock for shares of Cyber Aerospace              4,603,650
Retirement of fully depreciated assets                         --         29,513
                                                       ----------     ----------


                   The accompanying notes are an integral
                    part of these financial statements

                   CYBER DEFENSE SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization, acquisitions and mergers and controlling shareholder --Cyber Defense Systems, Inc. ("the Registrant" or "Cyber Defense" or "the Company") was incorporated on August 19, 2004 in Florida. E-City Software, Inc. ("E-City") was organized in Nevada on May 12, 2000. On Alert Systems, Inc. ("On Alert") was incorporated on March 17, 2003 in Nevada and acquired a control position in E-City in May of 2003 and in Cyber Aerospace Corp. ("Cyber Aerospace") in March 2004. On Alert was merged with and into Cyber Defense on September 1, 2004. On September 1, 2004 E-City was also merged with and into Cyber Defense following the On Alert merger. As a result of the aforementioned, Cyber Defense is the successor to E-City and its shares of class A common stock began trading on the Over the Counter Bulletin Board ("OTC:BB") under the symbol CYDF on September 7, 2004. Due to the nature of the mergers, the fiscal year end of the Registrant has been changed to December 31 effective for Fiscal 2003 and the historical financial statements of the Registrant are now those of On Alert and will include results of operations for Cyber Aerospace from its date of inception in March 2004, as it was previously a subsidiary of On Alert, and will also include the results of operations of E-City from it's date of merger, September 1, 2004.

The majority and controlling shareholders of the company are Proxity, Inc. ("Proxity"), a publicly traded company ("PRXT") and Cherokee Raiders, a partnership, ("Cherokee") owning 72.3% and 26.1% of the Class A common shares of the Registrant respectively as at March 31, 2005. In addition, Cherokee also owns all 150,000 of the issued and outstanding shares of Class B common stock, which allow for 1,000 votes per share, and Cherokee and Proxity each own one share of the two shares of Class C common stock issued and outstanding. The Chief Executive Officer of both Proxity and Cherokee is Mr. Robinson, the Chief Executive Officer of the Registrant.

Basis of Presentation -- The unaudited financial statements included in the Form 10-QSB have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Item 310(b) of Regulation SB of the Securities and Exchange Act of 1934. The financial information furnished herein reflects all adjustments, which, in the opinion of management, are necessary for a fair presentation of the Company's financial position, the results of operations and cash flows for the periods presented.

Certain information and footnote disclosures normally contained in financial statements prepared in accordance with generally accepted accounting principles have been omitted, pursuant to such rules and regulations.

Condensed Interim Financial Statements -- The accompanying unaudited condensed consolidated financial statements include the accounts of Cyber Defense Systems, Inc. and its subsidiary, collectively ("Cyber" or the "Company"). These financial statements are condensed and, therefore, do not include all disclosures normally required by accounting principles generally accepted in the United States of America. In the opinion of management, all adjustments necessary for a fair presentation have been included in the accompanying condensed consolidated financial statements and consist of only normal recurring adjustments. The results of operations presented in the accompanying condensed consolidated financial statements are not necessarily indicative of the results that may be expected for the full year ending December 31, 2005 and such financial statements should be read in conjunction with the Company's Form 10-KSB/A for the year ended December 31, 2004 and other filings made with the Securities and Exchange Commission.

                   CYBER DEFENSE SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

Consolidation - The accompanying consolidated financial statements include the accounts and transactions of Cyber Defense Systems, Inc. for all periods presented and the accounts and transactions of its subsidiary from the date of its acquisition. Intercompany accounts and transactions have been eliminated in consolidation. At December 31, 2004, the minority interest of $26,581 shown on the balance sheet represents the shareholdings of stockholders of Cyber Aerospace other than Cyber Defense, of approximately 6.2% multiplied by the then cumulative net income of the Cyber Aerospace subsidiary. The acquisition of the minority interest by the Company was effective as of March 31, 2005 and such minority interest was therefore eliminated at that date (see Note 3).

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Business Condition - The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements for the three months ended March 31, 2005, the Company earned minimal revenue and incurred a net loss of $5,691,147 and for the year ended December 31, 2004, the Company recorded revenues of $3,026,287, but incurred a net loss of $420,653. The lack of sufficient revenues and the loss from operations raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amount and classification of liabilities which might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flows to meet its obligations on a timely basis, to obtain additional financing as may be required, and ultimately to attain successful operations (see Notes 9 and 11).

Cash and Cash Equivalents -- Cash equivalents include highly liquid short-term investments with original maturities of three months or less, readily convertible to known amounts of cash. At March 31, 2005 and December 31, 2004 the Company had $0 and $106,270 of cash, respectively, in excess of federally insured limits.

Inventory -- At March 31, 2005, inventory of $383,679 primarily consists of parts for the airships that the Company sells and services.

Property and Equipment -- Property and equipment consists of computer software. The software is recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Expenditures for maintenance, repairs, and renewals are charged to expense as incurred. Expenditures for major renewals and betterments that extend the useful lives of existing equipment are capitalized and depreciated. On retirement or disposition of property and equipment, the cost and accumulated depreciation are removed and any resulting gain or loss is recognized in the statement of operations.

Long-lived assets are reviewed for impairment quarterly. Recoverability of assets to be held and used is measured by comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is

                    CYBER DEFENSE SYSTEMS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

measured by the amount that the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Based on the evaluation at March 31, 2004, an impairment of $12,205 for a reduction in the value of certain equipment was recorded for the three month period then ended , and based on a valuation at March 31, 2005, goodwill of $4,577,069 was impaired.

Income Taxes -- No income taxes have been paid or accrued because the Company has had no net taxable income since inception. The Company recognizes the amount of income taxes payable or refundable for the current year and recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement amounts of certain assets and liabilities and their respective tax bases. Deferred tax assets and deferred liabilities are measured using enacted tax rates expected to apply to taxable income in the years those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance to the extent that uncertainty exists as to whether the deferred tax assets will ultimately be realized.

Loss Per Share -- Basic loss per share is calculated by dividing loss available to Class A common shareholders by the weighted-average number of Class A common shares outstanding during each period.

Research and Development -- Research and development revenue includes receipts related to the testing of airships on cost plus fixed fee contracts net of the related expenses.

Recent Accounting Pronouncements -- In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." The Statement amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts entered into or modified after June 30, 2003. The guidance should be applied prospectively. The provisions of this Statement that relate to SFAS 133 Implementation Issues that have been effective for fiscal quarters that began prior to June 15, 2003, should continue to be applied in accordance with respective effective dates. In addition, certain provisions relating to forward purchases or sales of when-issued securities or other securities that do not yet exist, should be applied to existing contracts as well as new contracts entered into after June 30, 2003. The adoption of SFAS No. 149 had no impact on the Company's financial statements.

In May 2003, the FASB issued Statement of Accounting Standards No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" (SFAS No. 150). SFAS No. 150 establishes standards for classification and measurement in the statement of financial position of certain financial instruments with characteristics of both liabilities and equity. It requires classification of a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 had no impact on the Company's financial statements.

                    CYBER DEFENSE SYSTEMS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

In May 2003, the consensus on EITF Issue No. 01-08, "Determining Whether an Arrangement Contains a Lease," was issued. The guidance in the consensus applies to the purchase or sale of goods and services under various types of contracts, including outsourcing arrangements. Based on the criteria in the consensus, both parties to an arrangement are required to determine whether the arrangement includes a lease within the scope of SFAS No. 13, "Accounting for Leases." The new requirement applies prospectively to new or modified arrangements for reporting periods beginning after May 28, 2003. Accordingly, as of August 1, 2003, the company accounted for new or modified arrangements based on this guidance. Adoption of this standard did not have an impact on the Company's financial statements.

In December 2003, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities which was originally issued in January 2003. FIN 46 or revised provides guidance on the consolidation of certain entities when control exists through other entities created after January 31, 2003. The Company does not hold a variable interest in any enterprise. Accordingly, the Company does not expect the provisions of FIN 46 to have a material effect on future interim or annual financial statements.

On December 18, 2003 the SEC issued Staff Accounting Bulletin No. 104, Revenue Recognition ("SAB 104"), which supersedes SAB 101, Revenue Recognition in Financial Statements. SAB 104's primary purpose is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, which was superseded as a result of the issuance of EITF 00-21, Accounting for Revenue Arrangements with Multiple Deliverables. The adoption of SAB 104 did not have a material impact the Company's financial position or results of operations.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payment, which is an amendment to SFAS No. 123, Accounting for Stock-Based Compensation and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. This new standard eliminates the ability to account for share-based compensation transactions using Accounting Principles Board (APB) No. 25, Accounting for Stock Issued to Employees (APB 25) and requires such transactions to be accounted for using a fair-valued-based method, with the resulting cost recognized in the Company's financial statements. This new standard is effective for annual periods beginning after June 15, 2005. The Company has not awarded or granted any share-based compensation to date and, therefore, the adoption of this standard is not expected to have any effect on the Company's financial position or results of operations until such time as share-based compensation is granted.

In December 2004, the FASB issued SFAS No. 153, Exchange of Non-monetary Assets. SFAS No. 153 amends APB Opinion No. 29, Accounting for Non-monetary Transactions, to eliminate the exception for non-monetary exchanges of similar productive assets. The Company will be required to apply this statement to non-monetary exchanges after December 31, 2005. The adoption of this standard is not expected to have a material effect on the Company's financial position or results of operations.

Fair Values of Financial Instruments -- The carrying amounts reported in the balance sheet for notes payable approximate their fair values because the interest rates approximate current interest rates to be charged on similar borrowings.

                   CYBER DEFENSE SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE 2 - RELATED PARTY TRANSACTIONS

Proxity, Inc. ("Proxity") - Proxity owned 100% of the stock of On Alert Systems, Inc. at December 31, 2003. On Alert purchased the GDS and Traptec licenses from Proxity at Proxity's cost. As of December 31, 2003, On Alert has accounts payable and notes payable to Proxity of $184,506 and $107,011, respectively. As of March 31, 2005, the Company has accounts payable and notes payable to Proxity of $_______ and $______, respectively.

On Alert Systems - On Alert was incorporated on March 17, 2003 in Nevada and acquired a control position in E-City in May of 2003 and in Cyber Aerospace in March 2004. On Alert was merged with and into Cyber Defense on September 1, 2004.

E-City Software - On May 23, 2003, the Company paid $40,000 for 35,000,000 shares of common stock of E-city Software, Inc., representing 77.6% of the total shares outstanding. On September 1, 2004, the Company issued 333,562 shares of Cyber Common Stock Class A for the remaining shares of E-City. E-City Software, Inc. is a public company incorporated in Nevada on May 12, 2000. The Company acquired E-City for its status as a public entity.

Cyber Aerospace - Prior to the three month period ended March 31, 2005, Cyber Aerospace had previously been consolidated with the Company as it was a 93.8% owned subsidiary. All transactions and account balances between the Company and Cyber Aerospace were eliminated during consolidation. On March 31, 2005, the Company purchased the minority interest so that Aerospace became a wholly owned subsidiary and was then merged with and into the Company (see Note 3).

Cherokee Raiders - Cherokee's general partner is William C. Robinson. Cherokee and Mr. Robinson also own control positions with proxies in Proxity. As of December 31, 2004, the Company had a note payable to Cherokee of $21,166. As of March 31, 2005, the Company had a note payable to Cherokee in the amount of $ 1,016,752.

William C. Robinson - Mr. Robinson has ownership in Proxity and Cherokee Raiders. He is also the CEO and CFO of the Company.

NOTE 3 - ACQUISITION OF MINORITY INTEREST IN SUBSIDIARY

On March 31, 2005, the Company acquired the 6.19% minority interest in its majority owned subsidiary, Cyber Aerospace Corporation ("Aerospace"), and merged Aerospace into Cyber. The merger was accounted for by the purchase method of accounting and was completed in order to consolidate operations into one company, with one name, and one group of shareholders, as well as to avoid what had become unnecessary bookkeeping expenses associated with maintaining Aerospace as a separate entity. For each share of Aerospace, the beneficial owner received one share of Cyber Defense. As a result, 1,650,000 shares of class A common stock were issued for the 6.19% ownership, along with 150,000 shares of class B common stock.

Aerospace had been a majority owned subsidiary of On Alert from the date of its inception in March 2004 through September 1, 2004 at which time it became a majority owned subsidiary of Cyber pursuant to the Domicile merger between Cyber, On Alert and E-City.

                   CYBER DEFENSE SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


The purchase price for the acquisition of the Aerospace minority interest was $4,603,500, comprised of 1,650,000 shares of common stock valued at $2.79 per share. The share price was determined by the average price for shares sold in the market for the months of February and March discounted at 10% for a block sale. A nominal value was given to the 150,000 class B shares issued.

The purchase price was accounted for in accordance with FAS 141, Business Combinations. Subsequent to the acquisition and merger, the goodwill was impaired. Cyber allocated. All shares of Class A common stock and Class B common stock that comprise the purchase price have been shown in these financial statements as if they were issued at March 31, 2005.

The assets acquired and liabilities assumed were as follows:

--------------------------------------------------------------------------------
Assets Acquired
Accounts receivable                                                   $   13,386
Deposits on airships for resale                                           21,051
Intangible assets:
           Plans & designs                                                 1,145
           Techsphere marketing rights                                     7,403
                                                                      ----------
           Net Intangibles                                                 8,548
Goodwill                                                               4,577,069
--------------------------------------------------------------------------------
Total Assets Acquired                                                 $4,620,054
--------------------------------------------------------------------------------
Liabilities Assumed
Accounts payable & accrued expenses                                   $   14,168
Notes payable - related parties                                            2,236
--------------------------------------------------------------------------------
Total Liabilities Assumed                                                 16,404
--------------------------------------------------------------------------------
Net Assets Acquired                                                   $4,603,650
--------------------------------------------------------------------------------

NOTE 4 - INTANGIBLE ASSETS

During 2004, the Company purchased exclusive marketing rights from Techsphere International ("TSI"). These rights were recorded at their cost of $500,000 because TSI is a non-related party. These marketing rights are being amortized over six years, which is the life of the contract and the monthly amortization expense is $6,944. In 2004, the Company purchased designs and plans for unmanned air vehicles (UAVs) which have a useful life of 3 years. The cost was $100,000 and the monthly amortization is $2,777. Amortization expense was $29,166 for the three months ended March 31, 2005

NOTE 5 - NOTE PAYABLE - QUEBEC

On August 23, 2004, the Company and Quebec, Inc., ("Quebec") a Canadian corporation, executed a Secured Commercial Promissory Note pursuant to the terms of which the Company borrowed $242,216 from Quebec. Prepaid interest of $9,316 for 61 days was withheld from the initial funding and thereafter interest accrues at an annual rate of 24%. The Note is secured by securities owned by Mr. Robinson, the company's Chief Executive Officer, and will be further secured by equipment purchased by the Company which was the subject Equipment upon which deposits were paid from a portion of the loan proceeds.

                   CYBER DEFENSE SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


Prepayment was required from any equity or loan funds raised by the Company and full payment of all remaining principle and accrued interest is due February 18, 2005. Payment terms were amended on February 8, 2005 to provide for payment of one half the principal and all accrued interest through March 10, 2005, as well as transaction costs and extension fees, through the sale of a portion of the securities owned by Mr. Robinson. All funds paid to the lender from such securities sales constitute a loan by Mr. Robinson to the Company. If the Company does not raise equity or loan funds sufficient to repay the remaining balance due within the 45 day period immediately following the payment of the first half of the loan, then the remainder of the loan will be repaid, with interest, from continued sales of securities pledged by Mr. Robinson, which payments would constitute additional loans by Mr. Robinson to the Company. Costs incurred in connection with the loan were capitalized and are being amortized over the life of the loan. For the period ended March 31, 2005, amortization expense of the loan costs was $4,536.

On April 11, 2005, the Company and Quebec executed another amendment to the payment terms whereby an extension fee of $25,000 was paid and Quebec agreed to obtain payment of a portion of the loan by selling, at the earliest time available to it, and by any legal means available, sufficient shares of the collateral to re-pay $116,450 of principal and $28,997 for interest through May 10, 2005. Amounts remaining due after the aforementioned shall be payable from any equity or loan proceeds obtained by the Company from the date of this amendment until the repayment of all amounts due under the loan; the proceeds of the second traunche of loan proceeds from the Millennium Group et al pursuant to the SB-2 filing requirement or from corporate cash flow and resources as available during the 45 days subsequent to this amendment.

NOTE 6 - NOTES PAYABLE - RELATED PARTIES

                                                                March 31,     December 31,
                                                                  2005            2004
                                                               ----------      ----------
Note payable - Joe Theisman - interest accrues at 18%
     per annum, due April 30 through September 30, 2005,
     in equal monthly installments, unsecured                  $       --      $  110,000


Note payable - Cherokee Raiders - interest accrues at 12%
     per annum, due on demand and is unsecured                     24,789          58,993


Note payable - Cherokee Raiders - interest accrues at 12%
     per annum, due November 30, 2005 and is unsecured            868,079         868,775


Note payable - Jim Allman - interest accrues at 8% per
     Annum, due December 5, 2005                                  100,000         100,000
                                                               ----------      ----------
                                                               $  992,868      $1,137,768
                                                               ----------      ----------

                   CYBER DEFENSE SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE 7 - STOCKHOLDERS' DEFICIT

Common Stock - At March 31, 2005, the Company had 28,019,414 shares of Class A Common Stock, 300,000 shares of Class B Common Stock, and 2 shares of Class C Common Stock issued and outstanding with 200,000,000 shares of each of Class A, B and C authorized with a par value of $.001. In addition, the Company had 100,000,000 shares of Class A Preferred Stock authorized, par value $.001, with no shares issued and outstanding. The Company had $6,215,370 in additional paid in capital and an accumulated deficit of $6,612,586 of which $4,577,069 was for impairment of goodwill. Class B Common Stock allows for 1000 votes per share. Class C Common Stock allows for one vote per share and entitles the holder to receive the net assets of the Company upon dissolution. At December 31, 2004, the Company had 25,921,562 shares of Class A Common Stock, 150,000 shares of Class B Common Stock issued and outstanding and 2 shares of Class C common stock issued and outstanding with 200,000,000 shares of each of Class A, Class B and Class C Common Stock authorized, par value $.001.

NOTE 8 - INCOME TAXES

The Company has paid no federal or state income taxes since its incorporation. As of March 31, 2005 and December 31, 2004, the Company had net operating loss carry forwards for federal income tax reporting purposes of approximately $6,537,378 and $874,546 respectively, which if unused, will expire through 2025. Deferred tax assets are reduced by a valuation allowance to the extent that uncertainty exists as to whether the deferred tax assets will ultimately be realized. The net deferred tax asset consists of the following:

NOTE 9 - Working Capital Financings

On February 16, 2005 the Company and Commerce Funding Corporation (CFC) executed a Working Capital Financing Proposal relative to a potential secured financing of up to $3,000,000 for a two year term. All borrowings under this potential financing would be collateralized by a first security UCC-1 filing on all assets related to accounts receivable and a Cross Corporate Guaranty by Proxity, Inc., the Company's major shareholder and parent. In addition, CFC requires a Limited Guaranty of certain provisions in the loan agreement by the Company's Chief Executive Officer. The interest rate on borrowings would be Prime, as quoted in the Wall Street Journal, plus 1/2 % and there will be a one time facility fee of 1% of the total credit line payable out of the first funding. In addition, all borrowings are subject to eligibility as defined and determined by CFC and the advance rate on eligible receivables, as defined, is 90% for direct Government accounts and 80% for Commercial Accounts. Closing of this transaction is subject to acceptable documentation, due diligence by CFC and other terms which are to be negotiated amongst the parties.

On February 18, 2005, the Company and Bedlington Securities, Ltd. ("Bedlington") executed a Convertible Promissory Note (the "Bedlington Note") for the principal amount of $250,000 was advanced to the Company on February 25, 2005. Interest was to accrue on the Bedlington Note at the rate of 18% per annum and repayment terms required six equal monthly payments commencing April 30, 2005 with the last payment on September 30, 2005 to include all accrued interest. Bedlington had the right to convert the outstanding amount of the Bedlington Note into Class A common shares of the Company at any time upon five days notice and such conversion was to be calculated at 50% of the average closing price of the Class A common shares for the 30 days preceding the date of conversion. All amounts so converted were not to be subject to any accrual of interest.

                   CYBER DEFENSE SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)

In addition, the Company had the right to pay amounts due under the Bedlington Note at any time with shares of its Class A common stock pursuant to the same formula by notifying Bedlington of its intent to do so and requesting a Notice of Conversion from Bedlington. On February 22, 2005, the Company informed Bedlington that it would make payment in full with common shares and Bedlington submitted a Notice of Conversion to the Company. As a result, the Company issued 217,391 shares of its Class A common stock pursuant to the calculation described above.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

On January 1, 2005, we entered into an employment agreement with our Chief Executive Officer, William Robinson. The term of this agreement is for a period of one year, subject to renewal for successive one year periods, unless 14 days prior written notice is provided by either party. Mr. Robinson will receive an annual salary of not less than $250,000. In addition, we will issue Mr. Robinson 250,000 shares of our Class A Common Stock on the first anniversary of the effective date of the agreement and every anniversary thereafter. The agreement may be terminated for due cause, upon death, upon disability, voluntary termination by him, or us, without due cause by providing 14 days prior written notice. Mr. Robinson is subject to a non-compete and non-solicitation provision during the employment term and during a specified Post-Employment Period (as defined in the employment agreement).

On January 1, 2005, we entered into an employment agreement with our President, James D. Alman. The term of this agreement is for a period of one year, subject to renewal for successive one year periods, unless 14 days prior written notice is provided by either party. Executive will receive an annual salary of not less than $120,000. In addition, we will issue Mr. Alman 50,000 shares of our Class A Common Stock on the first anniversary of the effective date of the agreement and every anniversary thereafter. The Agreement may be terminated for due cause, upon death, upon disability, voluntary termination by him, or us without due cause by providing 14 days prior written notice. Mr. Alman is subject to a non-compete and non-solicitation provision during the employment term and during a specified Post-Employment Period.

On January 1, 2005, we entered into an employment agreement with our Vice-President, Barry Nelsen. The term of this agreement is for a period of one year, subject to renewal for successive one year periods, unless 14 days prior written notice is provided by either party. Mr. Nelsen will receive an annual salary of not less than $120,000. In addition, we will issue Mr. Nelsen 40,000 shares of our Class A Common Stock on the first anniversary of the effective date of the agreement and every anniversary thereafter. The agreement may be terminated for due cause, upon death, upon disability, or voluntary termination by him. Mr. Nelsen is subject to a non-compete and non-solicitation provision during the employment term and during a specified Post-Employment Period.

On January 1, 2005, we entered into an employment agreement with Jaffray Stephens. The term of this agreement is one year, subject to renewal for successive one year periods, unless 14 days prior written notice is provided by either party. Mr. Stephens will receive an annual salary of not less than $65,000. In addition, we will issue Mr. Stephens 25,000 shares of our Class A Common Stock on the first anniversary of the effective date of the agreement and every anniversary thereafter. The Agreement may be terminated for due cause, upon death, upon disability, voluntary termination by him, or us without due cause by providing 14 days prior written notice. Mr. Stephens is subject to a non-compete and non-solicitation provision during the employment term and during a specified Post-Employment Period.

                     CYBER DEFENSE SYSTEMS INC. AND SUBSIDIARY
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


The Company has an exclusive agreement with Traptec Corporation to represent Traptec Corporation as a marketing representative. The parties have agreed to divide equally the before tax net profits generated from any such sales as generated under the agreement. However, the parties have agreed that if their efforts have not generated over $200,000 in net sales profits, to be divided equally, by the end of the 2005, the total license fee for that year shall be at least $100,000 to Traptec Corporation. As of March 31, 2005, no sales have been made in connection with this license.

NOTE 11 - SUBSEQUENT EVENT

      On April 1, 2005, the Company entered into a Securities Purchase Agreement, dated as of April 1, 2005, by and among the Company, and AJW Partners, LLC ("Partners"), AJW Offshore, Ltd. ("Offshore"), AJW Qualified Partners ("Qualified") and New Millenium Capital Partners, II, LLC
("Millenium"). Partners, Offshore, Qualified and Millenium are collectively referred to as the "Purchasers". We authorized the sale to the Purchasers of Secured Convertible Term Notes in the aggregate principal amount of Four Million Dollars ($4,000,000). The $4.0 million is to be funded in three traunches ($1.5 million on April 4, 2005, $1.2 million upon filing the Registration Statement and $1.3 million upon effectiveness of the Registration Statement). The offering was made pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Notes bear interest at 8% per annum, unless the common stock of the Company is greater than $4.25 per share for each trading day of a month, in which event no interest is payable during such month. The notes are convertible into common stock of the Company at a 40% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion.

      In connection with the offering, the Company issued an aggregate of 4,000,000 warrants to purchase common stock at a price of $4.25 per share. The warrants are exercisable for a period of five years. The conversion of the notes are subject to an effective Registration Statement. The Company has the right to redeem the notes under certain circumstances and the notes are secured by all of the Company's assets, except for its accounts receivable and proceeds of inventory. The proceeds of the offering will be used to repay certain indebtedness and for working capital. The initial funding of $1.5 million was received on April 4, 2005.

NOTE 12 -- RESTATEMENT

During November 2004, the Company performed testing on an airship at the request of a third party. During this testing, additional procedures that were not part of the original agreement were requested and performed. Although no contract amendment was executed for the additional procedures, the Company has determined that these additional procedures should be recorded during the year ended December 31, 2004 and invoiced for the services. Accordingly, an adjustment was made to record the receivable and related revenue. In addition, expenses related to the testing were accrued and are reflected in accounts payable on the accompanying balance sheet. The net loss for the year ended December 31, 2004 increased as a result of the adjustment.

The Company has also determined that amounts received for testing of airships are reimbursement of expenses. As a result, the receipts have been netted against the related research and development expenses on the line titled "Other Revenues" in the accompanying statement of operations. In addition, research and development expenses included in general and administrative expenses have been reclassified to "Other Revenues."

The changes to the financial statements resulting from the restatement are shown below:

                                                      As Originally       Effect of
                                                         Reported        Restatement       As Restated
---------------------------------------------------------------------------------------------------------
For the Year Ended December 31, 2004
Balance Sheet
 Accounts receivable                                   $        --       $   747,155       $   747,155
 Current Assets                                            206,270           747,155           953,425
 Total Assets                                            2,064,106           747,155         2,811,261
 Accounts payable and accrued liabilities                  440,987           878,785         1,319,772
 Total Current Liablities                                2,421,269           780,000         3,201,269
 Total Liabilities                                       2,421,269           780,000         3,201,269
 Accumulated Deficit                                      (803,110)          (94,248)         (897,358)
 Total Shareholder's Deficit                              (385,781)          (30,808)         (416,589)
 Total Liabilities and Shareholder's Deficit             2,064,106           747,155         2,811,261

Statement of Operations
 Service revenues                                          803,250          (803,250)               --
 Other revenues                                                 --           326,287           326,287
 Total Revenues                                          3,503,250          (476,963)        3,026,287
 Research and development                                  188,824          (188,824)               --
 General and administrative                              1,282,007          (191,854)        1,090,153
 Total Expenses                                          3,670,831          (380,678)        3,290,153
 Net Loss Before Income Tax and Minority Interest         (297,787)          (96,285)         (394,072)
 Minority interest                                         (28,618)            2,037           (26,581)
 Net Loss                                                 (326,405)          (94,248)         (420,653)
 Basic loss per share                                        (0.02)               --             (0.02)
---------------------------------------------------------------------------------------------------------

  HANSEN, BARNETT & MAXWELL
  A Professional Corporation
 CERTIFIED PUBLIC ACCOUNTANTS
   5 Triad Center, Suite 750                    [BAKER TILLY INTERNATIONAL LOGO]
 Salt Lake City, UT 84180-1128
     Phone: (801) 532-2200
      Fax: (801) 532-7944
        www.hbmcpas.com


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders
Cyber Defense Systems, Inc.
St. Petersburg, Florida

We have audited the consolidated balance sheets of Cyber Defense Systems, Inc. and Subsidiary as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' deficit and cash flows for the year ended December 31, 2004 and for the period March 17, 2003 (date of inception) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Cyber Defense Systems, Inc. and Subsidiary as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the year ended December 31, 2004 and for the period March 17, 2003 (date of inception) to December 31, 2003 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has had losses and current ratio deficits since inception. As discussed in Note 1 to the financial statements, there is substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                                       HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
April 8, 2005, except the items discussed in Note 12, as to which the date is May 18, 2005.

                   CYBER DEFENSE SYSTEMS, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS


                                                                  DECEMBER 31,   DECEMBER 31,
                                                                      2004           2003
                                                                  -----------    -----------
                                         ASSETS

CURRENT ASSETS:

 CASH AND CASH EQUIVALENTS ....................................   $   206,270    $       319
 ACCOUNT RECEVABLE ............................................       747,155             --
                                                                  -----------    -----------
 TOTAL CURRENT ASSETS .........................................       953,425            319
                                                                  -----------    -----------
OTHER ASSETS

DISTRIBUTION LICENSES, NET OF ACCUMULATED AMORTIZATION OF
         $-0- AND $14,494 RESPECTIVELY ........................            --         39,406
PROPERTY AND EQUIPMENT, NET OF ACCUMULATED DEPRECIATION
          OF $2,138 AND $29,513 RESPECTIVELY ..................         5,603         14,278
DEPOSITS ON EQUIPMENT .........................................       150,976             --
DEPOSITS ON AIRSHIPS ..........................................     1,175,000             --
LOAN COSTS, NET OF ACCUMULATED AMORTIZATION OF $5,292..........        12,849
SECURITY DEPOSITS .............................................         7,156             --
INTANGIBLE ASSETS, NET OF ACCUMULATED AMORTIZATION OF $93,748         506,252
                                                                  -----------    -----------
TOTAL ASSETS ..................................................   $ 2,811,261    $    54,003
                                                                  ===========    ===========

                         LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:

ACCOUNTS PAYABLE AND ACCRUED LIABILITIES.......................   $ 1,319,772    $   106,843
ACCOUNTS PAYABLE - RELATED PARTIES ............................       468,176        184,506
ASSUMED DEBT OF SUBSIDIARY ....................................        33,337         98,972
NOTES PAYABLE - RELATED PARTIES ...............................     1,137,768        128,177
NOTES PAYABLE - QUEBEC, INC ...................................       242,216             --
                                                                  -----------    -----------
TOTAL CURRENT LIABILITIES .....................................   $ 3,201,269    $   518,498
                                                                  -----------    -----------
LONG-TERM NOTES PAYABLE - RELATED PARTIES .....................            --             --
                                                                  -----------    -----------
TOTAL LIABILITIES .............................................     3,201,269        518,498
                                                                  -----------    -----------
MINORITY INTEREST IN CYBER AEROSPACE, CORP. (6.2%) ............        26,581             --

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' DEFICIT:

CLASS A PREFERRED STOCK, $0.001 PAR VALUE; 100,000,000 SHARES
AUTHORIZED; NONE ISSUED AND OUTSTANDING .......................            --             --
COMMON STOCK:
CLASS A, $0.001 PAR VALUE; 200,000,000 SHARES AUTHORIZED;
25,921,562 AND 18,750,000 SHARES ISSUED AND
OUTSTANDING RESPECTIVELY ......................................        25,921         18,750
CLASS B, $0.001 PAR VALUE; 200,000,000 SHARES AUTHORIZED;
150,000 AND -0- SHARES ISSUED AND OUTSTANDING RESPECTIVELY ....           150             --
CLASS C, $0.001 PAR VALUE; 200,000,000 SHARES AUTHORIZED;
2 SHARES AND -0- SHARES ISSUED AND OUTSTANDING, RESPECTIVELY ..            --             --
ADDITIONAL PAID-IN CAPITAL ....................................       461,762            --
ACCUMULATED OTHER COMPREHENSIVE LOSS ..........................        (7,064)        (6,540)
ACCUMULATED DEFICIT ...........................................      (897,358)      (476,705)
                                                                  -----------    -----------
TOTAL SHAREHOLDERS' DEFICIT ...................................      (416,589)      (464,495)
                                                                  -----------    -----------
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT ...................   $ 2,811,261    $    54,003
                                                                  ===========    ===========


              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                       CONSOLIDATED FINANCIAL STATEMENTS

                   CYBER DEFENSE SYSTEMS, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                   MARCH 17, 2003
                                                     FOR THE         (DATE OF
                                                    YEAR ENDED       INCEPTION)
                                                   ------------       THROUGH
                                                   DECEMBER 31,     DECEMBER 31,
                                                       2004             2003
                                                   ------------    ------------
Revenues:

Airship sales ..................................   $  2,700,000              --
Other revenues .................................        326,287              --
                                                   ------------    ------------
Total Revenues .................................      3,026,287              --


Cost of product sold ...........................      2,200,000
Research and development .......................             --
General and administrative expenses ............      1,090,153         372,609
                                                   ------------    ------------
Total Expenses .................................      3,290,153         372,609
                                                   ------------    ------------
Loss from Operations ...........................       (263,866)       (372,609)

Other Income (expense)

Interest income ................................             --           3,692
Interest expense ...............................        (98,809)         (9,292)
Gain on forgiveness of debt ....................             --          22,807
Write off of equipment .........................        (12,205)             --
Impairment of goodwill and licenses ............        (19,192)       (121,303)
                                                   ------------    ------------
Other Income (Expense), Net ....................       (130,206)       (104,096)
                                                   ------------    ------------
Net Loss Before Income Tax and Minority Interest       (394,072)       (476,705)

Provision for income tax .......................             --              --
Minority interest ..............................        (26,581)             --
                                                   ------------    ------------
Net loss .......................................   $   (420,653)   $   (476,705)
                                                   ============    ============

Basic and diluted loss per share ...............   $      (0.02)   $      (0.03)
                                                   ============    ============

Weighted average number of Class A
  common shares outstanding ....................     21,125,176      18,750,000
                                                   ============    ============



              The accompanying notes are an integral part of these
                       consolidated financial statements

                   CYBER DEFENSE SYSTEMS, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

                   MARCH 17, 2003 (DATE OF INCEPTION) THROUGH
                                DECEMBER 31,2004


                                                                                              Deficit
                              Class A              Class B         Class C     Accumulated  Accumulated
                           Common Stock         Common Stock    Common Stock   During the      Other        Additional     Total
                       --------------------   ---------------  --------------  Development  Comprehensive    Paid-in   Stockholders'
                         Shares     Amount     Shares  Amount  Shares  Amount     Stage         Loss         Capital      Deficit
                       ----------  --------   -------  ------  ------  ------  -----------  -------------   ----------  ------------
Balance March 17,
  2003 (Date of
  Inception)                   --  $     --        --  $   --      --  $   --  $        --  $          --   $       --  $       --


Sale of Class A
common stock for
cash - $0.001
per share              18,750,000    18,750                                                                                 18,750


Net loss for the
  period                                                                          (476,705)                               (476,705)


Currency translation
  adjustments                                                                                      (6,540)                  (6,540)
                                                                                                                        ----------

Comprehensive loss                                                                                                        (483,245)
                                                                                                                        ----------

Balance at             ----------  --------   -------  ------  ------  ------  -----------  -------------   ----------  ----------
December 31, 2003      18,750,000  $ 18,750        --      --      --      --  $  (476,705) $      (6,540)             $  (464,495)


Issuance of 2 Class
C Common Shares in
 exchange for on
 Alert Shares                                                       2      --

Issuance of 150,000
Class B Common shares
 in exchange for note
 payable conversion                           150,000     150                                                                  150

Issuance of 6,750,000
Class A common shares
 Conversion of
 Note payable           6,750,000     6,750                                                                    398,322     405,072

Stock Option
  Compensation                                                                                                  63,440      63,440

Issuance of 421,562
 Class A common
 shares pursuant to
 the acquisition of
 E-City Software          421,562       421                                                                                    421

 Net loss for the year                                                              (420,653)                             (420,653)

Currency translation
adjustments                                                                                          (524)                    (524)
                                                                                            -------------               ----------

Comprehensive loss                                                                                                        (421,177)
                                                                                                                        ----------

Balance at             ----------  --------   -------  ------  ------  ------  ------------ -------------   ----------  ----------
December 31, 2004      25,921,562  $ 25,921   150,000  $  150       2  $   --  $  (897,358) $      (7,064)  $461,762    $ (416,589)
                       ==========  ========   =======  ======  ======  ======  ============ =============   ==========  ==========

The accompanying notes are an integral part of these consolidated financial statements

                   CYBER DEFENSE SYSTEMS, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                              FOR THE
                                                                              PERIOD
                                                                               FROM
                                                                             MARCH 17,
                                                                             2003 (DATE
                                                              YEAR ENDED    OF INCEPTION)
                                                             ------------     THROUGH
                                                             DECEMBER 31,   DECEMBER 31,
                                                                 2004           2003
                                                             ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss ...............................................  $ (420,653)     $ (476,705)
   Adjustments to reconcile net loss to net
   cash from operating activities:
     Stock Option Compensation.............................      63,440              --
     Minority interest ....................................      28,618              --
     Depreciation and amortization ........................     121,392          17,845
     Impairment of goodwill ...............................          --         121,303
     Impairment of value of licenses ......................      19,192
     Gain on forgiveness of debt ..........................          --         (22,807)
     Loss on currency adjustment ..........................        (524)         (6,540)
     Write off of property and equipment ..................      12,205              --
     Gain on sale of airship ..............................    (500,000)             --
     Changes in assets and liabilities:
       Accounts receivable ................................    (747,155)
       Security deposits ..................................      (7,156)
       Income tax receivable ..............................          --          53,391
       Accounts payable ...................................   1,089,653          19,529
       Accrued liabilities ................................     197,931         (62,609)
                                                              ---------      ----------
NET CASH FROM OPERATING ACTIVITIES ........................    (195,094)       (356,593)
                                                              ---------      ----------
CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of licenses ..................................          --         (53,900)
    Deposits on equipment .................................    (150,976)             --
    Purchase of equipment .................................      (5,668)
    Change in related party receivables/payables ..........     283,670         184,506
    Increase in investment in E-City ......................          --         (40,000)
                                                              ---------      ----------
NET CASH FROM INVESTING ACTIVITIES ........................     127,026          90,606
                                                              ---------      ----------

CASH FLOWS FROM FINANCING ACTIVITIES
    Payments on loan costs ................................     (18,141)             --
    Proceeds from notes payable ...........................     543,330         167,379
    Proceeds from notes payable - related parties .........     638,166         128,177
    Principal payments on notes payable ...................    (389,008)        (48,000)
    Principal payments on notes payable - related parties .    (439,911)             --
    Payments on debt assumed from subsidiary ..............     (65,635)             --
    Issuance of common stock ..............................       5,218          18,750
                                                              ---------      ----------
NET CASH FROM FINANCING ACTIVITIES ........................     274,019         266,306
                                                              ---------      ----------
Net increase in cash and cash equivalents .................     205,951             319
Cash and cash equivalents, beginning ......................         319              --
                                                              ---------      ----------
Cash and cash equivalents, ending .........................   $ 206,270      $      319
                                                              =========      ==========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                   CYBER DEFENSE SYSTEMS, INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

                                                                              FOR THE
                                                                               PERIOD
                                                                                FROM
                                                                              MARCH 17,
                                                                              2003 (DATE
                                                              YEAR ENDED     OF INCEPTION)
                                                             -------------     THROUGH
                                                             DECEMBER 31,    DECEMBER 31,
                                                                 2004            2003
                                                             ------------    -------------
Supplemental disclosure of cash flow information:

Cash paid for interest                                       $    9,316      $          --
Cash paid for income taxes                                           --                 --

Supplemental disclosure of non-cash investing and financing information:

Issued stock for debt                                         $ 400,425                 --
Accounts payable paid by related party                           24,655                 --
Retirement of fully depreciated assets                           29,513                 --
Deposits for purchase of airship                                675,000                 --
Subsidiary minority shareholders' stock issued for
  subscriptions receivable                                          166                 --
Licenses purchased with debt                                    500,000                 --
Plans and designs purchased with debt                           100,000                 --
Capital restructuring                                               335                 --
Debt assumed in acquisition of E-City                                --            126,972

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                   CYBER DEFENSE SYSTEMS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION, ACQUISITIONS AND MERGERS AND CONTROLLING SHAREHOLDER --Cyber Defense Systems, Inc. ("the Registrant" or "Cyber Defense" or "the Company") was incorporated on August 19, 2004 in Florida. E-City Software, Inc. ("E-City") was organized in Nevada on May 12, 2000. On Alert Systems, Inc. ("On Alert") was incorporated on March 17, 2003 in Nevada and acquired a control position in E-City in May of 2003 and in Cyber Aerospace Corp. ("Cyber Aerospace") in March 2004. On Alert was merged with and into Cyber Defense on September 1, 2004. On September 1, 2004 E-City was also merged with and into Cyber Defense following the On Alert merger. As a result of the aforementioned, Cyber Defense is the successor to E-City and its shares of class A common stock began trading on the Over the Counter Bulletin Board ("OTC:BB") under the symbol CYDF on September 7, 2004. Due to the nature of the mergers, the fiscal year end of the Registrant has been changed to December 31 effective for Fiscal 2003 and the historical financial statements of the Registrant are now those of On Alert and will include results of operations for Cyber Aerospace from its date of inception in March 2004, as it was previously a subsidiary of On Alert, and will also include the results of operations of E-City from it's date of merger, September 1, 2004.

The majority and controlling shareholders of the company are Proxity, Inc. ("Proxity"), a publicly traded company ("PRXT") and Cherokee Raiders, a partnership, ("Cherokee") owning 72.3% and 26.0% of the Class A common shares of the Registrant respectively. In addition, Cherokee also owns all 150,000 of the issued and outstanding shares of Class B common stock, which allow for 1,000 votes per share, and Cherokee and Proxity each own one share of the two shares of Class C common stock issued and outstanding. The Chief Executive Officer of both Proxity and Cherokee is Mr. Robinson, the Chief Executive Officer of the Registrant.

CONSOLIDATION - The accompanying consolidated financial statements include the accounts and transactions of Cyber Defense Systems, Inc. for all periods presented and the accounts and transactions of its subsidiary from the date of its acquisition. Intercompany accounts and transactions have been eliminated in consolidation. At December 31, 2003, no minority interest is shown on the balance sheet as the former subsidiary, E-City, had generated losses that had been borne by the Company. At December 31, 2004, minority interest was recorded for the applicable portion of net income of Cyber Aerospace.

On May 23, 2003, the Company paid $40,000 for 35,000,000 shares of common stock of E-city Software, Inc. ("E-city"), representing 77.6% of the total shares outstanding. The accompanying consolidated financial statements include the accounts and transactions of On Alert Systems, Inc. for all periods presented and the accounts and transactions of E-City from the date of its acquisition until it was merged into Cyber on September 1, 2004. Intercompany accounts and transactions have been eliminated in consolidation. No minority interest is shown on the balance sheet as of December 31, 2003 because E-City generated losses which were borne by the Company.

The purchase of E-city for $40,000 included current assets of $71,020 and current liabilities of $152,323, resulting in goodwill of $121,303. Management determined that the value of the goodwill was impaired and the total amount was written off. Subsequent to the purchase and before the year end, management was successful in negotiating a settlement of certain debt that had been acquired which resulted in forgiveness of debt of $20,407.

USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

BUSINESS CONDITION - The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements for the period ended December 31, 2003, the Company earned no revenue and incurred a net loss of $476,705. For the year ended December 31, 2004, the Company had revenues, but incurred a net loss of $420,653. The lack of sufficient operations and the loss from operations raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amount and classification of liabilities which might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flows to meet its obligations on a timely basis, to obtain additional financing as may be required, and ultimately to attain successful operations (see Note 9).

CASH AND CASH EQUIVALENTS -- Cash equivalents include highly liquid short-term investments with original maturities of three months or less, readily convertible to known amounts of cash. At December 31, 2004 and December 31, 2003 the Company had $106,270 and zero cash, respectively, in excess of federally insured limits.

                    CYBER DEFENSE SYSTEMS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

PROPERTY AND EQUIPMENT -- Property and equipment consists of computer software. The software is recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Expenditures for maintenance, repairs, and renewals are charged to expense as incurred. Expenditures for major renewals and betterments that extend the useful lives of existing equipment are capitalized and depreciated. On retirement or disposition of property and equipment, the cost and accumulated depreciation are removed and any resulting gain or loss is recognized in the statement of operations.

Long-lived assets are reviewed for impairment quarterly. Recoverability of assets to be held and used is measured by comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount that the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Based on the evaluation, an impairment of $12,205 for a reduction in the value of certain equipment and an impairment in the value of licenses of $19,192 were recorded in fiscal 2004 and $121,303 for a reduction in the value of goodwill was recorded in the period ended December 31, 2003.

REVENUE RECOGNITION - Service revenues are recognized when the services are performed and the customer is billed. Airship sales are recognized when substantially all contract specifications have been met and title passes to the customer.

CONCENTRATIONS OF RISK-- During the year ended December 31, 2004, there was one airship sale to one customer. During 2004, the Company had one supplier of airships. The loss of this supplier could have a material effect on the Company's financial statements.

INCOME TAXES -- No income taxes have been paid or accrued because the Company had no net income for the fiscal year ended December 31, 2004 or for the period ended December 31, 2003. The Company recognizes the amount of income taxes payable or refundable for the current year and recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement amounts of certain assets and liabilities and their respective tax bases. Deferred tax assets and deferred liabilities are measured using enacted tax rates expected to apply to taxable income in the years those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance to the extent that uncertainty exists as to whether the deferred tax assets will ultimately be realized.

LOSS PER SHARE --Basic loss per share is calculated by dividing loss available to Class A common shareholders by the weighted-average number of Class A common shares outstanding during each period. Diluted loss per share anti-dilutive and the calculation would include 88,000 shares subject to a stock option held by All- Stars Marketing since August 9, 2004. Thus 34,716 shares would be added to the weighted average shares used to calculate basic earnings per share.

FAIR VALUES OF FINANCIAL INSTRUMENTS -- The carrying amounts reported in the balance sheet for notes payable approximate their fair values because the interest rates approximate current interest rates to be charged on similar borrowings.

RECENT ACCOUNTING PRONOUNCEMENTS -- In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." The Statement amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts entered into or modified after June 30, 2003. The guidance should be applied prospectively. The provisions of this Statement that relate to SFAS 133 Implementation Issues that have been effective for fiscal quarters that began prior to June 15, 2003, should continue to be applied in accordance with respective effective dates. In addition, certain provisions relating to forward purchases or sales of when-issued securities or other securities that do not yet exist, should be applied to existing contracts as well as new contracts entered into after June 30, 2003. The adoption of SFAS No. 149 had no impact on the Company's financial statements.

In May 2003, the FASB issued Statement of Accounting Standards No. 150 "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" (SFAS No. 150). SFAS No. 150 establishes standards for classification and measurement in the statement of financial position of certain financial instruments with characteristics of both liabilities and equity. It requires classification of a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 had no impact on the Company's financial statements.

                    CYBER DEFENSE SYSTEMS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In May 2003, the consensus on EITF Issue No. 01-08, "Determining Whether an Arrangement Contains a Lease," was issued. The guidance in the consensus applies to the purchase or sale of goods and services under various types of contracts, including outsourcing arrangements. Based on the criteria in the consensus, both parties to an arrangement are required to determine whether the arrangement includes a lease within the scope of SFAS No. 13, "Accounting for Leases." The new requirement applies prospectively to new or modified arrangements for reporting periods beginning after May 28, 2003. Accordingly, as of August 1, 2003, the company accounted for new or modified arrangements based on this guidance. Adoption of this standard did not have an impact on the Company's financial statements.

In December 2003, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities which was originally issued in January 2003. FIN 46 or revised provides guidance on the consolidation of certain entities when control exists through other entities created after January 31, 2003. The Company does not hold a variable interest in any enterprise. Accordingly, the Company does not expect the provisions of FIN 46 to have a material effect on future interim or annual financial statements.

On December 18, 2003 the SEC issued Staff Accounting Bulletin No. 104, Revenue Recognition ("SAB 104"), which supersedes SAB 101, Revenue Recognition in Financial Statements. SAB 104's primary purpose is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, which was superseded as a result of the issuance of EITF 00-21, Accounting for Revenue Arrangements with Multiple Deliverables. The adoption of SAB 104 did not have a material impact the Company's financial position or results of operations.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payment, which is an amendment to SFAS No. 123, Accounting for Stock-Based Compensation and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. This new standard eliminates the ability to account for share-based compensation transactions using Accounting Principles Board (APB) No. 25, Accounting for Stock Issued to Employees (APB 25) and requires such transactions to be accounted for using a fair-valued-based method, with the resulting cost recognized in the Company's financial statements. This new standard is effective for annual periods beginning after June 15, 2005. The Company has not awarded or granted any share-based compensation to date and, therefore, the adoption of this standard is not expected to have any effect on the Company's financial position or results of operations until such time as share-based compensation is granted.

In December 2004, the FASB issued SFAS No. 153, Exchange of Non-monetary Assets. SFAS No. 153 amends APB Opinion No. 29, Accounting for Non-monetary Transactions, to eliminate the exception for non-monetary exchanges of similar productive assets. The Company will be required to apply this statement to non-monetary exchanges after December 31, 2005. The adoption of this standard is not expected to have a material effect on the Company's financial position or results of operations.

                    CYBER DEFENSE SYSTEMS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - RELATED PARTY TRANSACTIONS

Proxity, Inc. ("Proxity") - Proxity owned 100% of the stock of On Alert Systems, Inc. at December 31, 2003. On Alert purchased the GDS and Traptec licenses from Proxity at Proxity's cost. As of December 31, 2003, On Alert had accounts payable and notes payable to Proxity of $184,506 and $107,011, respectively. As of December 31, 2004, the Company has accounts payable and notes payable to Proxity of $ 468,176 and $ -0- respectively.

On Alert Systems - On Alert was incorporated on March 17, 2003 in Nevada and acquired a control position in E-City in May of 2003 and in Cyber Aerospace in March 2004. On Alert was merged with and into Cyber Defense on September 1, 2004.

E-City Software - On May 23, 2003, the Company paid $40,000 for 35,000,000 shares of common stock of E-city Software, Inc., representing 77.6% of the total shares outstanding. On September 1, 2004, the Company issued 333,562 shares of Cyber Defense Common Stock Class A for the remaining shares of E-City. E-City Software, Inc. is a public company incorporated in Nevada on May 12, 2000. The Company acquired E-City for its status as a public entity.

Cyber Aerospace - Cyber Aerospace has been consolidated with the Company as it is a 93.8% owned subsidiary. All transactions and account balances between the Company and Cyber Aerospace were eliminated during consolidation.

Cherokee Raiders - Cherokee's general partner is William C. Robinson. Cherokee and Mr. Robinson also own control positions with proxies in Proxity. As of December 31, 2003, the Company had a note payable to Cherokee of $21,166. As of December 31, 2004, the Company had a note payable to Cherokee in the amount of $868775.

William C. Robinson - Mr. Robinson has ownership in Proxity and Cherokee Raiders. He is also the CEO and CFO of the Company.

NOTE 3 - INTANGIBLE ASSETS

During 2004, the Company purchased exclusive marketing rights from Techsphere International ("TSI"). These rights were recorded at their cost of $500,000 because TSI is a non-related party. These marketing rights are being amortized over six years, which is the life of the contract and the monthly amortization expense is $6,944. In 2004, the Company purchased designs and plans for unmanned air vehicles (UAVs) which have a useful life of 3 years. The cost was $100,000 and the monthly amortization is $2,777.

The Company purchased the rights to two licensing agreements - the GDS license on April 7, 2003 and the Traptec license on November 10, 2003 from Proxity Digital Networks, a related party. The GDS license is an exclusive license for the Company to sell licensed equipment throughout the world. The Traptec license gives the Company the right to represent Traptec Corporation as a marketing representative on the exclusive basis to sell surveillance and security equipment and other such products to the military and other federal agencies. The licensing agreements have been recorded at the historical cost to Proxity. As of December 31, 2004, the Company determined that the effort and resources required to be spent in order to utilize these licenses were more than the Company was able to spend and, therefore, the future cash flows relating to the ownership of the licenses would be negligible. As a result, the licenses are considered impaired in full. The impairment loss recorded in the December 31, 2004 financial statements is $19,192.

NOTE 4 - PROPERTY AND EQUIPMENT

At December 31, 2003, property and equipment consisted of computer software recorded at a cost of $43,791 and accumulated depreciation of $29,513; the net balance was $14,278. In 2004, computer software of $12,205 was written off, leaving a net balance of $148 and purchases of computers and office equipment and furnishings were made in the amount of $5,668. Depreciation expense for the year ended December 31, 2004 and the period ended December 31, 2003 was $2,138 and $3,351 respectively.

                    CYBER DEFENSE SYSTEMS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 - NOTE PAYABLE - QUEBEC

On August 23, 2004, the Company and Quebec, inc., ("Quebec") a Canadian corporation, executed a secured commercial promissory note pursuant to the terms of which the Company borrowed $242,216 from Quebec. Prepaid interest of $9,316 for 61 days was withheld from the initial funding and thereafter interest accrues at an annual rate of 24%. The note is secured by securities owned by Mr. Robinson, the Company's Chief Executive Officer, and will be further secured by equipment purchased by the Company which was the subject equipment upon which deposits were paid from a portion of the loan proceeds. Prepayment was required from any equity or loan funds raised by the Company and full payment of all remaining principle and accrued interest was due February 18, 2005. Payment terms were amended on February 8, 2005 to provide for payment of one half the principal and all accrued interest through March 10, 2005, as well as transaction costs and extension fees, through the sale of a portion of the securities owned by Mr. Robinson. All funds paid to the lender from such securities sales constitute a loan by Mr. Robinson to the company. If the Company does not raise equity or loan funds sufficient to repay the remaining balance due within the 45 day period immediately following the payment of the first half of the loan, then the remainder of the loan was to be repaid, with interest, from continued sales of securities pledged by Mr. Robinson, which payments would constitute additional loans by Mr. Robinson to the Company. Costs incurred in connection with the loan were capitalized and are being amortized over the life of the loan. For the year ended December 31, 2004, amortization expense of the loan costs was $5,292.

On April 11, 2005, the Company and Quebec executed another amendment to the payment terms whereby an extension fee of $25,000 was paid and Quebec agreed to obtain payment of a portion of the loan by selling, at the earliest time available to it, and by any legal means available, sufficient shares of the collateral to re-pay $116,450 of principal and $28,997 for interest through May 10, 2005. Amounts remaining due after the aforementioned shall be payable from any equity or loan proceeds obtained by the Company from the date of this amendment until the repayment of all amounts due under the loan; the proceeds of the second traunche of loan proceeds from the Millenium Group pursuant to the SB-2 filing requirement or from corporate cash flow and resources as available during the 45 days subsequent to this amendment.


NOTE 6 - NOTES PAYABLE - RELATED PARTIES

Current

                                                                                December 31,      December 31,
                                                                                    2004              2003
                                                                                ------------      ------------
Note payable - Proxity Inc.- interest accrues at 12% per annum and
   principal and accrued interest are due on  December 5, 2005 ,  unsecured     $         --      $     91,562

Note Payable - Proxity, Inc. -interest accrues at 10% - due on demand
   and is unsecured                                                                       --            15,448

Note payable - Joe  Theisman - interest  accrues at 18% per annum,
   due February 28, 2005 and is unsecured                                            110,000                --

Note payable -  Cherokee  Raiders - interest  accrued  at 12% per annum,
   due on November 30, 2005 and is unsecured                                         868,775                --

Note Payable -  Cherokee  Raiders -  interest  accrued at 12% per annum
    Due on demand and is unsecured                                                    58,993            21,166

Note Payable - Jim Alman - interest accrued at 8% per annum, Due
    December 5, 2005                                                                 100,000                --
                                                                                ------------      ------------
                                                                                $  1,137,768      $    128,177
                                                                                ============      ============

                    CYBER DEFENSE SYSTEMS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - STOCKHOLDERS' DEFICIT

COMMON STOCK - At December 31, 2004, the Company had 25,921,562 shares of Class A Common Stock, 150,000 shares of Class B Common Stock, and 2 shares of Class C Common Stock issued and outstanding with 200,000,000 shares of Class A and Class B Common Stock authorized, par value $.001, and 2 shares of Class C Common Stock authorized, par value $.001. In addition, the Company had 100,000,000 shares of Class A Preferred Stock authorized, par value $.001, with no shares issued and outstanding and $461,762 in additional paid in capital. Class B Common Stock allows for 1000 votes per share. Class C Common Stock allows for one vote per share and entitles the holder to receive the net assets of the Company upon dissolution. At December 31, 2003, the Company had 18,750,000 shares of Class A Common Stock and zero shares of Class B Common Stock, issued and outstanding with 200,000,000 shares of Class A and Class B Common Stock authorized, par value $.001. The accumulated deficit as at December 31, 2004 and 2003 was $897,358 and $ 476,705 respectively.

NOTE 8 - INCOME TAXES

The Company has paid no federal or state income taxes since its incorporation. As of December 31, 2004 and December 31, 2003, the Company had net operating loss carry forwards for federal income tax reporting purposes of $874,546 and $463,791, respectively, which if unused, will expire in 2024 and 2023 respectively. Deferred tax assets are reduced by a valuation allowance to the extent that uncertainty exists as to whether the deferred tax assets will ultimately be realized. The net deferred tax asset consists of the following:


                                                 December 31,      December 31,
                                                     2004              2003
                                                 ------------      ------------
Deferred tax assets -
        operating loss carryforwards             $    302,079      $    177,680
Valuation allowance                                  (302,079)         (177,680)
                                                 ------------      ------------
Total Deferred Income Tax Asset                  $         --      $         --
                                                 ------------      ------------


The following is a reconciliation of the income tax computed using the federal statutory rate to the provision for income taxes:


                                                 December 31,      December 31,
                                                     2004              2003
                                                 ------------      ------------
Tax at Federal statutory rate (34%)              $   (143,022)     $   (162,080)
Non-deductible expenses                                    --               130
Change in valuation allowance                         156,904           177,680
State taxes, net of federal benefit                   (17,882)          (15,730)
                                                 ------------      ------------
Provision for Income Taxes                       $         --      $         --
                                                 ==========        ==========

                    CYBER DEFENSE SYSTEMS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - SUBSEQUENT EVENTS

The Company has entered into agreements with Equipment Depot, Inc., of Deerfield Beach, Florida, to acquire approximately $8,100,000, as valued, of aerospace R & D and production equipment to further the fulfillment of the Company's anticipated contracts and purchase orders. The transactions are expected to close upon the completion of the financing, institution's due diligence and legal review. The Company is paying approximately $5.4 million, in a combination of cash and the exchange of newly issued common stock of the Company, valued at $3.00 a share for the purposes of the transactions, to complete the purchase.

This agreement has been amended and is still currently under negotiation. Certain production equipment to be used in the manufacturing of composite materials and R & D and aerospace machining tools are being located. Additional funding is also being sought using the targeted equipment as collateral. At this time there are no firm commitments to provide funding in connection to the aforementioned transaction. In the event that conventional debt financing can not be obtained it is probable that the equipment transaction will be canceled.

On December 10, 2004 the Company entered into a loan transaction for $110,000 pursuant to which a promissory note was issued to Joe Theisman, a shareholder and a Company spokesperson. Interest accrues on the note at the rate of 18% per annum and the note was originally due on or before February 28, 2005. On February 5, 2005, the repayment terms were amended to provide for six equal monthly payments beginning on March 15, 2005 and adding unpaid accrued interest of $6,000 to the note and a beneficial conversion feature, allowing Mr. Theismann to convert the principal into common stock at $1.17 per share. The proceeds of the note were allocated between the fair value of the beneficial conversion feature and to the note payable based upon their relative fair values. This resulted in a discount on the note of $117,000 which was credited to additional paid-in capital. The discount will be amortized as additional interest expense over the maturity of the note unless the conversion option is exercised, at which time the remaining discount will be recognized as interest expense. On March 9, 2005, such note was converted into 100,000 common shares and the discount of $117,000 was recorded as interest expense.

On February 16, 2005 the Company and Commerce Funding Corporation (CFC) executed a Working Capital Financing Proposal relative to a potential secured financing of up to $3,000,000 for a two year term. All borrowings under this potential financing would be collateralized by a first security UCC-1 filing on all assets related to accounts receivable and a Cross Corporate Guaranty by Proxity, Inc., the Company's major shareholder and parent. In addition, CFC requires a Limited Guaranty of certain provisions in the loan agreement by the Company's Chief Executive Officer. The interest rate on borrowings would be Prime, as quoted in the Wall Street Journal, plus 1/2 % and there will be a one time facility fee of 1% of the total credit line payable out of the first funding. In addition, all borrowings are subject to eligibility as defined and determined by CFC and the advance rate on eligible receivables, as defined, is 90% for direct Government accounts and 80% for Commercial Accounts. Closing of this transaction is subject to acceptable documentation, due diligence by CFC and other terms which are to be negotiated amongst the parties. Effective March 10, 2005 the Company was informed by CFC that it could begin to use the credit line by submitting all the required documentation relative to the receivables to be financed and upon approval of eligibility, funds would be transferred in accordance with the applicable advance rate.

On February 18, 2005, the Company and Bedlington Securities, Ltd. ("Bedlington") executed a Convertible Promissory Note (the "Bedlington Note") for the principal amount of $250,000 which amount will be advanced to the Company no later than February 25, 2005. Interest will accrue on the Bedlington Note at the rate of 18% per annum and repayment terms require six equal monthly payments commencing April 30, 2005 with the last payment on September 30, 2005 to include all accrued interest. Bedlington has the right to convert the outstanding amount of the Bedlington Note into Class A common shares of the Company at any time upon five days notice and such conversion shall be calculated at 50% of the average closing price of the Class A common shares for the 30 days preceding the date of conversion. All amounts so converted will not be subject to any accrual of interest. In addition, the Company has the right to pay amounts due under the Bedlington Note at any time with shares of its Class A common stock pursuant to the same formula by notifying Bedlington of its intent to do so and requesting a Notice of Conversion from Bedlington. The proceeds of the notes were allocated between the fair value of the beneficial conversion feature and to the note payable based upon their relative fair values. This resulted in a discount on the note of $250,000 which was credited to additional paid-in capital. The discount will be amortized as additional interest expense over the maturity of the notes unless the conversion option is exercised, at which time the remaining discount will be recognized as interest expense. On February 22, 2005, the Company informed Bedlington that it would make payment in full with common shares and Bedlington submitted a Notice of Conversion to the Company. As a result, upon receipt of the funds, the Company issued 217,391 shares of its Class A common stock as required by the calculation described above, and the discount of $250,000 was recorded as interest expense.

On April 1, 2005, the Company entered into a Securities Purchase Agreement, dated as of April 1, 2005, by and among the Company, and AJW Partners, LLC. ("Partners"), AJW Offshore, Ltd. ("Offshore"), AJW Qualified Partners ("Qualified") and New Millenium Capital Partners, II, LLC ("Millenium"). Partners, Offshore, Qualified and Millenium are collectively referred to as the "Purchasers". Whereby the Company authorized the sale to the Purchasers of Secured Convertible Term Notes (the "Notes") in the aggregate principal amount of Four Million Dollars ($4,000,000). Attached to the Notes are 4,000,000 warrants to purchase common stock at a price of $4.25 per share. The $4.0 million is to be funded in three tranches ($1.5 million on April 4, 2005, $1.2 million upon filing the Registration Statement and $1.3 million upon effectiveness of the Registration Statement). The offering was made pursuant to
Section 4(2) of the Securities Act of 1933, as amended. The Notes bear interest at 8% per annum, unless the common stock of the Company is greater than $4.25 per share for each trading day of a month, in which event no interest is payable during such month. The Notes are convertible into common stock of the Company at a 40% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion.

Under the terms of the agreement, the Company issued the first $1,500,000 in Notes and warrants to purchase 1,500,000 shares of common stock for a total offering price of $1.5 million on April 1, 2005. The Company incurred $677,495 of offering costs, including the issuance to the placement agent of 20,833 shares of common stock (valued at $3.60 per share) and warrants to purchase 150,000 shares of common stock exercisable at $4.25 per share which are exercisable for a period of five years. The Company valued these warrants at $3.1833 per share using a Black Scholes option pricing model with the following assumptions: risk free rate 3.90%, volatility of 187% and an expected life of five years.

Each Note entitles the holder to convert the outstanding principal balance into the number of shares of common stock resulting from dividing the principal by the conversion price. The conversion price is the lesser of $3.65 or 60% of the average of the lowest three intra-day trading prices for the Company's common stock during the 20 trading days immediately preceding the conversion date. The warrants are subject to equitable adjustment in connection with a stock split, stock dividend or similar transaction. The warrants entitle the holder to purchase up to 1,500,000 shares of common stock of the Company on or before the fifth anniversary of the issuance date of the warrants at $4.25 per share.

The Company has allocated the proceeds from the issuance of the Notes and warrants, based on their relative fair values on the date of issuance which are as follows: $1,500,000 to the Notes and $5,182,500 to the warrants. The warrants were valued using the Black Scholes Pricing model using the following assumptions: volatility of 187%, risk-free interest rate of 3.90% and a term of five years. The allocation of the net proceeds resulted in $184,625 being allocated to the Notes and $637,880 being allocated to the warrants. The Company recognized a beneficial conversion dividend of $336,700 on the date of issuance equal to the value allocated to the Notes (before offering costs). The actual amount of the beneficial conversion was $2,432,305, but the dividend is limited to the amount of gross proceeds allocated to the Notes.

The number of shares of common stock subject to the warrants and the conversion of the Notes are subject to equitable adjustment in connection with a stock split, stock dividend or similar transaction. The Notes are secured by all of the Company's assets, except for its accounts receivable and proceeds of inventory. The proceeds of the offering will be used to repay certain indebtedness and for working capital.

                    CYBER DEFENSE SYSTEMS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On March 24, 2005, Cyber Defense issued a Convertible Promissory Note to Guy K. Stewart, Jr., its former corporate counsel for the principal amount of $150,000. The note evidences a portion of the funds owed by us to Mr. Stewart for unpaid legal fees. We will pay the balance in cash. Interest will accrue on the note at the rate of 18% per annum and repayment terms require six equal monthly payments commencing April 30, 2005, with the last payment on September 30, 2005, to include all accrued interest. Mr. Stewart has the right to convert the outstanding amount of his note into shares of the Class A Common Stock at any time upon five days notice, and such conversion will be calculated at $1.50 per share. The proceeds of the notes were allocated between the fair value of the beneficial conversion feature and to the note payable based upon their relative fair values. This resulted in a discount on the note of $150,000 which was credited to additional paid-in capital. The discount will be amortized as additional interest expense over the maturity of the notes unless the conversion option is exercised, at which time the remaining discount will be recognized as interest expense. On March 29, 2005, we informed Mr. Stewart of our intention to make payment in full with shares of our common stock. Accordingly, Mr. Stewart submitted a Notice of Conversion to us. As a result, we will issue 100,000 shares of our Class A Common Stock to Mr. Stewart in satisfaction of his note and the discount of $150,000 will be recorded as interest expense. The sale of the note was made pursuant to Section 4(2) of the Securities Act and is exempt from registration.

On March 31, 2005, the Company's subsidiary, Cyber Aerospace, was merged into the Company. The merger was taken in order to consolidate operations into one company, with one name, and one group of shareholders, as well as to avoid what had become unnecessary bookkeeping expenses associated with maintaining Cyber Aero as a separate entity. This merger was taken pursuant to the "short-form" merger laws of Florida which allow a parent, such as the Registrant, to merge a subsidiary (such as Cyber Aero) into itself without having to obtain shareholder consent. As a result of the merger, for each one share of each of the following classes of the Capital Stock of Cyber Aerospace, the Beneficial Owner thereof received one share of each of the following classes of the Capital Stock of Cyber Defense:


        Class of Capital Stock                 Class of Capital Stock
                 of                                      of
           Cyber Aerospace                        Cyber Defense
        ----------------------                 ----------------------
         Class A Common Stock                   Class A Common Stock
         Class B Common Stock                   Class B Common Stock


Further pursuant to the merger, the shares of Class A Common Stock of Cyber Aerospace held by Cyber Defense were surrendered and cancelled, as were the shares of Class C Common Stock of Cyber Aerospace held by the sole holders thereof, to wit: Cherokee Raiders, LP, and Proxity, Inc., who are Affiliates of the Registrant.

NOTE 10 - STOCK OPTIONS

In connection with their purchase of 88,000 shares of Class A common stock prior to the merger of On Alert into Cyber Defense, All Stars Marketing, Inc. was granted an option to acquire up to an additional 88,000 shares for the same purchase price of $0.0593 per share through August 8, 2005. Stock option compensation has been calculated at $63,440 and has been recorded as a charge to earnings in the fiscal year ended December 31, 2004. Registration rights were also granted for such shares.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

The Company had commitments with independent contractors for services such as president of Cyber Aerospace, UAV specialist, vice president, vice president of business development, controller, security consultant, and other consulting services. Several of the contracts state that payment was to be made in Proxity capital stock. Most of the contracts had a six month term that was renewable by the consent of both parties. At December 31, 2004 all such contracts were cancelled with no further liability to the Company.

On January 1, 2005, we entered into an employment agreement with our Chief Executive Officer, William Robinson. The term of this agreement is for a period of one year, subject to renewal for successive one year periods, unless 14 days prior written notice is provided by either party. Mr. Robinson will receive an annual salary of not less than $250,000. In addition, we will issue Mr. Robinson 250,000 shares of our Class A Common Stock on the first anniversary of the effective date of the agreement and every anniversary thereafter. The agreement may be terminated for due cause, upon death, upon disability, voluntary termination by him, or us, without due cause by providing 14 days prior written notice. Mr. Robinson is subject to a non-compete and non-solicitation provision during the employment term and during a specified Post-Employment Period (as defined in the employment agreement).

On January 1, 2005, we entered into an employment agreement with our President, James D. Alman. The term of this agreement is for a period of one year, subject to renewal for successive one year periods, unless 14 days prior written notice is provided by either party. Executive will receive an annual salary of not less than $120,000. In addition, we will issue Mr. Alman 50,000 shares of our Class A Common Stock on the first anniversary of the effective date of the agreement and every anniversary thereafter. The Agreement may be terminated for due cause, upon death, upon disability, voluntary termination by him, or us without due cause by providing 14 days prior written notice. Mr. Alman is subject to a non-compete and non-solicitation provision during the employment term and during a specified Post-Employment Period.

On January 1, 2005, we entered into an employment agreement with our Vice-President, Barry Nelsen. The term of this agreement is for a period of one year, subject to renewal for successive one year periods, unless 14 days prior written notice is provided by either party. Mr. Nelsen will receive an annual salary of not less than $120,000. In addition, we will issue Mr. Nelsen 40,000 shares of our Class A Common Stock on the first anniversary of the effective date of the agreement and every anniversary thereafter. The agreement may be terminated for due cause, upon death, upon disability, or voluntary termination by him. Mr. Nelsen is subject to a non-compete and non-solicitation provision during the employment term and during a specified Post-Employment Period.

On January 1, 2005, we entered into an employment agreement with Jaffray Stephens. The term of this agreement is one year, subject to renewal for successive one year periods, unless 14 days prior written notice is provided by either party. Mr. Stephens will receive an annual salary of not less than $65,000. In addition, we will issue Mr. Stephens 25,000 shares of our Class A Common Stock on the first anniversary of the effective date of the agreement and every anniversary thereafter. The Agreement may be terminated for due cause, upon death, upon disability, voluntary termination by him, or us without due cause by providing 14 days prior written notice. Mr. Stephens is subject to a non-compete and non-solicitation provision during the employment term and during a specified Post-Employment Period.

The Company has an exclusive agreement with Traptec Corporation to represent Traptec Corporation as a marketing representative. The parties have agreed to divide equally the before tax net profits generated from any such sales as generated under the agreement. However, the parties have agreed that if their efforts have not generated over $200,000 in net sales profits, to be divided equally, by the end of the 2005, the total license fee for that year shall be at least $100,000 to Traptec Corporation. As of December 31, 2004, no sales have been made in connection with this license.

                    CYBER DEFENSE SYSTEMS INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company has leases for its main facilities in Florida. These leases expire from September 2004 to September 2006. Rent expense for the year ended December 31, 2004 and the period from March 17, 2003 through December 31, 2003 was $18,594 and $3,799 respectively.

The following is a schedule by years of future minimum rental payments required under the operating leases described above as of December 31, 2004.


        Year Ending December 31                  Required Rental Payments
        ------------------------                -------------------------

                 2005                                  $ 48,286
                 2006                                    31,596


In connection with the Marketing and Sales agreement between the Company and Techsphere, the Company is to receive commissions from the sale of airships up to 15% of gross sales less a 4% commission obligation of Techsphere to Sales Resources Consulting, Inc., a company owned by the spouse of a Company vice-president.

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE BY THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE SPECIFICALLY OFFERED HEREBY OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THESE SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. EXCEPT WHERE OTHERWISE INDICATED, THIS PROSPECTUS SPEAKS AS OF THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE PROSPECTUS DATE HEREOF.

UNTIL [_______] 2005 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS) ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOR PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLO(TM)ENTS OR SUBSCRIPTIONS.

                                TABLE OF CONTENTS
                                                                         Page
Prospectus Summary..........................................................1
     Cyber Defense Systems, Inc.............................................1          CYBER DEFENSE SYSTEM, INC.
     The Offering...........................................................3
     Terms of Callable Secured Convertible Notes............................5
Summary Financial Information...............................................7                    7,782,505 SHARES
Risk Factors................................................................8
Special Note Regarding Forward-Looking Statements..........................18
Use of Proceeds............................................................18
Market for Our Shares......................................................19
Holders....................................................................19
Dividend Policy............................................................19
Management's Discussion and Analysis of Financial Condition
  and Results of Operations ...............................................20
Business...................................................................26
Legal Proceedings..........................................................35                       PROSPECTUS
Management.................................................................36
Executive Compensation.....................................................41
Security Ownership of Certain Beneficial Owners and Management.............43
Certain Relationships and Related Transactions.............................45                              , 2005
Description of Securities..................................................46
Shares Eligible for Resale.................................................47
Selling Stockholders.......................................................49
Plan of Distribution.......................................................52
Legal Matters..............................................................54
Experts....................................................................54
Where You Can Find Additional Information..................................54
Index to Financial Statements.............................................F-1

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Cyber Defense System, Inc.

         Section 607.0850(1) of the Florida Business Corporation Act, as amended (the "Florida Act"), provides that, in general, a Florida corporation may indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

         In the  case of  proceedings  by or in the  right  of the  corporation,
Section 607.0850(2) of the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claims as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity.

         Section 607.0850 further provides that to the extent a director, officer, employee or agent of a corporation is successful on the merits or in the defense of any proceeding referred to in subsections (1) or (2) of Section
607.0850 or in the defense of any claim, issue or matter therein, he will be indemnified against expenses actually and reasonably incurred by him in connection therewith; that the corporation may advance such expenses; that indemnification provided for by Section 607.0850 will not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of such person against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under such Section 607.0850.

         Section 607.0850 of the Florida Act further provides that, in general, indemnification or advancement of expenses will not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that such person's actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless such person had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which such person derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation's articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in favor or in a proceeding by or in the right of a shareholder.

         Our Articles of Incorporation and Bylaws provide that we shall indemnify our directors and officers to the fullest extent permitted by Florida law.

         Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter as been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth an estimate of the costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the issuance and distribution of the common stock being registered.

SEC registration fee                                              $3,087.37
Legal fees and expenses                                           25,000.00
Accountants' fees and expenses                                     7,500.00
Printing expenses                                                  5,000.00
                                                                 ==========
   Total                                                         $40,587.37
                                                                 ==========
-----------
All amounts except the SEC registration fee are estimated. All of the expenses set forth above are being paid by us.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

         The following is a list of our securities that have been sold or issued by us during the past three years. Each of these securities was sold without registration under the Securities Act of 1933, in reliance on Regulation D of the Securities Act of 1933. There were no underwriting discounts or commissions paid in connection with the sale of these securities, except as noted.

         Pursuant to Rule 12g-3 of the Securities Exchange Act of 1934 and as set forth in a Form 8-K filed on September 16, 2004, we became the successor company to E-City. Accordingly, all unregistered sales of securities described below include all sales of unregistered securities by our predecessor company, E-City.

         We made the following unregistered sales of securities in 2002:

         E-City sold 130,000 shares of its common stock on January 25, 2002, and 70,000 shares of its common stock on January 31, 2002, to a total number of 9 investors. The duration of the offering period was January 25, 2002, to January 31, 2002. The sales price for the shares was determined by the then current trading price of E-City at the time the shares were purchased of $2.00 and $0.86 per share respectively, for total offering proceeds to E-City of $323,505.00. The issuance of these shares removed advances and notes totaling $320,000.00, and accrued interest of $3,505.00 owing to various shareholders. These issuances were exempt from registration under the Securities Act in accordance with Regulation D, promulgated under Rule 505 of the Securities Act.

         These shares were issued to existing shareholders of E-City. A total of 9 offers concerning the securities were made during the period of the offering. There was no general solicitation, public announcement, advertisement or general offering of the securities. All of the offers were made to current shareholders of E-City. These 9 offers resulted in total sales of 200,000 shares to 9 shareholders of record. Of the 9 sales that took place, 5 sales were made to unaccredited, non-affiliate investors. Each individual investor, whether accredited, unaccredited, affiliated or unaffiliated was provided with the following information: (i) the information required to be furnished in Part I of Form SB-2 under the Securities Act; (ii) the information required by Item 310 of Regulation S-B; (iii) the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which the issuer possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of any information furnished in connection with the offering; and (iv) written disclosure regarding the limitations and restrictions on resale of the securities.

         We made the following unregistered sales of securities in 2003:

         On May 23, 2003, E-City entered into a settlement agreement with Cityscape to release and absolve all parties from any commitments generated from a prior software license agreement. As consideration for this agreement, E-City agreed to pay Cityscape $40,000.00.

         On May 23, 2003, E-City entered into a strategic alliance agreement with On Alert. E-City and On Alert also agreed to cooperate with each other to enhance the mutual possibilities of sales relating to On Alert's exclusive marketing and distribution agreement for the On Alert GDS technology and E-City's computer mapping markets. As part of this agreement, E-City agreed to sell On Alert 35,000,000 shares of its common stock for the payment of the $40,000.00 liability discussed above to Cityscape.

         E-City has relied on Regulation D, promulgated under Rule 505 of the Securities Act, for its private placement exemption, such that the sales of the securities were transactions by an issuer not involving any public offering. All of these securities have been appropriately marked with a restricted legend and are "restricted securities" as defined in Rule 144 of the rules and the regulations of the Securities and Exchange Commission. All of these securities were issued for investment purposes only and not with a view to redistribution, absent registration. All of the purchasers have been granted access to the complete books, financial records, contracts, and other business documents of E-City. Each has also had the opportunity to ask questions of the management, employees, advisors, attorneys and accountants for E-City. In addition, each was granted physical access to E-City's facilities for inspection. Transactions by E-City involving the sales of these securities set forth above were issued under the "private placement" exemptions under the Securities Act as transactions by an issuer not involving any public offering. E-City has made its own independent determination, based on its own investigation as to whether each person is (i) a sophisticated investor capable of assessing the risks inherent in a private offering, (ii) able to bear the economic risk of his investment and (iii) aware that the securities were not registered under the Securities Act and cannot be re-offered or re-sold until they have been so registered or until the availability of an exemption therefrom. The transfer agent and registrar of E-City has been instructed to mark "stop transfer" on its ledgers to assure that these securities will not be transferred absent registration or until the availability of an applicable exemption is determined.

         We made the following unregistered sales of securities in 2004:

         On August 23, 2004, the Company issued a Secured Commercial Promissory Note to Quebec, Inc., a Canadian corporation ("Quebec") in the amount of $242,216. Prepaid interest of $9,316 for 61 days was withheld from the initial funding and thereafter interest accrues at an annual rate of 24%. The Note is secured by securities owned by Mr. Robinson, our Chief Executive Officer, and will be further secured by equipment purchased by the Company (which was the subject equipment upon which deposits were paid from a portion of the loan proceeds). This sale was non-public in nature, and it was exempt from the registration provisions of the Securities Act, by virtue of Section 4(2) thereof.

         In August of 2004, in partial satisfaction of debt in the amount of $128,795.00 (not including interest) owed by E-City to On Alert, E-City issued and delivered 4,870,000 shares of its common stock to and in the name of On Alert, and the debt was reduced by $48,700.00. This sale was non-public in nature, and it was exempt from the registration provisions of the Securities Act, by virtue of Section 4(2) thereof. On Alert was an affiliate of E-City, with intimate knowledge of the affairs of E-City, so that On Alert had actual knowledge of all material information concerning E-City. The securities received by On Alert were restricted, and the certificate evidencing the shares was marked with a restrictive legend.

         Therefore, at this point in time, On Alert owned at total of 39,870,000 shares of Common Stock of E-City.

         Thereafter, On Alert acquired an additional 130,001 shares of E-City on the open market, bringing its holding of E-City to 40,000,001 shares.

         Subsequently, On Alert was merged into its parent, i.e., Cyber Defense, the Company. The result of this merger was that the assets and liabilities and rights and obligations of On Alert, as matter of law, became the assets and liabilities and rights and obligations of Cyber Defense. More specifically, the 40,000,001 shares of E-City previously owned by On Alert became an asset of the Company.

         Subsequently, on September 1, 2004, pursuant to a merger between E-City and the Company, (a) 40,000,001 shares of E-City owned by the Company were canceled, and (b) for each 30 shares of the common stock of E-City owned by them before the merger, the remaining shareholders of E-City received 1 share of the Class A Common Stock of the Company after the merger. Thus, pursuant to and after the merger, those persons received a total of 333,562 shares of the Class A Common Stock, Par Value $0.001 per share, of the Company.

         Inasmuch as the Company owned in excess of 80% of the issued and outstanding Common Stock of E-City before the merger, this was a "short-form" merger and did not require the consent of the shareholders of either E-City or of the Company, and this issuance was exempt from the registration provisions of the Securities Act of 1933, as amended, by virtue of Section 3(a)(9) and Rule 12g-3 of the Exchange Act.

         In March of 2004, Proxity lent $100,000.00 to On Alert, and Cherokee lent $400,000.00 to On Alert. On Alert thereupon lent $500,000.00 to Cyber Aero. Certain of these instruments were convertible promissory notes.

         To evidence its $100,000.00 obligation to Proxity, On Alert issued its $100,000.00 convertible promissory note to Proxity dated March 13, 2004, and due on or before November 30, 2004. This On Alert-to-Proxity Convertible Note allowed the holder (Proxity) to convert debt into equity of On Alert by receiving 1,686,340 shares of Class A Common Stock (Restricted) of On Alert at the rate of $0.0593 per share.

         As a result of, and following the merger of On Alert into Cyber Defense, the right of the holder (Proxity) to convert debt into equity of the original maker (On Alert) by receiving shares of Class A Common Stock of On Alert became the right of Proxity to receive, and the obligation of Cyber Defense to issue, shares of Class A Common Stock of Cyber Defense, upon service of a Notice Of Conversion by Proxity upon Cyber Defense.

         As a result of, and following the merger of On Alert into Cyber Defense, the right of the holder (Proxity) to convert debt into equity of the original maker (On Alert) by receiving shares of Class A Common Stock of On Alert is now the right of Proxity to receive, and the obligation of Cyber Defense to issue, shares of Class A Common Stock of Cyber Defense, upon service of a Notice Of Conversion by Proxity upon Cyber Defense.

         However, Proxity has not served a Notice of Conversion upon Cyber Defense, as successor maker to On Alert, the original maker. Notwithstanding, Proxity agrees to forego its right to conversion and intends to repay the note out of the proceeds of subsequent financings.

         To evidence its $400,000.00 obligation to Cherokee, On Alert issued its $400,000.00 Convertible Promissory Note to Cherokee dated March 13, 2004, and due on or before November 30, 2004.

         This On Alert-to-Cherokee Convertible Note allowed the holder (Cherokee) to convert debt into equity of the maker (On Alert) by receiving 6,750,000 shares of Class A Common Stock (Restricted) of On Alert at the rate of $0.0593 per share.

         As a result of, and following the merger of On Alert into Cyber Defense, the right of the holder (Cherokee) to convert debt into equity of the original maker (On Alert) by receiving shares of Class A Common Stock of On Alert became the right of Cherokee to receive, and the obligation of Cyber Defense to issue, shares of Class A Common Stock of Cyber Defense, upon service of a Notice Of Conversion by Cherokee upon Cyber Defense. On September 1, 2004, Cherokee served a Notice of Conversion upon Cyber Defense, and shortly thereafter, Cherokee was issued 6,750,000 shares of the Class A Common Stock of Cyber Defense (Restricted).

         These issuances of securities of Cyber Defense were non-public in nature, and were exempt from the registration provisions of the Securities Act, by virtue of Section 4(2) thereof. Proxity and Cherokee were affiliates of the Company, with intimate knowledge of the affairs of the Company, so that these affiliates had actual knowledge of all material information concerning each others affairs. The securities received by these affiliates were restricted, and the certificate evidencing the shares was marked with a restrictive legend.

         The Company has entered into a series of agreements with various entities to acquire certain equipment. In that connection, Cyber Defense has agreed to register up to 1,535,000 shares of its Class A Common Stock for re-sale by Equipment Depot. These shares have not yet been issued.

         Prior to the merger of On Alert into Cyber Defense, On Alert had received an advance of $5,218.40 from Allstars Marketing, Inc. ("Allstars") to acquire production equipment, and, in that connection, On Alert had agreed to issue 88,000 shares of its Class A Common Stock at a value of $0.0593 per share, which price the parties determined was fair to both of them, the then current fair market value of unregistered shares of On Alert, in connection therewith to Allstars. Thus, prior to the merger of On Alert into Cyber Defense, Allstars was the holder of 88,000 shares of the Class A Common Stock of On Alert. As a result of the merger of On Alert into Cyber Defense, shares of the Class A Common Stock of On Alert were cancelled and were exchanged for an equal number of shares of the Class A Common Stock of Cyber Defense. Therefore, Allstars is to exchange the 88,000 shares of On Alert it was issued for 88,000 shares the Class A Common Stock of Cyber Defense (Restricted), subject to registration rights. These shares are registrable by Cyber Defense pursuant to its addendum of the Stock Purchase Agreement of August 19, 2004, by the most expedient form of registration available to Cyber Defense. In that connection, Cyber Defense has included such shares in this Registration Statement.

         Allstars also has an option to acquire another 88,000 shares of the Class A Common Stock of Cyber Defense on or before August 9, 2005, at the same price of $0.0593 per share as the first 88,000 shares. Cyber Defense has included the underlying shares in this Registration Statement.

         These shares are registrable by Cyber Defense pursuant to its addendum of the Stock Purchase Agreement of August 19, 2004, by the most expedient form of registration available to Cyber Defense.

         These issuances of securities of Cyber Defense were non-public in nature, and were exempt from the registration provisions of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof. The Principal of Allstars has substantial investment knowledge and experience; he was provided with all material information concerning the affairs of On Alert and Cyber
Defense; he was given the opportunity to ask questions of the management, employees, advisors, attorneys and accountants for the two companies; and he was granted physical access to their facilities for inspection.

         We made the following unregistered sales of securities in 2005:

         During January of 2005, the Company entered into employment agreements with the following persons pursuant to which each has the right, under terms and conditions set forth in the agreements, to be issued the following amount of the Class A Common Stock, Par Value $0.001 per share:

          Name                               Number of Shares

          James Alman                        50,000
          Andrea Facchinetti                 25,000
          Barry Nelsen                       40,000
          William C. Robinson                250,000
          Jaffrey Stephens                   25,000

         These issuances of securities of Cyber Defense are non-public in nature, and were exempt from the registration provisions of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof. The recipients are employees of the Company, each was given the opportunity to ask questions of the management, employees, advisors, attorneys and accountants for the two companies, and each had physical access to the facilities for inspection. The securities of the Company to be received by these employees are restricted, and the certificates evidencing the shares will be marked with a restrictive legend.

         Beginning February 1, 2005, the Company will pay each Director an Attendance Fee of $1,000.00, plus reasonable travel expenses, for each Director's Meeting attended. In addition, the Company, will, at the end of 2005, and yearly thereafter, begin paying each then-incumbent Director an additional yearly honorarium of 25,000 shares of the Company's Class A Common Stock.

         These issuances of securities of Cyber Defense will be non-public in nature, and will be exempt from the registration provisions of the Securities Act, by virtue of Section 4(2) thereof. The recipients are Directors of the Company, with intimate knowledge of the affairs of the Company of the Company; each has the opportunity to ask questions of the management, employees, advisors, attorneys and accountants for the two companies, and each has physical access to the facilities for inspection. The securities of the Company to be received by these Directors are restricted, and the Certificates evidencing the shares will be marked with a restrictive legend.

         On February 18, 2005, Cyber Defense issued a Convertible Promissory Note to Bedlington Securities, Ltd. ("Bedlington"), for the principal amount of $250,000 for operating capital. Interest will accrue on the note at the rate of 18% per annum and repayment terms require six equal monthly payments commencing April 30, 2005, with the last payment on September 30, 2005, to include all accrued interest. Bedlington has the right to convert the outstanding amount of its note into shares of the Class A Common Stock at any time upon five days notice, and such conversion will be calculated at 50% of the average closing price of the Class A Common Stock for the 30 days preceding the date of conversion. On March 1, 2005, we informed Bedlington of our intention to make payment in full with shares of our common stock. Accordingly, Bedlington submitted a Notice of Conversion to us. As a result, we will issue 217,391 shares of our Class A Common Stock to Bedlington in satisfaction of the note. The sale of the note was made pursuant to Section 4(2) of the Securities Act and is exempt from registration.

         On February 28, 2005, Cyber Defense issued a Convertible Promissory Note to Joseph Theismann, for the principal amount of $117,000 for operating capital. Interest will accrue on the note at the rate of 18% per annum and repayment terms require six equal monthly payments commencing April 30, 2005, with the last payment on September 30, 2005, to include all accrued interest. Mr. Theismann has the right to convert the outstanding amount of his note into shares of the Class A Common Stock at any time upon five days notice, and such conversion will be calculated at 50% of the average closing price of the Class A Common Stock for the 30 days preceding the date of conversion. On March 1, 2005, we informed Mr. Theismann of our intention to make payment in full with shares of our common stock. Accordingly, Mr. Theismann submitted a Notice of Conversion to us. As a result, we will issue 100,000 shares of our Class A Common Stock to him in satisfaction of the note. The sale of the note was made pursuant to
Section 4(2) of the Securities Act and is exempt from registration.

         On March 24, 2005, Cyber Defense issued a Convertible Promissory Note to Guy K. Stewart, Jr., its former corporate counsel for the principal amount of $150,000. The note evidences a portion of the funds owed by us to Mr. Stewart for unpaid legal fees. We will pay the balance in cash. Interest will accrue on the note at the rate of 18% per annum and repayment terms require six equal monthly payments commencing April 30, 2005, with the last payment on September 30, 2005, to include all accrued interest. Mr. Stewart has the right to convert the outstanding amount of his note into shares of the Class A Common Stock at any time upon five days notice, and such conversion will be calculated at 50% of the average closing price of the Class A Common Stock for the 30 days preceding the date of conversion. On March 29, 2005, we informed Mr. Stewart of our intention to make payment in full with shares of our common stock. Accordingly, Mr. Stewart submitted a Notice of Conversion to us. As a result, we will issue 100,000 shares of our Class A Common Stock to Mr. Stewart in satisfaction of his note. The sale of the note was made pursuant to Section 4(2) of the Securities Act and is exempt from registration.

         On March 31, 2005, as compensation for services, the Company issued 5,461, 25,000 and 75,000 shares, respectively, of its Class A Common Stock to Blue Marlin, Inc., Mr. Jerry Beaulac and Affiliated Business Services, Inc. The issuance of stock was made pursuant to Section 4(2) of the Securities Act and is exempt from registration.

         On April 1, 2005, Cyber Defense entered into a Securities Purchase Agreement with AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners and New Millennium Capital Partners II, LLC, whereby the Company authorized the sale of a secured convertible term note in the aggregate principal amount of $4.0 million (the "AJW Notes"). The AJW Notes bear interest at 8% per annum, unless our common stock is greater than $4.25 per share for each trading day of a month, in which no event, no interest is payable during such month. The AJW Notes are convertible into common stock of the Company at a 40% discount to the average of the three lowest trading prices of our common stock during the 20 trading day period prior to conversion. In connection with the offering, the Company issued an aggregate of 4,000,000 warrants to purchase our common stock at a price of $4.25 per share. The warrants are exercisable for a period of five years. The offering was made pursuant to Section 4(2) of the Securities Act and is exempt from registration.

         All securities described above were issued in reliance upon the exemption set forth of Section 4(2) of the Securities Act of 1933.

ITEM 27. EXHIBITS

(a) Exhibits

Exhibit No.       Document

3.1 Articles of Incorporation of Cyber Defense Systems, Inc. (incorporated by reference to Exhibit 3.1 filed with Company's Form 8-K on February 23, 2005 ("February 2005 Form 8-K")).

4.1(a) $242,216.00 Corporate Promissory Note from On Alert to 9145-6442 Quebec, Inc (incorporated by reference to Exhibit 10.8(a) filed with the February 2005 Form 8-K).

4.1(a)(1)         Addendum  dated  February 9, 2005,  to the Note dated
                  August 23, 2004 (incorporated by reference to Exhibit
                  10.8(a)(1) filed with the February 2005 Form 8-K).

4.2 Intercreditor Agreement between On Alert, Equipment Depot, Inc. and 9145-6442 Quebec, Inc., dated September 21, 2004 (incorporated by reference to
                  Exhibit  10.8(d)  filed with the  February  2005 Form
                  8-K).

4.3(a) $100,000.00 Corporate Promissory Note from On Alert (Maker) to Proxity (Holder) dated March 13, 2004; due on or before November 30, 2004 (incorporated by reference to Exhibit 10.11(a) filed with the February 2005 Form 8-K).

4.3(b) Re-stated $100,000.00 Corporate Promissory Note from On Alert (Maker) to Proxity (Holder) Originally dated March 13, 2004 due on or before November 30, 2004 - Now dated February 1, 2005, and due November 30, 2005 (incorporated by reference to Exhibit 10.11(b) filed with the February 2005 Form 8-K).

4.4 $500,000.00 Corporate Promissory Note from Cyber Aero (Maker) to On Alert (Holder) dated March 10, 2004; due on or before November 30, 2005 (incorporated by reference to Exhibit 10.12 filed with the February 2005 Form 8-K).

4.5 Notice of Conversion dated September 1, 2004 Cherokee (Holder) elects to be issued 6,750,000 shares of Common Stock of On Alert (Maker) in satisfaction of $400.000.00 in debt evidenced by Convertible Corporate Promissory Note from On Alert in the amount of $400,425.00 (incorporated by reference to Exhibit
                  10.13 filed with the February 2005 Form 8-K).

4.6 $400,000.00 Corporate Promissory Note from On Alert (Maker) to Cherokee (Holder) dated March 13, 2004 due on or before November 30, 2004 (incorporated by reference to Exhibit 10.14 filed with the February 2005 Form 8-K).

4.7 $675,000.00 Corporate Promissory Note from On Alert (Maker) to Cherokee (Holder) dated July 15, 2004 due on or before November 30, 2005 (incorporated by reference to Exhibit 10.15 filed with the February 2005 Form 8-K).

4.8 $675,000.00 Corporate Promissory Note from Cyber Aero (Maker) to On Alert (Holder) dated July 15, 2004 due on or before November 30, 2005 (incorporated by reference to Exhibit 10.16 filed with the February 2005 Form 8-K).

4.9 $374,169.30 Corporate Promissory Note from On Alert (Maker) to Proxity (Holder) dated March 13, 2004 due on or before November 30, 2004 (incorporated by reference to Exhibit 10.17 filed with the February 2005 Form 8-K).

4.10 Notice of Conversion dated April 12, 2003 Proxity (Holder) elects to be issued 18,750,000 shares of Common Stock of On Alert (Maker) in satisfaction of $18,750.00 in debt evidenced by Convertible Corporate Promissory Note from On Alert in the amount of $18,750.00 (incorporated by reference to Exhibit
                  10.18 filed with the February 2005 Form 8-K).

4.11 $194,200.00 Corporate Promissory Note from On Alert (Maker) to Cherokee (Holder) dated September 28, 2004 due on or before November 30, 2005 (incorporated by reference to Exhibit 10.19 filed with the February 2005 Form 8-K).

4.12 Form of Secured Convertible Term Note issued to AJW Partners, LLC, dated as of April 1, 2005 (incorporated by reference to Exhibit 10.1 filed with the Company's Form 8-K on April 6, 2005 (the "April 2005 Form 8-K")).

4.13 Security Agreement in favor of AJW Partners, LLC, dated as of April 1, 2005 (incorporated by reference to Exhibit 10.3 filed with the April 2005 Form 8-K).

4.14 Intellectual Property Security Agreement with AJW Partners, LLC, dated as of April 1, 2005 (incorporated by reference to Exhibit 10.4 filed with the April 2005 Form 8-K).

4.15 Guaranty and Pledge Agreement in favor of AJW Partners, LLC, dated as of April 1, 2005 (incorporated by reference to Exhibit 10.5 filed with the April 2005 Form 8-K).

4.16 Amended Convertible Promissory Note issued to Joseph Theismann in the amount of $117,000 due September 30, 2005 (incorporated by reference to Exhibit 4.16 filed with the Company's amended Annual Report on Form 10KSB/A on April 26, 2005).

5.1*              Opinion of Gersten, Savage, Kaplowitz, Wolf & Marcus,
                  LLP.

10.1(a) Original Traptec Licensing Agreement between On Alert and the Traptec Corporation, dated November 10, 2003, with subsequent modifications (incorporated by reference to Exhibit 10.1(a) filed with the February 2005 Form 8-K).

10.1(b) First Modification to Traptec Licensing Agreement (incorporated by reference to Exhibit 10.1(b) filed with the February 2005 Form 8-K).

10.1(c)           Second   Modification   Traptec  Licensing  Agreement
                  (incorporated by reference to Exhibit 10.1(c) filed with the February 2005 Form 8-K).

10.2(a) Asset Purchase Agreement Between Cyber Aero And James Alman, dated March 5, 2004 (incorporated by reference to Exhibit 10.2(a) filed with the February 2005 Form 8-K).

10.2(b) Amendment dated January 11, 2005 to Alman Asset Purchase Agreement dated March 5, 2004 (incorporated by reference to Exhibit 10.2(b) filed with the February 2005 Form 8-K).

10.3 Original TSI Asset Purchase Agreement between Cyber Aero and Techsphere Systems International, LLC, dated as of March 10, 2004 with addendum (incorporated by reference to Exhibit 10.3 filed with the February 2005 Form 8-K).

10.4 Marketing and Sales Agreement between On Alert and Techsphere Systems International, LLC, dated May 1, 2004 (incorporated by reference to Exhibit 10.4 filed with the February 2005 Form 8-K).

10.5 Modification of the Original TSI Asset Purchase Agreement between Cyber Aero and Techsphere Systems International, LLC, Dated June 15, 2004 (incorporated by reference to Exhibit 10.5 filed with the February 2005 Form 8-K).

10.6(a) Equipment Purchase Agreement between On Alert Systems, Inc, and Equipment Depot, Inc., dated as of May 31, 2004, with Addendums And Subordination Agreement (incorporated by reference to Exhibit 10.6(a) filed with the February 2005 Form 8-K).

10.6(a)(1)        Addendum  dated  June  30,  2004,  to  the  Equipment
                  Purchase Agreement between On Alert Systems, Inc, and
                  Equipment  Depot,  Inc.,  dated  as of May  31,  2004
                  (incorporated by reference to Exhibit 10.6(a)(1) filed with the February 2005 Form 8-K).

10.6(a)(2)        Amendment #1 of August 6, 2004 to the Addendum  dated
                  June 30, 2004  (incorporated  by reference to Exhibit
                  10.6(a)(2) filed with the February 2005 Form 8-K).

10.6(a)(3)        Addendum  dated  September 28, 2004, to the Equipment
                  Purchase Agreement between On Alert Systems, Inc, and
                  Equipment  Depot,  Inc.,  dated  as of May  31,  2004
                  (incorporated by reference to Exhibit 10.6(a)(3) filed with the February 2005 Form 8-K).

10.6(a)(4)        Amendment  dated  February 8, 2005,  to the Equipment
                  Purchase Agreement between On Alert Systems, Inc, and
                  Equipment  Depot,  Inc.,  dated  as of May  31,  2004
                  (incorporated by reference to Exhibit 10.6(a)(4) filed with the February 2005 Form 8-K).

10.6(b) Money Purchase Contract between On Alert Systems, Inc, and Equipment Depot, Inc., dated as of May 31, 2004 (incorporated by reference to Exhibit 10.6(b) filed with the February 2005 Form 8-K).

10.6(b)(1)        Addendum  dated  July 28,  2004,  to  Money  Purchase
                  Contract   dated  May  31,  2004   (incorporated   by
                  reference  to  Exhibit   10.6(b)(1)  filed  with  the
                  February 2005 Form 8-K).

10.6(c) Registration Rights Agreement between On Alert Systems, Inc, and Equipment Depot, Inc., dated as of May 31, 2004 (incorporated by reference to Exhibit 10.6(c) filed with the February 2005 Form 8-K).

10.7(a)           Stock  Purchase  Agreement  between On Alert Systems.
                  Inc. and Allstars Marketing, Inc., dated as of August 19, 2004 (incorporated by reference to Exhibit 10.7(a) filed with the February 2005 Form 8-K).

10.7(a)(1)        Amendment  #1  dated  August  30,  2004 to the  Stock
                  Purchase  Agreement  between  On Alert  and  Allstars
                  Marketing, Inc., dated August 19, 2004 (incorporated by reference to Exhibit 10.7(a)(1) filed with the February 2005 Form 8-K).

10.7(a)(2)        Amendment  #2 dated  September  28, 2004 to the Stock
                  Purchase Agreement between On Alert and Cyber Defense
                  and   Allstars,   dated  as  of   August   19,   2004
                  (incorporated by reference to Exhibit 10.7(a)(2) filed with the February 2005 Form 8-K).

10.7(a)(3)        Amendment  #3 dated  February  8, 2005,  to the Stock
                  Purchase Agreement between On Alert and Cyber Defense
                  and   Allstars,   dated  as  of   August   19,   2004
                  (incorporated by reference to Exhibit 10.7(a)(3) filed with the February 2005 Form 8-K).

10.7(b) Registration Rights Agreement between On Alert Systems. Inc. and Allstars Marketing, Inc., dated as of August 19, 2004 (incorporated by reference to Exhibit 10.7(b) filed with the February 2005 Form 8-K).

10.8(a)           Assignment   of  Loan   Proceeds   (incorporated   by
                  reference to Exhibit 10.8(b) filed with the February 2005 Form 8-K).

10.8(b)           Assignment   of  Funding   Proceeds   to  Repay  Loan
                  (incorporated by reference to Exhibit 10.8(c) filed with the February 2005 Form 8-K).

10.9 Plan of Merger between On Alert and Cyber Defense Systems, dated August 24, 2004 (incorporated by reference to Exhibit 10.9 filed with the February 2005 Form 8-K).

10.10 Plan of Merger between On Alert Cyber and E-City Software, Inc., dated August 24, 2004 (incorporated by reference to Exhibit 10.10 filed with the February 2005 Form 8-K).

10.20(a) Employment Agreement between Cyber Defense and James Alman (incorporated by reference to Exhibit 10.20(a) filed with the February 2005 Form 8-K).

10.20(b) Employment Agreement between Cyber Defense and Andrea Facchinetti (incorporated by reference to Exhibit 10.20(b) filed with the February 2005 Form 8-K).

10.20(c) Employment Agreement between Cyber Defense and Barry Nelsen (incorporated by reference to Exhibit 10.20(c) filed with the February 2005 Form 8-K).

10.20(d) Employment Agreement between Cyber Defense and William C. Robinson (incorporated by reference to
                  Exhibit  10.20(d)  filed with the February  2005 Form
                  8-K).

10.20(e) Employment Agreement between Cyber Defense and Jaffray Stephens (incorporated by reference to
                  Exhibit  10.20(e)  filed with the February  2005 Form
                  8-K).

10.21 $110,000.00 Corporate Promissory Note from Cyber Defense to Joseph Theismann dated December 10, 2004; due on or before February 28, 2005 (incorporated by reference to Exhibit 10.21 filed with the February 2005 Form 8-K).

10.22 Agreement between Cyber Defense and Cyber Aero and Brayton Energy, LLC, dated September 27, 2004 (incorporated by reference to Exhibit 10.22 filed with the February 2005 Form 8-K).

23.1*             Consent of Hansen,  Barnett & Maxwell, a Professional
                  Corporation.

23.2 Consent of Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP (included in the opinion filed as Exhibit 5.1).

24.1*             Power of Attorney.

-------------------------
* Filed herewith.

ITEM 28. UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to any provision of the certificate of incorporation, bylaws, contract arrangements, statute, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes that:

         (1) It will file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

         (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) Include any additional or changed material information on the plan of distribution;

         (2) For determining liability under the Securities Act of 1933, it will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

         (3) It will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (4) For determining any liability under the Securities Act of 1933, it will treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as part of this registration statement as of the time the Commission declared it effective.

         (5) For determining any liability under the Securities Act of 1933, it will treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of St. Petersburg, Florida, on May 18, 2005.

                           CYBER DEFENSE SYSTEMS, INC.

                                            By:  /s/ William C. Robinson
                                                 -------------------------
                                                 William C. Robinson,
                                                 Principal Executive Officer,
                                                 Chairman, CEO and CFO,

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

                      Name                                Title                               Date
                    --------                             --------                           --------

 /s/ William C. Robinson                      Chairman, CEO, CFO, Principal Executive,     May 18, 2005
 -----------------------                      Accounting and Financial Officer
 William C. Robinson

 /s/ James Alman*                             President and Director                       May 18, 2005
 ----------------
 James Alman

 /s/ Barry Nelsen*                            Vice-President, Government Sales             May 18, 2005
 ----------------
  Barry Nelsen

 /s/ Marinko Vekovic*                         Director                                     May 18, 2005
 -------------------
 Marinko Vekovic

 /s/ Joseph A. Grace, Jr.*                    Director                                     May 18, 2005
 ------------------------
 Joseph A. Grace, Jr.

 /s/ Stephen I. Johnson RADM USN (ret.)*      Director                                     May 18, 2005
 --------------------------------------
 Stephen I. Johnson RADM USN (ret.)

* Pursuant to a power-of-attorney granted to William C. Robinson on May 18, 2005 to sign on the respective person's behalf, individually and in each capacity stated above, all amendments and post-effective amendments to this registration statement and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended.